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As filed with the Securities and Exchange Commission on August 27, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Registration No. 333-	POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Registration No. 333-87572

MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4841 (Primary Standard Industrial Classification Code Number)	84-1342898 (I.R.S. Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(973) 237-9499
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Bradley D. Holmstrom, Esq.
General Counsel
MDU Communications International, Inc.
60-D Commerce Way
Totowa, New Jersey 07512
(973) 237-9499
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Arnold R. Kaplan, Esq.
Shughart Thomson & Kilroy, P.C.
1050 Seventeenth Street, Suite 2300
Denver, Colorado 80265

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Registration Fee

Common Stock issuable upon exercise of warrants	4,200,000	$0.31 - $0.43(2)	$1,788,000(2)	$164.50(6)

Common Stock issuable upon conversion of convertible promissory notes	3,939,534	$0.33(3)	$1,300,046(3)	$119.60(6)

Common Stock(4)	194,533	$0.50(5)	$159,766(5)	$14.70(6)

Common Stock issuable upon exercise of warrants(7)	5,002,500	$0.25 - $0.43(8)	$1,663,875(8)	$133.01 (11)

Common Stock(9)	3,740,151	$0.73(10)	$2,730,310(10)	$220.88(11)

TOTAL	17,076,718	—	$7,492,391	$652.69

(1)
The number of shares being registered represents our good faith estimate of the maximum number of shares we may issue upon (a) exercise of common stock purchase warrants, and (b) conversion of certain convertible promissory notes. The actual number of shares of common stock received upon conversion of the convertible promissory notes and upon exercise of the warrants may vary from this number. In addition to the shares set forth in the table, the amount of shares to be registered under this registration statement includes an indeterminate number of shares issuable upon conversion of the convertible promissory notes and upon exercise of warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)
Based on warrant exercise prices that range from $0.31 to $0.43.

(3)
Based on a conversion price of $0.33 per share.

(4)
Represents 119,533 shares of common stock issued to Sheldon B. Nelson, President, Chief Executive Officer and Director of the Company in lieu of salary and 75,000 shares of common stock issued to Haywood Securities, Inc., at a basis price of $0.33 per share. The shares issued to Haywood Securities, Inc. were in lieu of a "placement fee" for the Trinity Pacific Investment Limited investment in the Registrant. The original amount registered under Registration Statement No. 383-87572 was 319,533; however, 125,000 shares have now been sold and, consequently, are hereby deregistered.

(5)
Based on the average of the reported best bid and best ask prices of the common stock reported on the OTC Bulletin Board on May 1, 2002, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(6)
Previously submitted under Registration Statement No. 333-87572. Pursuant to Rule 429, the registration fee submitted herewith does not include $298.80 paid previously in connection with 8,459,067 shares of our common stock, the unsold portion of which (8,334,067) are being carried forward from Registration Statement No. 333-87572.

(7)
Includes 600,000 shares of common stock issuable to Casimer Capital, LLC (the "Agent") upon exercise of warrants issued to the Agent as compensation for services rendered in connection with the Company's private placement conducted in June 2003.

(8)
Based on a warrant exercise prices that range from $0.25 to $.43 per share.

(9)
Includes common stock issued in the Company's June 2003 private placement and 207,843 shares of common stock issued to Sheldon B. Nelson, President, Chief Executive Officer and Director in lieu of salary.

(10)
Based on the average of the reported best bid and best ask prices of the common stock reported on the OTC Bulletin Board on August 25, 2003, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(11)
The sum of $353.89 is included herewith in payment of the registration fee on the additional 8,742,651 shares of common stock registered hereunder.

        PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS. THE PROSPECTUS RELATES TO AN AGGREGATE OF 8,334,067 SHARES OF OUR COMMON STOCK PREVIOUSLY REGISTERED FOR SALE IN A REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 333-87572, AND REGISTERS AN ADDITIONAL 8,742,651 SHARES OF OUR COMMON STOCK. AN ADDITIONAL REGISTRATION FEE OF $353.89 IS BEING SUBMITTED IN CONNECTION HEREWITH.

        THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-87572. THIS POST EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT AS AMENDED

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. MDU COMMUNICATIONS INTERNATIONAL, INC. AND THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

The information in this prospectus is not complete and may be changed. MDU Communications International, Inc. and the Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

17,076,718 Shares

MDU COMMUNICATIONS INTERNATIONAL, INC.

Common Stock

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512
(973) 237-9499

        We have prepared this prospectus to allow certain Selling Stockholders to continue to sell up to 8,334,067 shares of our common stock previously registered in Registration No. 333-87572 which remain unsold ("Selling Stockholders A") and certain additional Selling Stockholders to sell up to 8,742,651 recently acquired shares of our common stock ("Selling Stockholders B") for a total of 17,076,718 shares of our common stock ("collectively, the "Selling Stockholders") which the Selling Stockholders currently hold or may acquire upon conversion of certain convertible promissory notes or upon the exercise of warrants to purchase shares of our common stock. See page 35 of this prospectus for the names of the Selling Stockholders A and Selling Stockholders B. Certain of the Selling Stockholders are included as both Selling Stockholders A and Selling Stockholders B

        We are registering these shares by filing a registration statement with the Securities and Exchange Commission using a "Shelf" registration process. This process allows the Selling Stockholders to sell their common stock over a period of time in varying amounts as described under "Plan of Distribution" on page 39 of this Prospectus.

        We will receive no proceeds from the conversion of the promissory notes or the sale of any of our common stock by the Selling Stockholders. We will receive the proceeds from the Selling Stockholders' exercise of warrants. However, the Selling Stockholders are under no obligation to exercise the warrants.

        Our shares are quoted on the OTC Bulletin Board under the symbol "MDTV."

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS"
BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August     , 2003

        Except as otherwise required by the context, all references in this prospectus to "we," "us, "our," or "Company" refer to the consolidated operations of MDU Communications International, Inc., a Delaware corporation, and its wholly owned subsidiaries, MDU Communications Inc., a Canadian corporation, and MDU Communications (USA) Inc., a Washington corporation.

PROSPECTUS SUMMARY

        This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the section entitled "Risk Factors," and our Consolidated Financial Statements and the related Notes to those statements included in this prospectus. This prospectus contains certain forward-looking statements. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. See "Cautionary Note Regarding Forward-Looking Statements."

Our Business

        We concentrate exclusively on delivering state-of-the art digital satellite television and high-speed Internet solutions to the United States multi-dwelling unit ("MDU") residential market—estimated to include 26 million residences. MDUs include apartment buildings, condominiums, gated communities, universities, nursing homes, hospitals, hotels, motels, and other properties having multiple units located within a defined area. We seek to differentiate ourselves from other service providers through a unique strategy of balancing the information and communications needs of today's MDU residents with the technology concerns of the property managers and owners and providing the best overall services to both. To accomplish this objective, we have partnered with such groups as DIRECTV, Inc. and Cisco Systems, Inc. and have been working with large U.S. property owners and real estate investment trusts ("REITs") such as AvalonBay Communities, Trammell Crow Residential, Roseland Property Company, KSI Services, as well as many others, to understand and meet the technology needs of these groups.

        We earn our revenue through the sale of digital satellite television programming and high-speed Internet services to residents of MDUs. We negotiate long-term access agreements with the owners and managers of MDU properties allowing us the right to provide digital satellite television and high-speed Internet services, and potentially other services, to their residents. We have two types of digital satellite television service—Digital Broadcast Service ("DBS"), which uses an in-suite set-top digital box, and private cable service, where digital satellite television programming can be tailored to the needs of an individual property. For DBS, under our agreement with programming provider DIRECTV, we receive a substantial upfront subscriber activation subsidy for each net new subscriber, a percentage of the fees charged by DIRECTV to the subscriber each month, and also a per subscriber monthly digital access fee for subscriber rental of the set-top box and the connection to the property satellite network system. In our private cable systems, our revenues result from the difference between the wholesale price charged to us by program providers and the price we charge for the private cable programming package. In addition, we derive revenue from installation services to building owners and managers for the construction of wiring and the installation of equipment to allow for telecommunications services. From subscribers to our Internet service, we earn a monthly Internet access service fee.

        Our common stock trades under the symbol "MDTV" on the OTC Bulletin Board. Our principal executive offices are located at 60-D Commerce Way, Totowa, New Jersey 07512 and our telephone number is (973) 237-9499. Our website is located at www.mduc.com.

The MDU Market

        The United States MDU market represents a large niche market of potential telecommunications customers. There are over 26 million MDU television households out of a total of 100 million U.S. television households with the most densely populated MDU areas in the Northeast. Our short-term goal is to become a significant provider of bundled MDU products and services to the over 8 million MDUs in Northeastern United States marketplace.

        Historically, the MDU market has been served by local cable television operators. Generally, these providers used analog technology, and MDU residents could not access digital or competitive services. Additionally, the relationship between the property owners and managers that control access to these properties and the cable operator have been significantly strained over the past 15 years due to the monopolistic sentiment of the cable operator.

        We believe that today's MDU market offers us a very good business opportunity because:

  •
  Advances in communication and information technology have created demand for new state-of-the-art services such as digital satellite television.

  •
  Regulatory changes in the United States authorizing the provision of digital satellite television services and local channels has given television viewers the opportunity to choose the provider of their television programming based on quality of signal, cost and variety of programming.

  •
  Our marketing program focuses on the choice and benefits of using satellite television programming over cable programming.

  •
  A number of MDUs are underserved by cable television providers or digital satellite television private cable providers. In addition, the market has only been enhanced by the recent pull back by many competitors, leaving the residential MDU community with very little choice among alternative service providers.

  •
  To date, DIRECTV and other digital satellite television program providers have focused primarily on the single-family residence market because of the lower cost of deployment and fewer technical difficulties than those incurred in MDU properties and are now gearing to capitalize on the MDU market.

The Industry

        The home entertainment and video programming industry is competitive, and we expect competition to intensify in the future. We face our most significant competition from the franchised cable operators. In addition, our competition includes other satellite providers, wireless cable and off-air broadcasters:

        Hardwired Franchised Cable Systems.    Cable companies currently dominate the market in terms of subscriber penetration, the number of programming services available, audience ratings and expenditures on programming. In the U.S., the traditional cable companies serve an estimated 78% of the 100 million U.S. television households. The majority of cable operators currently use analog technologies, which produce inferior quality video and sound compared to digital technologies. Many cable operators have begun the process of upgrading to a digital signal; however, this transition requires significant capital outlays and time to deploy. Cable operators are also beginning to offer telephony. In the meantime, we believe that direct to home ("DTH") providers like us have a window of opportunity in which to acquire and consolidate a significant subscriber base by providing a higher quality signal and over 200 video and audio channels at a comparable price to most cable operators' current service.

        Off-Air Broadcasters.    A majority of U.S. households that are not serviced by cable operators are serviced only by broadcast networks and local television stations ("off-air broadcasters"). Off-air broadcasters send signals through the air, which are received by traditional television antennas at the customer's property. Signals are accessible to anyone with an antenna, and programming is funded by advertisers. Audio and video quality is limited and service can be adversely affected by weather or by buildings blocking a signal.

        Wireless Cable Systems (Multi-Channel Multi-Point Distribution Services ("MMDS")).    MMDS systems are a hybrid of cable transmission and off-air broadcasting. MMDS was developed as an alternative where hard-wired cable systems are unavailable or not possible. MMDS programming is transmitted by local cable operators in a scrambled form through the air via microwave frequencies to a small microwave dish at the subscriber's property, which converts the signal to a frequency band used by standard cable services. However, this system generally requires a direct "line-of-sight" from the transmission facility to the subscriber's receiving dish, which limits its range and capability of being received. There are very few MMDS providers operating in North America and they serve regional markets only.

Corporate History

        Our Canadian operating company, MDU Communications Inc. ("MDU Canada"), was incorporated in March 1998. In November 1998, MDU Canada's shareholders sold all of their MDU Canada stock to Alpha Beta Holdings, Ltd., an inactive U.S. public reporting company, in exchange for Alpha Beta stock, and renamed it "MDU Communications International, Inc." Alpha Beta was incorporated in Colorado in July 1995, but never conducted any significant business activities and was essentially inactive in November 1998. In April 1999, we reincorporated MDU Communications International, Inc. in Delaware. In March 2000, we formed MDU Communications (USA) Inc., a Washington corporation ("MDU USA") to conduct business in the U.S. In May of 2000, MDU USA entered into a MDU System Operator Agreement with DIRECTV, Inc. ("DIRECTV"), the largest United States provider of satellite television programming. We now operate essentially as a holding company with MDU Canada and MDU USA as our wholly owned operating subsidiaries.

        In early 2001, the Company made a fundamental re-assessment of its business plan and determined that the most profitable markets lay in densely populated areas of the United States. The Company changed its corporate focus and business strategy from serving the entire North American MDU market, to several key U.S. markets, beginning with the Northeast United States. To further this change in corporate focus, on January 31, 2001 and April 27, 2001, respectively we completed a two-stage agreement with Star Choice Television Network, Inc. ("Star Choice"), one of our Canadian strategic partners, for the sale of certain satellite television assets for a total adjusted selling price of approximately $7.0 million. As a result, by May 30, 2001, the Company relocated its operations and certain key employees to our New York Metro Area office in Totowa, New Jersey. MDU Canada currently carries on no significant business. To further our U.S. presence, on April 30, 2001, the Company acquired New England-based Digital Solutions, LLC, giving it an immediate presence in the New England area with over 3,100 new subscribers and 700 subscribers-in-progress. As part of this acquisition, the Company assumed all obligations and benefits of Digital Solutions' interest in a joint venture agreement with AvalonBay Cable I, Inc., an affiliate of AvalonBay Communities, Inc., (the "Avalon Digital Joint Venture") for the purpose of managing, owning and otherwise operating systems and equipment to provide digital satellite television services to certain number of AvalonBay's residential communities. On July 28, 2003, we purchased the outstanding ownership interests in the Avalon Digital Joint Venture from AvalonBay Cable I, Inc., making it a wholly owned Joint Venture.

        We began offering high-speed (broadband) Internet access services in July of 2000. In July of 2001, we entered into a Master Lease Agreement to Purchase Equipment with Cisco Systems, Inc. ("Cisco"). Under this agreement, we receive preferred pricing and discounts for equipment purchased to support our high-speed Internet services. As part of this agreement, Cisco has extended $500,000 of lease financing to the Company to purchase Internet related equipment and to finance a portion of installation costs.

The Offering

Common Stock Offered by Selling Stockholders B:	8,742,651
Common Stock Offered by Selling Stockholders A under previous Registration No. 333-87572:	8,334,067
Common Stock Outstanding Before this Offering:	18,105,925
Common Stock to be Outstanding after this Offering: (Assumes all Convertible Promissory Notes are converted to Common Stock and all Warrants are exercised)	35,182,643
Use of Proceeds from Conversion of Convertible Promissory Notes and Sale of Common Stock:	We will not receive any proceeds from conversion of the Convertible Promissory Notes or the sale of the shares of our Common Stock offered by the Selling Stockholders.
Use of Proceeds from Exercise of Warrants:
We will receive the exercise price of any warrants that are exercised by the Selling Stockholders. We intend to use any proceeds from exercise of warrants for working capital and general corporate purposes.
NASD OTC Bulletin Board Symbol:	MDTV

Risk Factors

        Potential investors should carefully consider the risk factors set forth under the caption "Risk Factors" beginning on Page 8 and the other information included in this prospectus prior to purchasing our common stock. An investment in our common stock involves a high degree of risk. We have a limited operating history, have experienced losses since inception and, only recently, have achieved positive operating cash flow. Our operations are dependent on the viability of our unproven business model, our relationships with strategic partners and key vendors, and the availability of additional capital. See "Risk Factors" for a description of these and other risks.

Summary Financial Data

        The following summary financial information was derived from our historical consolidated financial statements. You should read this information in conjunction with the Consolidated Financial Statements and the related Notes, and the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations," contained elsewhere in this prospectus.

	Year Ended September 30,		Nine Months Ended June 30,
	2002	2001	2003	2002
Consolidated Statement of Operations Data:
Revenues	$3,015,709	$1,117,607	$2,641,708	$2,144,382
Operating expenses	$5,174,356	$5,714,352	$3,418,482	$3,638,756
Gain on sale of net assets	—	$2,401,695	$165,950	$(5,782)
Interest expense	$865,743	$321,900	$921,061	$742,959
Net loss	$(2,988,036)	$(2,426,455)	$(1,344,244)	$(2,204,417)
Basic and diluted loss per share	$(0.16)	$(0.14)	$(0.06)	$(0.12)
Weighted average common shares outstanding	18,384,874	17,580,952	21,403,432	18,114,797
	September 30, 2002	June 30, 2003
Consolidated Balance Sheet Data:
Total assets	$6,447,227	$6,211,719
Total liabilities	3,127,416	2,222,363
Total stockholders' equity	3,319,811	3,989,356

RISK FACTORS

        You should carefully consider the following risk factors in addition to the other information set forth in this prospectus before you decide to buy our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

We May Be Unable To Meet Our Future Capital Requirements.

        We may require additional capital to finance our continued expansion. Our existing capital and funds from operations may not be sufficient to meet our anticipated cash needs during the fiscal year ending September 30, 2003. Because of the uncertainties in raising additional capital, there can be no assurance that we will be able to obtain the necessary capital to finance our operations and growth. Insufficient capital will require us to delay and scale back or eliminate our proposed development activities.

We Have Incurred Losses Since Inception And May Incur Future Losses.

        To date, we have not shown a profit in our operations. Through the nine months ended June 30, 2003, we have incurred net losses of approximately $16,550,000. We do not expect to have sustainable profitable operations until sometime after fiscal year 2003, and we cannot assure that we will ever achieve or attain profitability. If we cannot achieve operating profitability or positive cash flows, we may not be able to meet our working capital requirements, which could have a material adverse effect on our business and may impair our ability to continue as a going concern.

We Have A Limited Operating History.

        We commenced operations in August 1998. Accordingly, we have a limited operating history and our business strategy may not be successful. Our failure to implement our business strategy or an unsuccessful business strategy could materially adversely affect our business, financial condition and operating losses.

We Depend Upon Our Relationship With DIRECTV.

        In May 2000, we entered into a five-year system operator agreement with DIRECTV to install and maintain distribution systems in MDU properties. Under our agreement with DIRECTV, we may not maintain MDU distribution systems or market direct-to-home satellite broadcast services for others. Consequently, we are totally dependent upon DIRECTV for set-top programming. During the fiscal year ended September 30, 2002, revenues from DIRECTV were 12% of our total revenues. DIRECTV is not required to use us on an exclusive basis for marketing its programming to MDUs. Also, adverse events at DIRECTV beyond our control could adversely affect us.

We Face Competition.

        We face competition from others who are competing for a share of the MDU subscriber base including other satellite companies, other DIRECTV system operators, cable companies and off-air broadcasters. Also, DIRECTV itself could corporately focus on MDUs. Other companies with substantially greater assets and operating histories could enter this market. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services. In addition, increased competition could result in reduced subscriber fees, reduced margins and loss of market share, any of which could harm our business.

We Need To Manage Our Growth.

        We have experienced growth, but to manage potential future growth effectively, we must improve our operational, financial and management information systems and must hire, train and manage our employees and commissioned salespersons. Our future success will also depend on the ability to increase our customer base and to attract and retain qualified technical, sales, marketing and management personnel, for whom competition is intense. We may not be able to effectively manage such growth, and failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We Depend On Key Personnel To Maintain Our Success.

        Our success depends substantially on the continued services of our executive officers and key employees, in particular Sheldon Nelson and Patrick Cunningham. The loss of the services of any of our key executive officers or key employees could harm our business. None of our key executive officers or key employees currently has a contract that guarantees their continued employment by us. There can be no assurance that any of these persons will remain employed by us or that these persons will not participate in businesses that compete with us in the future.

We May Issue Preferred Stock.

        Our Board of Directors has the authority to issue up to 5,000,000 shares of convertible preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any vote or action by our common stockholders. The rights of the holders of the common stock will be subject to, and could be materially adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing flexibility in connection with corporate purposes, could have the effect of delaying, deferring or preventing a change in control, discouraging tender offers for the common stock, and materially adversely affecting the voting rights and market price of the common stock.

Issuance Of Shares Of Common Stock In The Future.

        Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our existing stockholders. Also, any stock we sell in the future may be valued on an arbitrary basis by us and the issuance of shares of common stock for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by existing shareholders.

Technological Change.

        The market for digital satellite television and high-speed Internet products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. Our keeping pace with the introduction of new standards and technological developments could result in additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm our ability to attract and retain users.

System Disruptions.

        Our ability to attract and retain subscribers depends on the performance, reliability and availability of our services and infrastructure. We may experience periodic service interruptions caused by temporary problems in our own systems or in the systems of third parties upon whom we rely to provide service or support. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems and interrupt our services. Service disruptions could adversely affect our revenue and, if they were prolonged, would seriously harm our business and reputation. We do not carry business interruption insurance to compensate for losses that may occur as a result of these interruptions. Any of these problems could adversely affect our business.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "the Company believes," "management believes" and similar language. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under "Risk Factors" described in that section, and "Management's Discussion and Analysis." Our actual results may differ materially from results anticipated in these forward-looking statements. We base our forward-looking statements on information currently available to us, and we assume no obligation to update them.

        Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

        We will not receive any proceeds upon conversion of the convertible promissory notes or upon the sale of the shares by the Selling Stockholders.

        We will receive the exercise price of the warrants that are exercised by the Selling Stockholders. Assuming exercise of all the Selling Stockholders' warrants, the gross proceeds to us would be approximately $3,432,000, although some warrant agreements contain a cashless exercise provision. We intend to use any proceeds from exercise of the warrants for working capital and general corporate purposes.

PRICE RANGE OF COMMON STOCK

        Our common stock is not traded on a national securities exchange or the Nasdaq Stock Market. It has been quoted on the OTC Bulletin Board under the symbol "MDTV" since December 2, 1998. The range of the high and low bid quotations on the on the OTC Bulletin Board during each fiscal quarter as reported by Bloomberg, L.P., is as follows:

	High	Low
	Fiscal Year 2003
Quarter Ended
June 30, 2003	$0.55	$0.22
March 31, 2003	0.31	0.17
December 31, 2002	0.34	0.15
	Fiscal Year 2002
Quarter Ended
September 30, 2002	$0.50	0.25
June 30,2002	0.63	0.35
March 31, 2002	0.77	0.33
December 31, 2001	0.50	0.25
	Fiscal Year 2001
Quarter Ended
September 30, 2001	$0.48	$0.26
June 30, 2001	0.74	0.37
March 31, 2001	0.71	0.23
December 31, 2000	1.50	0.25
	Fiscal Year 2000
Quarter Ended
September 30, 2000	$2.50	$0.81
June 30, 2000	6.75	1.53
March 31, 2000	9.00	2.13
December 31, 1999	1.88	0.31
	Fiscal Year 1999
Quarter Ended
September 30, 1999	$1.72	$0.63
June 30, 1999	2.38	1.06
March 31, 1999	2.69	1.44
December 31, 1998	1.56	1.31

        These quotations are in U.S. Dollars and reflect the inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

        As of August 8, 2003 there were approximately 85 holders of record of our common stock, excluding share positions held by broker-dealers. In total, the Company has approximately 3,000 shareholders.

"PENNY STOCK" RULES

        The Company's common stock is a "penny stock" which is subject to Rule 15g-9 under the Securities Exchange Act of 1934. It is considered penny stock because it is not listed on a national exchange or NASDAQ, its bid price is below $5.00 per share, has net tangible assets of less than $5,000,000, and average annual revenue has not exceeded $6,000,000 in the past three years.

        As a result, broker-dealers must comply with additional sales practices requirements. Broker-dealers must determine that the investment is suitable for the buyer and receive the buyer's written agreement to the transaction before they can sell the Company's common stock to buyers who are not the broker-dealer's established customers or institutional accredited investors. In addition, broker-dealers must deliver to the buyer before the transaction a disclosure schedule which explains the penny stock market and its risks, discloses the commissions to be paid to the broker-dealer, discloses the stock's bid and offer quotations, and discloses if the broker-dealer is the sole market maker in the stock.

DIVIDEND POLICY

        We have not paid any cash dividends and we do not anticipate that we will pay cash dividends on our common stock in the foreseeable future. Payment of cash dividends is within the discretion of our Board of Directors and will depend, among other factors, upon our earnings, financial condition and capital requirements.

EQUITY COMPENSATION PLAN INFORMATION (June 30, 2003)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
	2,556,000(1)	$0.41	1,319,000(1)
	250,000(2)	$1.23	0(2)
Equity compensation plans approved by security holders	See footnote (1) below
Equity compensation plans not approved by security holders	See footnote (2) below

(1)
2001 Stock Option Plan was approved by the shareholders on May 10, 2001, see Note 4(a) to the audited financial statements.

(2)
Supplier Stock Option Plan, see Note 4(a) to the audited financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Note Regarding Forward-Looking Statements

        The statements contained in this Management's Discussion and Analysis that are not historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. In some cases, you can identify forward-looking statements by our use of words such as "may," "will," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue" or the negative or other variations of these words, or other comparable words or phrases. Factors that could cause or contribute to such differences include, but are not limited to, the fact that we are a start-up company, we may need to raise additional funds to meet business plan projections, we are dependent on our program providers for satellite signals and programming, our ability to successfully expand our sales force and marketing programs, changes in our suppliers' or competitors' pricing policies, the risks that competition, technological change or evolving customer preferences could adversely affect the sale of our products, unexpected changes in regulatory requirements and other factors identified from time to time in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to our Annual Report on Form 10-KSB filed on or about January 14, 2003.

        Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of forward-looking statements. We are under no duty to update any of our forward-looking statements after the date of this report. You should not place undue reliance on forward-looking statements.

Overview

        In this discussion, the words "MDU Communications," "the Company," "we," "our," and "us" refer to MDU Communications International, Inc. together with its subsidiaries, where appropriate.

        MDU Communications International, Inc. concentrates exclusively on delivering state-of-the-art digital satellite television and high-speed Internet solutions to the United States multi-dwelling unit ("MDU") residential market, estimated to include 26 million residences. MDUs include apartment buildings, condominiums, gated communities, universities, nursing homes, hospitals, hotels, motels and other properties having multiple units located within a defined area. We seek to differentiate ourselves from other service providers through a unique strategy of balancing the information and communication needs of today's MDU residents with the technology concerns of property managers and owners and providing the best overall service to both. To accomplish this objective, we have partnered with such groups as DIRECTV, Inc. and Cisco Systems, Inc. and have been working with large U.S. property owners and real estate investment trusts (REITs) such as AvalonBay Communities, Trammell Crow Residential, Roseland Property Company, KSI Services, The Related Companies, as well as many others, to understand and meet the technology needs of these groups.

        Our Canadian operating company, MDU Communications Inc. ("MDU Canada"), was incorporated in March 1998. In November 1998, MDU Canada's shareholders sold all of their MDU Canada stock to MDU Communications International, Inc., a Colorado corporation. In April 1999, we reincorporated MDU Communications International, Inc. in Delaware. In March 2000, we formed MDU Communications (USA) Inc., a Washington corporation ("MDU USA") to conduct business in the U.S. In May of 2000, MDU USA entered into a MDU System Operator Agreement with DIRECTV, Inc. ("DIRECTV"), the largest United States provider of satellite television programming.

We now operate essentially as a holding company with MDU Canada and MDU USA as our wholly owned operating subsidiaries.

        In early 2001, the Company made a fundamental re-assessment of its business plan and determined that the most profitable markets lay in densely populated areas of the United States. The Company changed its corporate focus and business strategy from serving the entire North American MDU market, to several key U.S. markets, beginning with the Northeast United States. To further this change in corporate focus, we entered into an agreement with Star Choice Television Network, Inc. ("Star Choice"), one of our Canadian strategic partners, for the sale of certain Canadian satellite television assets for a total adjusted selling price of approximately $7.0 million. As a result, by May 30, 2001, the Company had relocated its operations and certain key employees to our New York Metro Area office in Totowa, New Jersey. To further our U.S. presence, on April 30, 2001, the Company acquired New England-based Digital Solutions, LLC, giving it an immediate presence in the New England area with over 3,100 new subscribers and 700 subscribers-in-progress. As part of this acquisition, the Company assumed all obligations and benefits of Digital Solutions' interest in a joint venture agreement with AvalonBay Cable I, Inc., an affiliate of AvalonBay Communities, Inc., for the purpose of managing, owning and otherwise operating systems and equipment to provide digital satellite television services to certain number of AvalonBay's residential communities. On July 28, 2003, we purchased the outstanding ownership interests in the Avalon Digital Joint Venture from AvalonBay Cable I, Inc., making it a wholly owned Joint Venture. MDU Canada currently carries on only an insignificant amount of business.

        The Company earns its revenue through the sale of digital satellite television programming and high-speed Internet services to residents of MDUs. We negotiate long-term access agreements with the owners and managers of MDU properties allowing us the right to provide digital satellite television and high-speed Internet services, and potentially other services, to their residents, resulting in monthly annuity-like revenue streams. We offer two types of digital satellite television service; Digital Broadcast Service ("DBS"), which uses an in-suite set-top digital box, and Private Cable service, where digital satellite television programming can be tailored to the needs of an individual property. For DBS, we exclusively offer DIRECTV programming packages. From our DBS offerings we receive the following revenue; (i) a substantial upfront subscriber activation subsidy from DIRECTV for each net new subscriber, (ii) a percentage of the fees charged by DIRECTV to the subscriber each month for programming, and (iii) a per subscriber monthly digital access fee we bill subscribers for rental of the set-top box and connection to the property satellite network system. From our Private Cable offerings, our revenues result from the difference between the wholesale price charged to us by program providers and the price we charge subscribers for the private cable programming package. We provide these above services on an individual subscriber basis, but in many properties we provide these services in bulk to the property owner, resulting in one invoice and thus minimizing churn, collection and bad debt exposure. On occasion, we derive revenue from installation services to building owners and managers for the construction of wiring and the installation of equipment to allow for telecommunications services.

        We began offering high-speed (broadband) Internet access services in July of 2000. In July of 2001, we entered into a Master Lease Agreement to Purchase Equipment with Cisco Systems, Inc. ("Cisco"). Under this agreement, we receive preferred pricing and discounts for equipment purchased to support our high-speed Internet services. As part of this agreement, Cisco has extended $500,000 of lease financing to the Company to purchase Internet related equipment and to finance a portion of installation costs. From subscribers to our Internet service, we earn a monthly Internet access service fee. Again, in many properties we provide this service in bulk.

        Industry-wide, demand for digital satellite television is still outpacing traditional cable. The Television Bureau of Advertising recently reported that franchised cable penetration rates are at a six-year low. Nielson Media Research has reported that wired cable has fallen from 69.2% of American homes to 68.9% in the past year (2002). During the same period, digital satellite television increased its penetration from 12.3% of American homes to 14.4%. The trend is expected to continue. The Carmel Group is forecasting a 0.6% annual decline in subscribers to wired cable, whereas satellite television is expected to grow at a rate of 8.2% per year, through 2008. The Company has also experienced increased demand for its services; however, demand has outpaced the Company's financial resources.

        During the first fiscal quarter 2003 ended December 31, 2002, the Company reached an important milestone—positive earnings before interest, taxes, depreciation, amortization and non-cash stock option plan charges ("EBITDA"), of $108,669 and cash provided by operating activities of $87,523. For the nine months ended June 30, 2003, we again recorded positive EBIDTA of $557,458 and cash provided by operating activities of $265,836. The Company uses the common performance gauge of EBITDA to evidence earnings exclusive of mainly non-cash events, as is common in the technology, and particularly the cable industries. The most directly comparable GAAP reference is simply the removal of—in the Company's case—interest, depreciation, amortization and non-cash charges related to its stock option. Revenue and total subscribers decreased during the recent quarter due to the sale of non-core systems and subscribers.

Revenue and Subscriber Growth By Quarter

Quarter	Revenue	Subscribers
Q3 -'03	$844,420	13,794
Q2 -'03	$942,130	13,995
Q1 -'03	$827,308	14,096
Q4 -'02	$870,317	13,704
Q3 -'02	$825,192	11,061
Q2 -'02	$688,841	7,741
Q1 -'02	$630,349	6,883
Q4 -'01	$362,875	6,067

        In addition, recurring revenue as a percentage of total revenue has been substantially increasing. During the period ended June 30, 2003, recurring revenue was 94% of total revenues, whereas on average for fiscal year 2002, it was only 54%. As for subscriber growth, the Company has had to again slow down its growth during the quarter due to financial constraints. With the proceeds from the June 30, 2003 equity financing, mentioned below, the Company believes that it will be able to again increase subscribers in the upcoming quarters.

        One of the main challenges facing the Company over the past year has been its available cash. On June 30, 2003, the Company, with the assistance of Casimir Capital as placement agent, closed an equity private placement pursuant to a Confidential Offering Memorandum for 11 equity units at $75,000 per unit, each consisting of 300,000 Company common shares at a price of $0.25 per share and 300,000 five-year warrants to purchase Company common shares at an exercise price of $0.33 per share. Net proceeds to the Company were $663,937, which are being used partially to retire high interest debt and partially for subscriber growth.

        On July 28, 2003, the Company purchased Ava Cable I, Inc.'s fifty percent interest in the Avalon Digital Joint Venture for approximately $318,000. As of that date, the Avalon Digital Joint Venture provided services to approximately 2,084 subscribers in eleven properties. On July 30, 2003, the Avalon Digital Joint Venture sold 1,273 digital satellite television subscribers in five properties to CSC Holdings, Inc. for $1,200 per subscriber. The total sales price, including a cost for some additional equipment, was $1,557,600. Approximately 25% of the purchase price will be held in escrow for eighty days to confirm the number of subscribers. After certain transactional deductions, including a negotiated recoupment to the Company of approximately $150,000 of the $318,000 purchase price, the net proceeds from the five property sale will flow fifty percent to MDU Communications (USA) Inc. with the other fifty percent being apportioned to each of the owner entities of the five properties involved in the CSC Holdings sale.

        Although we have incurred operating losses since inception, since focusing on operations in the most profitable U.S. markets, our recurring revenues have steadily increased. We should be able to maintain positive EBIDTA on a going forward basis. Although we believe that the Company can reach profitability with existing financial resources, to aggressively reach our business plan goals, the funding of all our operating expenses and working capital needs may be dependent upon our ability to raise additional financing through public and private placements of both equity and debt securities, in addition to revenues from operations. The Company is actively reviewing financing proposals for debt or equity financings.

        Our common stock trades under the symbol "MDTV" on the OTC Bulletin Board. Our principal executive offices are located at 60-D Commerce Way, Totowa, New Jersey 07512 and our telephone number is (973) 237-9499. Our website is located at www.mduc.com.

General

        The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the Company's Consolidated Condensed Financial Statements included elsewhere in this prospectus.

Critical Accounting Policies and Estimates

        Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from these estimates under different assumptions or conditions. This section summarizes the critical accounting policies and the related judgments involved in their application.

  (a) Revenue recognition with respect to initial service or connection:

        New subscriber activation subsidies from the satellite programming provider are recognized as revenue on a straight-line basis over the estimated average period that a customer will remain a subscriber to a maximum of five years. The expected customer relationship is estimated based on the historical relationship with similar type customers. Any significant variations to these historical relationships would cause an increase or decrease in the expected term of the customer relationship, which would have a converse effect on the amount of revenue recognized.

  (b) Allowance for doubtful accounts:

        We provide an allowance for doubtful accounts equal to the estimated collection losses based on our historical experience coupled with a review of the current status of existing receivables. Any significant variations in our historical experience or status of our existing accounts receivable could have a material impact on our statement of operations.

  (c) Fair value of equity instruments:

        We estimate the fair value of options issued to employees for pro-forma disclosure purposes using an option-pricing model (generally, the Black Scholes model) that meets the criteria set forth in

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and common stock using the market value of our stock. In accordance with SFAS 123, all other issuances of common stock, stock options, warrants or other equity instruments to employees and nonemployees as consideration for goods or services received by us are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more readily measurable. Such fair value is measured at an appropriate date pursuant to the guidance in the consensus reached for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date the performance by the other party is complete) and capitalized or expensed as if we had paid cash for the goods or services. For purposes of determining the fair value of options and warrants using the Black-Scholes option pricing model we have used the assumptions shown in Note 4(d) to the audited consolidated financial statements and Note 4 to the unaudited condensed consolidated financial statements included elsewhere herein.

        Given an active trading market for our common stock, we estimate the volatility of our stock based on week ending closing prices over a historical period of not less than one year. As a result, depending on how the market perceives any news regarding us or our earnings, as well as market conditions in general, it could have a material impact on the volatility we use in computing the value we place on these equity instruments.

  (d) Valuation of deferred tax assets:

        We regularly evaluate our ability to recover the reported amount of our deferred income taxes considering several factors, including our estimate of the likelihood that we will generate sufficient taxable income in future years in which temporary differences reverse. Due to the uncertainties related to, among other things, the extent and timing of future taxable income, we offset our net deferred tax assets by an equivalent valuation allowance as of September 30, 2002 and 2001 and June 30, 2003 and 2002.

  (e) Valuation of long-lived assets:

        We assess the recoverability of long-lived tangible and intangible assets whenever we determine that events or changes in circumstances indicate that their carrying amount may not be recoverable. Our assessment is primarily based upon our estimate of future cash flows associated with these assets. Although there has been a sustained weakness in our operating results through June 30, 2003, we continue to project income in the future. Accordingly, we have determined that there has not been an impairment of any of our long-lived assets. However, should our operating results deteriorate, we may determine that some portions of our long-lived tangible or intangible assets are impaired. Such determination could result in non-cash charges to income that could materially affect our consolidated financial position or results of operations for that period.

RESULTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001

        Net Loss.    The Company reported a net loss of $2,988,035 for the year ended September 30, 2002 compared to a net loss of $2,426,455 for the year ended September 30, 2001. However, the net loss for 2001 was offset by a gain on the sale of Canadian subscribers in the amount of $2,401,695, making the pre-adjusted loss for 2001 equal to $4,828,150. The reduction in actual net loss from 2001 to 2002 is due to three main reasons: consolidation of all operations to the New York metro area; a significant reduction in selling and general and administrative expenses from $4,806,901 in 2001 to $3,171,668 in 2002; and, substantially increased revenues of $3,015,709 in 2002 from $1,117,607 in 2001.

        Revenues.    Revenue for the year ended September 30, 2002 of $3,015,709 increased 170% from September 30, 2001 revenue of $1,117,607. Revenue for the twelve months ended September 30, 2002 was comprised of 6% private cable revenue, 26% net programming revenue, 9% Internet access fees and 59% from wiring, equipment and other sales. Increased revenue for the current period is due to an increase in subscribers from 6,067 on September 30, 2001 to 13,704 on September 30, 2002. We also recorded interest income of $4,344 and $70,025 for the twelve months ended September 30, 2002 and 2001, respectively, with the decrease due to investing a lower balance of available funds and using cash to meet operating expenses.

        Direct Costs.    Direct costs are primarily comprised of private cable programming, monthly recurring Internet T-1 line connections, system maintenance costs and equipment costs and are 38% of revenue for the year ended September 30, 2002 compared to 32% for the same period in the prior year. Direct cost of sales increased to $1,145,761 as of September 30, 2002 from $358,257 in the year ended September 30, 2001. This increase is due to the significant increase in subscribers over the year as well as a significant increase in the number of bulk and private cable properties where programming costs are a significant portion of direct costs.

        Sales Expenses.    Sales expenses consist mainly of salaries, commissions, marketing materials, trade shows, advertising and promotion. Sales expenses declined from $837,947 as of September 30, 2001 to $367,988 in the year ended September 30, 2002. This significant decline in sales expenses was mainly due to a reduction in direct marketing as a sales strategy and a consolidation of marketing efforts solely to the Northeastern United States.

        Customer Service Expenses.    Customer service expenses consist mainly of call center and customer technical services. Customer service expenses were $512,736 for the year ended September 30, 2002 compared to $560,810 for the year ended September 30, 2001. This decrease is primarily the result of the consolidation of two call centers into one as well as other cost saving measures achieved by the consolidation of customer service departments to the Northeast.

        General and Administrative Expenses.    General and administrative expenses decreased from $3,408,144 in 2001 to $2,290,944 at September 30, 2002. This decrease from the prior period is primarily due to a reduction in the number of employees and the closing of the remaining Canadian offices as well as other cost containment measures. Stock option compensation and non-cash charges (excluding amortization) of $103,108 and $135,302 are respectively included in general and administrative expenses in the years ended September 30, 2002 and 2001. The balance of general and administrative expenses for the years ended September 30, 2002 and 2001 is mainly comprised of the following:

	Year ended September 30, 2002	% of G&A	Year ended September 30, 2001	% of G&A
Wages	$782,918	34%	$1,818,440	53%
Professional fees	118,912	5%	277,985	8%
Office	22,886	1%	460,684	14%
Travel	60,704	3%	316,196	9%

        Other Non-Cash Charges.    Interest expense in the twelve months ended September 30, 2002 was $865,743 compared to interest expense at September 30, 2001 of $321,900. Of these amounts, $730,667 and $60,000 were respectively non-cash interest expense items related to warrants and the beneficial conversion feature of convertible notes issued during the twelve months ended September 30, 2002 and 2001, respectively.

FOR THE NINE MONTHS ENDED JUNE 30, 2003 COMPARED TO NINE MONTHS ENDED JUNE 30, 2002

        Revenue.    Our revenue for the nine months ended June 30, 2003 increased 23% to $2,641,708 compared to revenues of $2,144,382 for the nine months ended June 30, 2002. The revenue increase results mainly from continued internal growth, contributions from properties acquired and from higher recurring revenues from an increased subscriber base. Recurring revenues comprised 94% of total revenues for the nine months ended June 30, 2003 compared to 54% for the nine months ended June 30, 2002.

        Direct Costs.    Direct costs are comprised of private cable programming costs, monthly recurring Internet T-1 line connections and costs relating directly to installation services. Direct costs decreased to $627,797 for the period ended June 30, 2003, as compared to $892,566 for the period ended June 30, 2002, primarily as a result of a reduction in revenue derived from installation services that carries significant direct cost. In addition, as discussed above, our recurring revenues increased, which carries no significant direct costs.

        Sales Expenses.    Sales expenses were $267,044 for the nine months ended June 30, 2003, compared to $263,567 in the nine months ended June 30, 2002. The similarity in sales expenses for the two periods primarily results from the fact that we have been in a slow growth mode for the past year due to financial constraints and have grown by acquisition of subscribers and sales to existing properties instead of concentrating on new properties to increase our subscriber base.

        Customer Service Expenses.    Customer service expenses were $759,010 for the nine months ended June 30, 2003, as compared to $302,845 in the nine months ended June 30, 2002. This increase is primarily the result of (i) serving a significantly larger subscriber base than the previous period, mainly due to the Verizon acquisition and transition, (ii) increasing our customer service responsiveness, and (iii) positioning the Company to expand its services to a larger subscriber base in the future.

        General and Administrative Expenses.    General and administrative expenses declined 39% to $982,990 for the nine months ended June 30, 2003, from $1,612,590 in the nine months ended June 30, 2002. This decrease is primarily the result of reductions in staff, salary concessions and other cost saving measures. Such expenses include non cash charges of $198,980 and $179,186 for the nine months ended June 30, 2003 and 2002, respectively, associated with the issuance of option and warrants in exchange for services and the effects of variable accounting resulting from the re-pricing of options.

        Other Non-Cash Charges.    Depreciation and amortization expenses increased to $781,641 during the nine months ended June 30, 2003, from $567,188 during the nine months ended June 30, 2002. The increase in depreciation and amortization is associated with the increase in our subscriber base and the equipment that has been installed to support the increased subscriber base. Interest expense for the nine months ended June 30, 2003 was $921,061, as compared to $742,959 for the nine months ended June 30, 2002. The interest expense for the nine months ended June 30, 2003 includes non-cash interest expense of $816,265 associated with the amortization of deferred finance costs and debt discount of warrants issued.

        Settlement of Accounts Payable.    During the nine months ended June 30, 2003, we settled certain outstanding trade payables and recognized a gain of $147,297.

        Gain on Sale of Property and Equipment.    During the nine months ended June 30, 2003, we recognized a gain on sale of assets of $165,950 from transactions occurring on December 6, 2002 and January 16, 2003.

        Net Loss.    Primarily as a result of the above, we report a net loss of $1,344,224 for the nine months ended June 30, 2003, compared to a net loss of $2,204,417 for the nine months ended June 30, 2002.

LIQUIDITY AND CAPITAL RESOURCES

FOR THE YEAR ENDED SEPTEMBER 30, 2002

        Our consolidated financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. During the years ended September 30, 2002 and 2001, we recorded a net loss of $2,988,035 and $2,426,455, respectively. In addition, we had negative cash flows from operating activities of $282,419 and $4,329,174 during the years ended September 30, 2002 and 2001, respectively. At September 30, 2002, we had working capital deficiency of $1,286,494 and an accumulated deficit of $15,206,019. At September 30, 2001, we had positive working capital of $748,380.

        The funding of our working capital needs and capital commitments that contemplate growth will be dependent upon our ability to raise additional financing. We received net proceeds of $1,967,000 ($1,000,000 of which automatically converts to common stock) through the issuance of notes payable during the year ended September 30, 2002. As of September 30, 2002, we were in default on three of these notes executed on March 6, 2002, June 24, 2002 and August 28, 2002 for violations of loan covenants requiring minimum amounts of working capital and tangible net worth, thus making the principal amounts due on demand. As of December 20, 2002, the noteholders have not yet enforced such provision. Additionally, we have unused borrowing capacity as of September 30, 2002 for equipment from Cisco in the amount of $271,467. We have been and will continue to pursue opportunities to raise additional financing through private placements of both equity and debt securities to fund future growth, however, there is no assurance that we will be successful in these discussions. Should we be unable to raise additional financing, we believe, but cannot assure, that we would be able to maintain operations, but would have to significantly scale back operations and growth.

        Cash Position.    At September 30, 2002, we had cash and cash equivalents of $99,277 compared to $785,452 at September 30, 2001.The decrease in our cash position is due to use of cash in operations and expenditures of capital, mainly for building system assets.

        Operating Activities.    Net cash of $282,417 and $4,329,174 was used in operating activities during the years ended September 30, 2002 and 2001, respectively. During 2002, the primary use of cash in operations was from our net loss of $2,988,035, partially offset by $1,757,276 of non-cash charges, represented primarily by $856,927 in depreciation and amortization and $103,108 in stock option and warrant compensation charges and $703,667 of non-cash interest expense.

        Investing and Financing Activities.    During the twelve months ended September 30, 2002, we purchased $1,792,476 of equipment of which $228,533 was acquired under lease financing from Cisco Systems Capital Corp., a non-cash acquisition. In July 2001, Cisco Systems Capital Corp. extended lease financing to the Company in order to purchase Internet related equipment with monthly repayment terms over three years from the date that the goods were accepted. The total credit available under the agreement is $500,000, 30% of which can be installation costs capitalized under the lease. As of September 30, 2002, the Company had available $271,467 under the agreement. In addition, in connection with our agreement with Verizon Media Ventures and Verizon Entertainment Services, as of September 30, 2002 we paid $763,210 for additional subscribers and related assets.

        In January 2002, the Company entered into convertible promissory note transactions with three groups and received total proceeds of $250,000 to be used as working capital. The convertible promissory notes bear interest at 9% with potential conversion into Company common stock at $0.33 per share. The first and second quarterly payments on April 18, 2002 and July 18, 2002 converted into Company common stock.

        On January 24, 2002, the Company entered into a convertible promissory note transaction with another group for $1,000,000. The convertible promissory note bears interest at 3% with potential conversion into Company common stock at $0.33 per share. As of September 30, 2002, two monthly conversions took place on August 1, 2002 and September 1, 2002 for 264,003 and 263,363 shares each.

        On March 6, 2002, the Company entered into a project financing Term Loan Agreement with an investment group for $300,000, repayable in four quarterly payments of principal and interest at the rate of 20%. The first two quarterly payments due on June 6 and September 6, 2002 were made.

        On June 24, 2002, the Company entered into a project financing Term Loan Agreement with an investment group for $175,000, repayable in four quarterly payments of principal and interest at the rate of 20%. The first quarterly payment on September 24, 2002 was made.

        On August 28, 2002, the Company entered into a project financing Term Loan Agreement with an investment group for $250,000, repayable in four quarterly payments of principal and interest at the rate of 20%.

        Working Capital.    As at September 30, 2002 we had a working capital deficiency of $1,286,494 as compared to $748,381 as of September 30, 2001.

        Capital Commitments and Contingencies.    We have access agreements with the owners of multiple dwelling unit properties to supply our satellite television viewing systems and services to the residents of those properties. However, we have no obligation to build out those properties and no penalties will accrue if we elect not to do so.

        Future Capital Requirements.    We have sufficient current asset resources to cover current levels of operating expenses. However, this is a capital-intensive business and continued growth is dependant, at least partially, on raising additional capital. To this end, we are reviewing several financing initiatives. There is no assurance that we will be successful on any of these initiatives.

FOR THE NINE MONTHS ENDED JUNE 30, 2003

        Cash Position.    At June 30, 2003, we had cash and cash equivalents of $505,517, compared to $99,277 at September 30, 2002. The increase in our cash position was primarily due to the net proceeds of the June 30, 2003 equity private placement.

        Operating Activities.    Our operations provided us with net cash of $265,836 during the nine months ended June 30, 2003. Our net loss of $1,344,224 for the same period was offset by net non-cash charges associated primarily with depreciation and amortization and charges to interest expense for amortization of deferred finance costs and debt discount of $1,597,906. In addition, despite an increase in revenues, our trade accounts receivable decreased by $188,164.

        Investing Activities.    During the nine months ended June 30, 2003, we purchased $520,347 of equipment. In addition, on December 6, 2002 we entered into an agreement to sell certain equipment and customer lists associated with a particular multi-dwelling unit property to a competing provider of such services. The agreement provided for us to enter into a covenant not to compete at that specific property for five years. The purchase price was fixed at $1,150 cash per active subscriber, plus certain equipment. As of June 30, 2003 we have received the entire purchase price of $185,150. On January 16, 2003, we entered into an agreement to sell certain equipment and customer lists associated with a particular multi-dwelling unit property. The purchase price was fixed at $67,000 cash. As of June 30, 2003 we had received the entire purchase price. As a result of the aforementioned sales, we recorded a gain on sale of property and equipment during the second quarter of 2003 of $165,950.

        Financing Activities.    During the nine months ended June 30, 2003, we used $420,716 for the repayment of certain notes payable. In addition, we; (i) issued 2,702,753 shares of common stock in connection with conversion of notes payable and accrued interest thereon in the amount of $629,410, (ii) issued 640,866 shares of common stock for accrued salaries of $133,417, (iii) issued 140,000 shares of common stock with a fair value of $26,600 as partial settlement of a trade accounts payable, (iv) converted five trade accounts payable in the total amount of $181,424 into five short term note payables, and (v) entered into two short term notes payable, each in the amount of $125,000. On June 30, 2003, we closed an equity private placement pursuant to a Confidential Offering Memorandum for 11 equity units at $75,000 per unit, each consisting of 300,000 Company common shares at a price of $.25 per share and warrants to purchase 300,000 Company common shares at an exercise price of $.33 per share. Net proceeds to us were $663,937, which are being used partially to retire high interest debt and partially for subscriber growth.

        Working Capital    As at June 30, 2003, there was a working capital deficiency of $484,106, compared to a working capital deficiency of $1,286,494 as at September 30, 2002.

        Capital Commitments and Contingencies.    We have access agreements with the owners of multiple dwelling unit properties to supply our digital satellite programming and Internet systems and services to the residents of those properties; however, we have no obligation to build out those properties and no penalties will accrue if we elect not to do so.

        Future Commitments and Contingencies.    We believe that we have sufficient cash resources to cover current levels of operating expenses and working capital needs. However, this is a capital-intensive business and continued growth is dependent partially on raising additional financing. To this extent, we are reviewing debt and equity financing initiatives. There is no assurance that we will be successful in any of these initiatives.

Recent Events

        On July 1, 2003, the July 2003 monthly automatic conversion on the January 24, 2002 Convertible Promissory Note and Loan Agreement with Trinity for $1,000,000 was due. The monthly payments of principal and earned interest automatically convert into common stock at an exercise price of $0.33 per share. The 256,954 common shares were issued on July 8, 2003. This was the final conversion on the January 24, 2002 Note.

        On July 23, 2003, the Company converted $100,000 in principal and $1,644 in interest on a note, originally dated June 24, 2002 and held by William Begley, into common stock at $0.40 per share. 254,110 common shares were reserved for issuance for this obligation. In addition, the Company issued Mr. Begley a five-year warrant to purchase 254,110 common shares at $0.40 per share.

        On July 23, 2003, the Company converted $75,000 in principal and $2,301 in interest on a Promissory Note and Loan Agreement, originally dated August 28, 2002 and held by Lloyd Berhoff, into common stock at $0.40 per share. 193,253 common shares were reserved for issuance for this obligation. In addition, the Company issued Mr. Berhoff a five-year warrant to purchase 193,253 common shares at $0.40 per share.

        The Company did not make the quarterly payment of principal and earned interest to Roselink that was due on July 24, 2003. Because the payment was not made, it automatically converted into 40,436 shares of common stock at $.33 per share, which was issued on August 5, 2003.

        On July 28, 2003, the Company purchased AvalonBay Cable I, Inc.'s fifty percent interest in the Avalon Digital Joint Venture for approximately $318,000. As of that date, the Avalon Digital Joint Venture provided services to approximately 2,084 subscribers in eleven properties. On July 30, 2003, the Avalon Digital Joint Venture sold 1,273 digital satellite television subscribers in five properties to CSC Holdings, Inc. for $1,200 per subscriber. The total purchase price, including a cost for some additional equipment, was $1,557,600. Approximately 25% of the purchase price will be held in escrow for eighty days to confirm the number of subscribers. After certain transactional deductions, including a negotiated recoupment to the Company of approximately $150,000 of the $318,000 purchase price, the net proceeds from the five property sale will flow fifty percent to MDU Communications (USA) Inc. with the other fifty percent being apportioned to each of the owner entities of the five properties involved in the CSC Holdings sale.

        On August 5, 2003, the Company issued 207,843 common shares to its Chief Executive Officer, Sheldon Nelson, in lieu of $36,000 in salary over the period April 1, 2003 through June 30, 2003.

BUSINESS

Overview

        MDU Communications International, Inc. concentrates exclusively on delivering state-of-the-art digital satellite television and high-speed Internet solutions to the United States multi-dwelling unit ("MDU") residential market—estimated to include 26 million residences. MDUs include apartment buildings, condominiums, gated communities, universities, nursing homes, hospitals, hotels, motels and other properties having multiple units located within a defined area. We seek to differentiate ourselves from other service providers through a unique strategy of balancing the information and communication needs of today's MDU residents with the technology concerns of property managers and owners and providing the best overall service to both. To accomplish this objective, we have partnered with such groups as DIRECTV, Inc. and Cisco Systems, Inc. and have been working with large U.S. property owners and real estate investment trusts (REITs) such as AvalonBay Communities, Trammell Crow Residential, Roseland Property Company, KSI Services, as well as many others, to understand and meet the technology needs of these groups.

        Our Canadian operating company, MDU Communications Inc. ("MDU Canada"), was incorporated in March 1998. In November 1998, MDU Canada's shareholders sold all of their MDU Canada stock to Alpha Beta Holdings, Ltd., an inactive U.S. public reporting company, in exchange for Alpha Beta stock, and renamed it "MDU Communications International, Inc." Alpha Beta was incorporated in Colorado in July 1995, but never conducted any significant business activities and was essentially inactive in November 1998. In April 1999, we reincorporated MDU Communications International, Inc. in Delaware. In March 2000, we formed MDU Communications (USA) Inc., a Washington corporation ("MDU USA") to conduct business in the U.S. In May of 2000, MDU USA entered into a MDU System Operator Agreement with DIRECTV, Inc. ("DIRECTV"), the largest United States provider of satellite television programming. We now operate essentially as a holding company with MDU Canada and MDU USA as our wholly owned operating subsidiaries.

        In early 2001, the Company made a fundamental re-assessment of its business plan and determined that the most profitable markets lay in densely populated areas of the United States. The Company changed its corporate focus and business strategy from serving the entire North American MDU market, to several key U.S. markets, beginning with the Northeast United States. To further this change in corporate focus, on January 31, 2001 and April 27, 2001, respectively we completed a two-stage agreement with Star Choice Television Network, Inc. ("Star Choice"), one of our Canadian strategic partners, for the sale of certain satellite television assets for a total adjusted selling price of approximately $7.0 million. As a result, by May 30, 2001, the Company relocated its operations and certain key employees to our New York Metro Area office in Totowa, New Jersey. To further our U.S. presence, on April 30, 2001, the Company acquired New England-based Digital Solutions, LLC, giving it an immediate presence in the New England area with over 3,100 new subscribers and 700 subscribers-in-progress. As part of this acquisition, the Company assumed all obligations and benefits of Digital Solutions' interest in a joint venture agreement with AvalonBay Cable I, Inc., an affiliate of AvalonBay Communities, Inc., for the purpose of managing, owning and otherwise operating systems and equipment to provide digital satellite television services to certain number of AvalonBay's residential communities. On July 28, 2003, we purchased the outstanding ownership interests in the Avalon Digital Joint Venture from AvalonBay Cable I, Inc., making it a wholly owned Joint Venture. MDU Canada currently carries on only an insignificant amount of business.

        The Company earns its revenue through the sale of digital satellite television programming and high-speed Internet services to residents of MDUs. We negotiate long-term access agreements with the owners and managers of MDU properties allowing us the right to provide digital satellite television and high-speed Internet services, and potentially other services, to their residents. We have two types of digital satellite television service—Digital Broadcast Service ("DBS"), which uses an in-suite set-top digital box, and private cable service, where digital satellite television programming can be tailored to the needs of an individual property. For DBS, under our agreement with programming provider DIRECTV, we receive a substantial upfront subscriber activation subsidy for each net new subscriber, a percentage of the fees charged by DIRECTV to the subscriber each month, and also a per subscriber monthly digital access fee for subscriber rental of the set-top box and the connection to the property satellite network system. In our private cable systems, our revenues result from the difference between the wholesale price charged to us by program providers and the price we charge for the private cable programming package. In addition, we derive revenue from installation services to building owners and managers for the construction of wiring and the installation of equipment to allow for telecommunications services. From subscribers to our Internet service, we earn a monthly Internet access service fee.

        We began offering high-speed (broadband) Internet access services in July of 2000. In July of 2001, we entered into a Master Lease Agreement to Purchase Equipment with Cisco Systems, Inc. ("Cisco"). Under this agreement, we receive preferred pricing and discounts for equipment purchased to support our high-speed Internet services. As part of this agreement, Cisco has extended $500,000 of lease financing to the Company to purchase Internet related equipment and to finance a portion of installation costs.

        Our common stock trades under the symbol "MDTV" on the OTC Bulletin Board. Our principal executive offices are located at 60-D Commerce Way, Totowa, New Jersey 07512 and our telephone number is (973) 237-9499. Our website is located at www.mduc.com.

Our Strengths

        In addition to the high quality of our digital satellite television programming, our high-speed (broadband) Internet solution and the choices that our products offer to MDU residents, we believe that our access agreements, relationships with MDU property owners and our strategic alliances represent significant competitive and business strengths.

  Access Agreements

        Our access agreements with the owners of MDU properties generally grant us exclusive rights to provide digital satellite television services, and in some cases video services altogether, for terms of seven to ten years, and in many cases a right of first refusal for other new telecommunications services. Most access agreements provide for marketing services by the owner or manager on our behalf, and in many cases, these marketing arrangements are exclusive. These access agreements are in the name of the Company and provide us with revenue streams either directly from property owners in bulk properties or from individual subscribers in choice or exclusive properties.

  Strategic Alliance With DIRECTV

        In May of 2000, we entered into a long-term System Operator Agreement with DIRECTV. Under this agreement we are able to establish and maintain MDU distribution systems in non-rural states of the United States (as identified in the agreement) and act as a commissioned sales agent for the marketing of DIRECTV programming to residents of MDU properties. We only incur costs associated with the implementation of our services and do not pay any of DIRECTV's programming or broadcasting costs.

        Under the DIRECTV agreement, we may not solicit sales or provide equipment for any other direct-to-home digital satellite television service in the United States. Consequently, we are totally dependent on DIRECTV for our digital set-top programming in the United States. We are not, however, prohibited from contracting with other program providers in connection with our private cable services. During the fiscal year ended September 30, 2002, revenues from DIRECTV were 12% of our total revenues. DIRECTV is not required to use us on an exclusive basis and could either contract with others to install distribution systems and market programming in MDUs or undertake such activities directly through retail stores, as it does for single-family television households.

        Our agreement with DIRECTV runs for an initial term of five years, with an automatic extension of the entire agreement to coincide with the termination of our longest running property access agreement. Thereafter, the agreement is renewable for an additional five-year period at the option of both parties. Either party may terminate for the other's breach, bankruptcy or unapproved assignment of the agreement. The terms of the Agreement provide us with an upfront activation fee, a percentage of the monthly programming fees paid to DIRECTV by subscribers and other marketing/incentive payments from time to time.

        Through our strategic relationship with DIRECTV, we expect to capitalize on the significant name recognition that DIRECTV creates and maintains as well as their immense advertising budget and advertised programming specials. Additionally, we benefit from the large-scale national marketing campaigns that are continuously run by DIRECTV.

  Strategic Alliance With Cisco

        In June of 2001, we entered into a non-exclusive Master Purchase Sales Agreement with Cisco to become part of their preferred network in order to provide broadband Internet products, systems and value added services, through our new high-speed Internet service to our MDUs. Cisco selected us to participate in a direct purchasing program as a result of our mutual interest in developing closer working relationships with application service providers involved in developing emerging market opportunities. As a result, we signed a preferential agreement with Cisco Systems Capital for the purchase of high-speed Internet related equipment and installation, which includes a half million-dollar lease financing line of credit. Our strategic alliance with Cisco also provides significant name recognition of high quality products and we benefit from the large-scale national marketing campaigns that are continuously run by Cisco.

Market

        The United States MDU market represents a large niche market of potential telecommunications customers. There are over 26 million MDU television households out of a total of 100 million U.S. television households with the most densely populated MDU areas in the Northeast. Our short-term goal is to become a significant provider of bundled MDU products and services to the over 8 million MDUs in Northeastern United States marketplace. Future growth plans include Texas, where we already have operations, and Florida.

        Historically, the MDU market has been served by local cable television operators. Generally, these providers used analog technology and MDU residents could not access digital or competitive services. Although many cable companies have begun the process of upgrading to a digital signal, this transition will require significant capital outlays and time to complete, and even then only a portion of the programming will be digital. Additionally, the relationship between the property owners and managers that control access to these properties and the cable operator have been significantly strained over the past 15 years due to the monopolistic sentiment of the cable operator.

        We believe that today's MDU market offers us a very good business opportunity because:

  •
  Advances in communication and information technology have created demand for new state-of-the-art services such as digital satellite television.

  •
  Regulatory changes in the United States authorizing the provision of digital satellite television services and local channels has given television viewers the opportunity to choose the provider of their television programming based on quality of signal, cost and variety of programming.

  •
  Our marketing program focuses on the choice and benefits of using satellite television programming over cable programming.

  •
  A number of MDUs are underserved by cable television providers or digital satellite television private cable providers. In addition, the market has only been enhanced by the recent pull back by many competitors, leaving the residential MDU community with very little choice among alternative service providers.

  •
  To date, DIRECTV and other digital satellite television program providers have focused primarily on the single-family residence market because of the lower cost of deployment and fewer technical difficulties than those incurred in MDU properties and are now gearing to capitalize on the MDU market.

Competition

        The home entertainment and video programming industry is competitive, and we expect competition to intensify in the future. We face our most significant competition from the franchised cable operators. In addition, our competition includes other satellite providers, wireless cable and off-air broadcasters:

        Hardwired Franchised Cable Systems.    Cable companies currently dominate the market in terms of subscriber penetration, the number of programming services available, audience ratings and expenditures on programming. In the U.S., the traditional cable companies serve an estimated 78% of the 100 million U.S. television households. The majority of cable operators currently use analog technologies, which produce inferior quality video and sound compared to digital technologies. Many cable operators have begun the process of upgrading to a digital signal, however, this transition requires significant capital outlays and time to deploy. Cable operators are also beginning to offer telephony. In the meantime, we believe that direct to home ("DTH") providers like us have a window of opportunity in which to acquire and consolidate a significant subscriber base by providing a higher quality signal and over 200 video and audio channels at a comparable price to most cable operators' current service.

        Off-Air Broadcasters.    A majority of U.S. households that are not serviced by cable operators are serviced only by broadcast networks and local television stations ("off-air broadcasters"). Off-air broadcasters send signals through the air, which are received by traditional television antennas at the customer's property. Signals are accessible to anyone with an antenna and programming is funded by advertisers. Audio and video quality is limited and service can be adversely affected by weather or by buildings blocking a signal.

        Wireless Cable Systems (Multi-Channel Multi-Point Distribution Services ("MMDS")).    MMDS systems are a hybrid of cable transmission and off-air broadcasting. MMDS was developed as an alternative where hard-wired cable systems are unavailable or not possible. MMDS programming is transmitted by local cable operators in a scrambled form through the air via microwave frequencies to a small microwave dish at the subscriber's property, which converts the signal to a frequency band used by standard cable services. However, this system generally requires a direct "line-of-sight" from the transmission facility to the subscriber's receiving dish, which limits its range and capability of being received. There are very few MMDS providers operating in North America and they serve regional markets only.

Governmental Regulation

        Federal Regulation of Our Satellite Television Business.    We are not directly subject to rate regulation or certification requirements by the Federal Communications Commission (FCC), the Telecommunications Act of 1996 or state public utility commissions because our equipment installation and sales agent activities do not constitute the provision of common carrier or cable television services. As a resale agent for DIRECTV, we are not subject to regulation as a direct broadcast satellite (DBS) provider, but rely upon DIRECTV to procure all necessary re-transmission consents and other programming rights under the Communications Act of 1934 and the Copyright Act. To the extent that we may also elect to provide our MDU customers with transmission of signals not currently available via satellite, our offering of these services may be subject to compulsory copyright filings with the U.S. Copyright Office, although we do not expect the licensing fees to have a material adverse effect on our business. Our systems do not use or traverse public rights-of-way and thus are exempt from the comprehensive regulation of cable systems under the Communications Act of 1934. Because we are subject to minimal federal regulation, have fewer programming restrictions, greater pricing freedom and are not required to serve any customer whom we do not choose to serve, we have significantly more competitive flexibility than do the franchised cable systems. We believe that these regulatory advantages help to make our satellite television systems competitive with larger franchised cable systems.

        State and Local Cable System Regulation.    We do not anticipate that our deployment of satellite television services will be subject to state or local franchise laws primarily due to the fact that our facilities do not use or traverse public rights-of-way. Although we may be required to comply with state and local property tax, environmental laws and local zoning laws, we do not anticipate that compliance with these laws will have any material adverse impact on our business.

        State Mandatory Access Laws.    A number of states have enacted mandatory access laws that generally require, in exchange for just compensation, the owners of rental apartments (and, in some instances, the owners of condominiums) to allow the local franchise cable television operator to have access to the property to install its equipment and provide cable service to residents of the MDU. Such state mandatory access laws effectively eliminate the ability of the property owner to enter into an exclusive right of entry with a provider of cable or other broadcast services. In addition, some states have anti-compensation statutes forbidding an owner of an MDU from accepting compensation from whomever the owner permits to provide cable or other broadcast services to the property. These statutes have been and are being challenged on constitutional grounds in various states. These state access laws may provide both benefits and detriments to our business plan should we expand significantly in any of these states.

        Preferential Access Rights.    We generally negotiate exclusive rights to provide satellite services singularly, or in competition with competing cable providers, and also negotiate where possible "rights-of-first-refusal" to match price and terms of third-party offers to provide other communication services in buildings where we have negotiated broadcast access rights. We believe that these preferential rights of entry are generally enforceable under applicable law, however, current trends at state and federal level suggest that the future enforceability of these provisions may be uncertain. The FCC has recently issued an order prohibiting telecommunications service providers from negotiating exclusive contracts with owners of commercial MDU properties, though it deferred determination in a pending rulemaking whether to render existing exclusive access agreements unenforceable, or to extend this prohibition to residential MDUs due to an inadequate administrative record. Although it is open to question whether the FCC has statutory and constitutional authority to compel mandatory access, there can be no assurance that it will not attempt to do so. Any such action may undermine the exclusivity provisions of our rights of entry on the one hand, but would also open up many other properties to which we could provide a competing service. There can be no assurance that future state or federal laws or regulations will not restrict our ability to offer access payments, limit MDU owners' ability to receive access payments or prohibit MDU owners from entering into exclusive agreements, any of which could have a material adverse effect on our business.

        Regulation of our High-Speed Internet Business.    Information service providers (ISPs), including Internet access providers, are largely unregulated by the FCC or state public utility commissions at this time (apart from federal, state and local laws and regulations applicable to business in general). However, there can be no assurance that this business will not become subject to regulatory restraints. Also, although the FCC has rejected proposals to impose additional costs and regulations on ISPs to the extent they use local exchange telephone network facilities, it has been suggested that certain telephone-to-telephone services provided by ISPs using the Internet backbone may be reclassified as "telecommunications services" and subject to regulation. Any such change may affect demand for Internet related services, which we intend to provide. No assurance can be given that changes in current or future regulations adopted by the FCC or state regulators or other legislative or judicial initiatives relating to Internet services would not have a material adverse effect on our business.

Employees

        The Company had 33 employees, all full-time, as of June 30, 2003. None of the Company's employees are represented by a labor union. The Company has experienced no work stoppages and believes that its employee relations are good.

Facilities

        Our headquarters are in Totowa, New Jersey, where we centralize our corporate administrative functions. The office is home to our senior management team, call center, and subscription management system. We lease commercial space in Totowa, New Jersey consisting of 8,372 square feet at a current monthly cost of $8,755, expiring July 31, 2004. We believe that this space is adequate to suit our needs for the foreseeable future.

MANAGEMENT

Directors and Officers

        Set forth below is the name, age, position, a brief account of the business experience of each person who is a director or executive officer of the Company.

Name	Age	Positions
Sheldon B. Nelson	41	President, Chief Executive Officer and Director
Patrick J. Cunningham	34	Vice President, Operations
J.E. (Ted) Boyle	57	Director
Douglas G. Hooper	42	Director

        Sheldon B. Nelson.    Mr. Nelson has served as President, Chief Executive Officer and a director of the Company since November 1998. From 1983 to 1998, he was President of 4-12 Electronics Corporation, a provider of products and services to the Canadian satellite, cable, broadcasting and SMATV industries. In addition to his day to day responsibilities during his tenure at 4-12 Electronics, Mr. Nelson developed the Company into one of Canada's largest private cable system operators. Mr. Nelson is a graduate of Gonzaga University, in Spokane, WA. He graduated from the School of Business Administration in 1983, Magna cum Laude, and was the recipient of the School of Business Administrations' Award of Excellence.

        Patrick J. Cunningham.    Mr. Cunningham joined us in March 2000 as Vice President of U.S. Operations. Mr. Cunningham is responsible for the implementation of our business plan and expansion of our operations in the United States. Mr. Cunningham held various positions with SkyView World Media, LLC and its subsidiaries from June 1995 to March 2000, and was a maintenance team leader with Schneider International, Inc. from September 1994 until June 1995.

        J.E. (Ted) Boyle.    Mr. Boyle joined the Board of Directors in May 2000. From 1998 to 2001 he was President and CEO of Multivision (Pvt.) Ltd., a cable television company. From 1996 to 1997, Mr. Boyle was President and CEO of PowerTel TV Inc., a digital wireless cable company. As founding President and CEO of ExpressVu Inc. (1995-1996), Mr. Boyle was responsible for taking one of Canada's first national direct-to-home satellite services from conception to launch readiness while raising public awareness of DTH. Prior to 1995, Mr. Boyle has also held executive positions with Tee-Comm Electronics, Regional Cablesystems and Canadian Satellite Communications Inc. (Cancom). As Vice-President of Regional Companies at Cancom, and later as Vice President of Market Development at Regional Cablesystems, he led the licensing or acquisition of over 1,000 Canadian and American cable systems.

        Douglas G. Hooper.    Mr. Hooper joined the Board of Directors in May 2000. He is currently an acquisitions and finance consultant, who has extensive experience as a venture capitalist and mergers and acquisition specialist in the mineral exploration, industrial processing and software industries. He was President and CEO of Sand River Resources Ltd. from 1995 to 1997. Mr. Hooper was a founder and President of TelSoft Mobile Data Inc. from 1992 to 1995, now Mobile Data Solutions, Inc., a wireless communications software company. In that position, he developed and implemented corporate strategy and was responsible for raising capital, strategic alliances and mergers and acquisitions.

Executive Compensation

        The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to our chief executive officer and other executive officers whose total annual salary and bonuses exceeded $100,000 the "named executive officers".

Summary Compensation Table

Long Term Compensation Awards
		Annual Compensation		Securities Underlying Options (in shares, cumulative)
Name and Principal Position	Fiscal Year						All Other Compensation(2)
		Salary ($)			Bonus
Sheldon B. Nelson,(1) President and CEO	2002 2001 2000	$ $ $	181,723 143,395 96,108	800,000 800,000 575,000	$ $ $	-0- 29,656 0-	$ $	-0- -0- 3,609
Dean Taylor,(3) VP of Business Development	2002 2001		$121,228 103,930	400,000 400,000		$-0- 84,771		$4,235 5,660
Patrick Cunningham,(4) VP of Marketing and Operations	2002 2001		$160,000 160,000	300,000 300,000		$-0- 23,333		$6,000 6,000
Bradley D. Holmstrom,(5) General Counsel	2002		$105,000	250,000		$-0-		$6,000
David Marmour,(6) Director of Operations	2002 2001		$54,908 115,000	150,000 150,000		$-0- 3,000		$2,200 4,800

(1)
Mr. Nelson became the President and Chief Executive Officer of the Company in November 1998. Mr. Nelson's salary of $181,723 for fiscal year 2002 consists of $135,223 in salary (cash), common shares in the amount of 169,533 in lieu of $41,500 of salary (cash) and $5,000 in a deferral that Mr. Nelson may exercise to receive in common shares.

(2)
Auto allowance.

(3)
Mr. Taylor joined the Company in June of 2000 and became Vice President of Business Development in June of 2001. Mr. Taylor's employment terminated in May of 2002 and he entered into a consulting agreement with the Company though August 2002. The Company paid Mr. Taylor a severance package consisting of $46,664, 146,316 shares of common stock and his vested options in the amount of 175,000 for two years.

(4)
Mr. Cunningham joined the Company in March 2000 as Vice President of U.S. Operations.

(5)
Mr. Holmstrom joined the Company as staff attorney in April 2000 and became General Counsel in July of 2001.

(6)
Mr. Marmour joined the Company in May of 2000 as Director of Operations. Mr. Marmour's employment terminated in March of 2002.

OPTIONS GRANTED IN FISCAL YEAR 2002

        The Company granted options to the following named executive officers and director during fiscal year ending September 30, 2002.

	Individual Grants
	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(1)	Expiration Date
Bradley D. Holmstrom	50,000	8.60%	$0.60	5/09/2007
Robert Dyck(1)	50,000	8.60%	$0.60	9/12/2007
J.E. "Ted" Boyle	50,000	8.60%	$0.60	9/12/2007
Douglas Hooper	50,000	8.60%	$0.60	9/12/2007

(1)
Mr. Dyck's term as a director of the Company expired May 20, 2002, but agreed to remain as a director through January 31, 2003.

Management Agreements

        Mr. Nelson and Mr. Cunningham have each entered into a Management Employment Agreement with the Company. The agreements also grant them the right to receive discretionary bonuses and to participate in the Company's incentive stock option plans as determined by the Board of Directors. The agreements require them to maintain all confidential and proprietary information relating to our business in confidence and to not be employed or enter into contracts with persons or entities that compete directly with us during the 12 months following termination of their respective agreements. Each employee may terminate his Agreement at any time by giving us four weeks advance notice, and we may terminate any of the Agreements at any time without cause, but are required to make a termination payment equal to 24 months (Mr. Nelson) or 12 months (Mr. Cunningham) of base salary plus any unpaid bonuses or other amounts due under the Agreement.

Compensation of Directors

        Each director who is not an employee or full time consultant of the Company is paid C$1,000 per month and an attendance fee of C$1,000, plus out-of-pocket expenses, for each Board or committee meeting attended. In addition, during the fiscal year ended September 30, 2002, Messrs. Boyle, Dyck and Hooper each received five-year, fully-vested options to purchase 50,000 shares of common stock at $0.60 per share. This grant is for remuneration for sitting on the Board for fiscal years 2002 and 2003.

Limitation of Liability and Indemnification

        Our Bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), the Company shall indemnify our directors and officers, and may indemnify its employees and agents. Such indemnification may be made only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such persons conduct was unlawful. The Bylaws further provide that our Company may enter into an indemnification agreement pursuant to which our Company will indemnify a director, officer, employee or agent to the fullest extent permitted by the DGCL. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

Stock Option Plans

        We currently have two stock option plans under which we may grant options to purchase shares of our common stock. The plans are summarized as follows:

Plan Name	Effective Date		Authorized Options	Options Granted		Options Available		Options Exercised
Supplier Stock Option Plan	December 31, 1998		250,000	250,000		0		0
2001 Stock Option Plan	April 11, 2001	(1)	4,000,000	2,681,000	(2)	1,319,000	(2)	125,000

(1)
Originally authorized as the 2000 Employee Stock Option Plan, effective February 5, 2000.

(2)
As of June 30, 2003.

        Both plans are administered by the Board of Directors who have the sole discretion and authority to determine the individuals eligible for awards. The conditions of the exercise of each grant are determined by the Board of Directors at the time of the grant.

        Supplier Plan.    Our Supplier Stock Option Plan (the "Supplier Plan") authorized the grant of a specific number of five-year options to certain key suppliers if they successfully complete specified work for us. If a supplier who has received options ceases to be a key supplier, then that supplier's options expire 30 days after the cessation date. As of June 30, 2003, 250,000 of the outstanding options under the Supplier Plan were currently exercisable, and none of the options issued under the Supplier Plan have been exercised.

        2001 Stock Option Plan.    On February 5, 2000, the Company approved the 2000 Incentive Stock Option Plan ("2000 Option Plan"). Under this Plan, the Company was authorized to grant certain employees, officers and directors of the Company and its affiliates options to purchase up to 4,000,000 common shares of the Company. The options have vesting periods ranging from immediate to three years after the grant date. As of April 30, 2002 options to purchase 125,000 shares of common stock had been exercised, and 2,929,469 options were outstanding. Of the outstanding options, 2,350,512 options are presently exercisable. In October 2000, the Board of Directors of the Company approved the re-pricing, at $2.00 per share, the exercise price of all options previously granted at $5.00 per share under the 2000 Option Plan. On March 9, 2001, the Board of Directors approved the re-pricing, at $0.60 per share, of these options. On April 11, 2001, the Board of Directors of the Company approved the re-pricing, at $0.60 per share, of all options previously granted to directors at $2.50 per share under the 2000 Option Plan. On April 11, 2001, the Board of Directors approved the 2001 Stock Option Plan ("2001 Option Plan") to replace the 2000 Option Plan. The 2001 Option Plan is in all respects identical to the 2000 Option Plan, which had not been approved by a vote of the shareholders within one year of its adoption by the Board and became void. The 2001 Option Plan was approved by a vote of the shareholders at the Company's annual meeting on May 10, 2001. On January 31, 2003 the Board of Directors voted to re-price, effective June 1, 2003, at $0.33 per share, the exercise price of all options granted to current employees. As a result of the changes in the exercise prices, 1,855,000 of the options outstanding will be accounted for as the equivalent of variable stock options from the date of the modification to the date the options are exercised, forfeited or expire and, accordingly, the Company will be required to record charges or credits to its results of operations based on changes in the fair value of the options.

CERTAIN TRANSACTIONS

        Related Transactions.    There have been no such transactions during the past two fiscal years, other than transactions with the Joint Venture. The Company's revenue for the year ended September 30, 2002 includes $280,818 from sales of receivers to Joint Venture and charges primarily for installation and management fees. The Company's revenue for the year ended September 30, 2001 derived from transactions with the Joint Venture were not material. The Company also receives certain payments from DIRECTV on behalf of the Joint Venture. The Company did not have any material net receivables from or payables to the Joint Venture at September 30, 2002 and 2001.

LEGAL PROCEEDINGS

        From time to time, we may be subject to legal proceedings, which could have a material adverse effect on our business. There is only one currently pending legal proceeding. Whistler Cable Television Ltd. commenced a lawsuit against us in The Supreme Court of British Columbia on July 14, 1999. Other defendants are Whistler Resort Management Ltd. and The Owners, Strata Plan No. LMS3230. Plaintiff alleges that its personal property was taken and seeks return of its personal property or damages in the alternative, damages resulting from breach of the Broadcasting Act, R.S.C. 1991, C.11, an injunction against use of its personal property, interest and costs. This case is in the discovery phase. Given the preliminary stage of the proceedings, it is not presently possible to estimate or determine whether there will be any loss to the Company resulting from this claim.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information with respect to beneficial ownership of our outstanding stock as of September 30, 2002 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each of the Company's directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of the Company's executive officers and directors as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner
	Number(3)	Percent
Sheldon B. Nelson(2)	1,608,673	7.8%
Dean Taylor	460,940	2.2%
Patrick Cunningham	289,525	1.4%
Bradley Holmstrom	258,969	1.3%
J.E. (Ted) Boyle	100,000	0.5%
Douglas G. Hooper	100,000	0.5%
All executive officers and directors as a group (6 persons)(4)	2,818,107	13.7%

(1)
Unless otherwise indicated below, each stockholder had sole voting and sole investment power with respect to all shares beneficially owned.

(2)
808,673 shares held of record by 567780 BC Ltd., a British Columbia corporation wholly owned by the Sheldon Nelson Family Trust whose trustees are Sheldon Nelson and his sister, Nicole Nelson, and 800,000 shares subject to options exercisable within 60 days.

(3)
Includes common stock and currently exercisable options to purchase shares of common stock.

(4)
Includes 1,525,140 shares of common stock and options to purchase 1,562,494 shares of common stock exercisable within 60 days.

SELLING STOCKHOLDERS

        This prospectus relates to the continued offering of 8,334,067 shares of our common stock by the persons listed below under the heading "Selling Stockholders A" and the offering of 8,742,651 shares of our common stock by the persons listed below under the heading "Selling Stockholders B" (collectively, the "Selling Stockholders"). Certain Selling Stockholders are listed both as Selling Stockholders A and Selling Stockholders B. The shares offered by the Selling Stockholders were acquired in private placement transactions, including those which may be acquired upon conversion of our Convertible Promissory Notes or upon exercise of warrants. Unless otherwise indicated, shares of common stock or rights to acquire the shares were owned of record on August 8, 2003, by each Selling Stockholder. The Selling Stockholders are offering the common stock for their own accounts. With the exception of Sheldon B. Nelson, the Chief Executive Officer, President and Director of the Company, Haywood Securities, Inc., Steve Mazur, consultant, MH Holdings, supplier and consultant, no Selling Stockholder has had a material relationship with us during the last three years, other than as an owner of our securities.

        Assuming that all of the shares offered by the Selling Stockholders are sold, none of the Selling Stockholders will beneficially own any shares of our common stock after this offering except for Sheldon B. Nelson who will continue to beneficially own 1,306,277 shares and options, Daniel Fitzgerald who will continue to own 345,000 shares, and William Begley who will continue to own 543,500 shares of our common stock after the offering.

Selling Stockholders A	Number of Shares Offered Under this Prospectus	Percent of Class(1)
Sheldon B. Nelson(2)	119,533	*
Daniel Fitzgerald(3)	465,057	1.7%
William Begley(3)	465,057	1.7%
Roselink Investors, LLC(4)	633,681	2.4%
Trinity Pacific Investments Limited(5)	6,125,739	22.8%
Haywood Securities, Inc.(6)	225,000	* %
Protea Ventures, Ltd.(7)	25,000	*
Vancadia Capital Corp.(7)	25,000	*
Aspen International, Ltd.(7)	50,000	*
Jon Gruber(7)	50,000	*
SCO Capital Partners, LLC(8)	100,000	*
Jeffrey B. Davis(8)	50,000	*
TOTAL—Selling Stockholders A	8,334,067	31.1%
Selling Stockholders B	Number of Shares Offered Under this Prospectus	Percent of Class(1)
Protea Ventures, Ltd.(9)(10)	37,500	*
William Begley(9)(11)	250,000	*
The Kourt Trust(9)	12,500	*
Domino International, Ltd.(10)	25,000	*
Jon Gruber(10)	50,000	*
Lloyd Berhoff(10)(12)	187,500	*
Steve Mazur(13)(14)	250,000	*
David Lyall(15)	40,000	*
MH Holdings(16)	250,000	*
Dean Taylor(17)	92,308	*
Direct Focus Marketing Comm.(18)	140,000	*

H. David Overbee(19)	200,000	*
Richard A. Jacoby(20)	600,000	2.2%
Joseph and Joan Kump(19)	200,000	*
Donald L. Massey(19)	200,000	*
John Igoe(19)	200,000	*
Daniel E. Larsen(19)	200,000	*
Garry Higdem(21)	400,000	1.5%
James W. Robertson(19)	200,000	*
Gregory W. and Judy C. Nelson(19)	200,000	*
Seckin Unlu(19)	200,000	*
Murray W. Gregg(19)	200,000	*
Salvatore Gentile(19)	200,000	*
Gary Willoughby(19)	200,000	*
Greg Dawe(21)	400,000	1.5%
Andy Denka(19)	200,000	*
Michael Lusk(22)	100,000	*
Rocco J. Brescia, Jr.(19)	200,000	*
Christopher J. Whyman(19)	200,000	*
Blackmore Offshore, Ltd.(20)	600,000	2.2%
Blackmore Wallace Partners, LP(20)	600,000	2.2%
Blackmore Partners, L.P.(20)	600,000	2.2%
Gerald L. Meyr(22)	100,000	*
Source One(19)	200,000	*
Wayne F. Tackabury(19)	200,000	*
RNP, LLC(23)	147,000	*
RFS, LLC(23)	3,000	*
Richard F. Sands 1999 Family Trust(23)	60,000	*
Evan & Sharon Klein, JTROS(23)	150,000	*
Matthew Richard McGovern(23)	150,000	*
Wayde Walker(23)	55,200	*
Richard A. Brewster(23)	6,600	*
Kevin R. Wilson(23)	5,400	*
Rafael Vasquez(23)	5,400	*
William Poon(23)	4,800	*
Theodore T. Wdowiak(23)	2,400	*
Shraga Y. Faskowitz(23)	2,400	*
Matthew D. Eitner(23)	3,000	*
Nathaniel R. Clay(23)	1,500	*
Daniel H. Schneiderman(23)	1,500	*
Brian Smith(23)	600	*
Richard G. Michalski(23)	600	*
Michael L. Jerz(23)	600	*
Sheldon Nelson(24)	207,843	*
TOTAL Selling Stockholders B	8,742,651	32.8%
TOTAL Selling Stockholders	17,076,718	63.9%

*
Less than 1%

(1)
Computed on the basis of the 26,823,876 shares of common stock outstanding on August 8, 2003.

(2)
Represents shares issued to Mr. Nelson in lieu of salary.

(3)
Consists of (a) 225,000 shares issuable upon exercise of a currently exercisable warrant at $0.43 per share which expires in January 2004, and (b) 240,057 shares of common stock issuable upon conversion of the Convertible Promissory Note and Loan Agreement in the principal amount of $75,000 at a conversion price of $0.33 per share.

(4)
Consists of (a) 300,000 shares issuable upon exercise of a currently exercisable warrant at $0.43 per share which expires in January 2004, and (b) 333,681 shares of common stock issuable upon conversion of the Convertible Promissory Note and Loan Agreement in the principal amount of $100,000 at a conversion price of $0.33 per share.

(5)
Consists of (a) 3,000,000 shares issuable upon exercise of a currently exercisable warrant at $0.43 per share which expires in January 2004, and (b) 3,125,739 shares of common stock issuable upon conversion of the Convertible Promissory Note and Loan Agreement in the principal amount of $1,000,000 at a conversion price of $0.33 per share.

(6)
Consists of 75,000 shares of common stock at a basis price of $0.33 per share in and also 150,000 shares issuable upon exercise of a currently exercisable warrant at $0.43 per share which expires in January, 2004. This compensation is a "finder's fee" for the Trinity Pacific Investments Limited investment in the Registrant. There was no written agency or finder's fee agreement between the Registrant and Haywood Securities, Inc.

(7)
Issuable upon exercise of a currently exercisable warrant at $0.43 per share which expires in March, 2004. The warrants issued to Protea Ventures, Ltd, Vancadia Capital Corp., Aspen International, Ltd. and Jon Gruber were consideration for each of them entering into a one-year Term Loan Agreement with the Company (Protea Ventures, Ltd and Vancadia Capital Corp. for $50,000 each and Aspen International, Ltd. and Jon Gruber for $100,000 each).

(8)
Issuable upon exercise of a currently exercisable warrant at $0.31 per share which expires in November, 2004. The warrants issued to SCO Capital Partners, LLC and Jeffrey B. Davis were in lieu of a fee for them to work on our behalf to attract financing and investment into the Company.

(9)
Issuable upon exercise of a currently exercisable warrant at $0.43 per share which expires in June, 2004. The warrants issued to Protea Ventures, Ltd (25,000 warrants of the 37,500 warrants listed), William Begley (50,000 warrants of the 250,000 warrants listed) and the Warren K. and Patricia A. Kourt Trust (12,500 warrants) were consideration for each of them entering into a one-year Term Loan and Promissory Note Agreement with the Company (Protea Ventures, Ltd for $50,000, William Begley for $100,000 and the Kourt Trust for $25,000).

(10)
Issuable upon exercise of a currently exercisable warrant at $0.43 per share which expires in August, 2004. The warrants issued to Protea Ventures, Ltd. (12,500 warrants of the 37,500 warrants listed), Domino International Ltd. (25,000 warrants), Jon Gruber (50,000 warrants) and Lloyd Berhoff (37,500 warrants of the 187,500 warrants listed) were consideration for each of them entering into a one-year Term Loan and Promissory Note Agreement with the Company (Protea Ventures, Ltd for $25,000, Domino International, Ltd. for $50,000, Jon Gruber for $100,000 and Lloyd Berhoff for $75,000).

(11)
Issuable upon exercise of a currently exercisable warrant at $0.25 per share which expires in November, 2005. The warrants issued to William Begley (200,000 warrants of the 250,000 warrants listed) were consideration for his deferral of rights to receive quarterly principal payments until September 24, 2003 on the Term Loan and Promissory Note Agreement referenced in Note (9) above.

(12)
Issuable upon exercise of a currently exercisable warrant at $0.25 per share which expires in November, 2005. The warrants issued to Lloyd Berhoff (150,000 warrants of the 187,500 warrants listed) were consideration for his deferral of rights to receive quarterly principal payments until

  November 28, 2003 on the Term Loan and Promissory Note Agreement referenced in Note (10) above.

(13)
Issuable upon exercise of currently exercisable warrants at $0.33 per share which expire in February, 2006 and May, 2006. The warrants (50,000 warrants of the 250,000 warrants listed) were issued, as to 25,000 warrants, as additional consideration for Mr. Mazur entering into a 90-day Term Loan and Promissory Note Agreement with the Company and, as to the remaining 25,000 warrants, as consideration for extending the maturity date of the note.

(14)
Issuable upon exercise of currently exercisable warrants at $0.33 per share which expire in June, 2008. The warrants (200,000 warrants of the 250,000 warrants listed) were issued as consideration for past and future consulting services performed by Mr. Mazur on behalf of the Company.

(15)
Issuable upon exercise of currently exercisable warrants at $0.33 per share which expire in May, 2006. The warrants were issued as consideration for Mr. Lyall extending the maturity date of a 90-day Term Loan and Promissory Note Agreement with the Company.

(16)
Issuable upon exercise of currently exercisable warrants at $0.33 per share which expire in June, 2008. The warrants were issued as consideration for past and future printing, marketing and public relations services performed by Direct Focus Marketing Comm., Inc., a subsidiary of MH Holdings, on behalf of the Company.

(17)
The shares were issued as part of Mr. Taylor's severance package, which included an agreement by the Company to register the shares.

(18)
The shares were issued as consideration for the forgiveness of a past account payable.

(19)
Consists of (a) 100,000 shares of common stock at a base price of $.25 per share and (b) 100,000 shares issuable upon exercise of a currently exercisable warrant at $.33 per share which expires in June 2008.

(20)
Consists of (a) 300,000 shares of common stock at a base price of $.25 per share and (b) 300,000 shares issuable upon exercise of a currently exercisable warrant at $.33 per share which expires in June 2008.

(21)
Consists of (a) 200,000 shares of common stock at a base price of $.25 per share and (b) 200,000 shares issuable upon exercise of a currently exercisable warrant at $.33 per share which expires in June 2008.

(22)
Consists of (a) 50,000 shares of common stock at a base price of $.25 per share and (b) 50,000 shares issuable upon exercise of a currently exercisable warrant at $.33 per share which expires in June 2008.

(23)
Consists of 600,000 shares issuable upon exercise of a currently exercisable warrant at $.33 per share which expires in June 2008.

(24)
Represents shares issued to Mr. Nelson in lieu of salary for the period April 1, 2003 through June 30, 2003.

PLAN OF DISTRIBUTION

        The shares being offered by the Selling Stockholders will be sold from time to time in one or more transactions (which may involve block transactions):

  •
  on the OTC Bulletin Board or on such other market on which the common stock may from time to time be trading,

  •
  in privately-negotiated transactions,

  •
  short sales, or

  •
  any combination of the above.

        The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the Selling Stockholders determine from time to time. The shares may also be sold pursuant to Rule 144. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

        The Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered by this prospectus will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

        The Selling Stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No Selling Stockholder has entered into an agreement with a prospective underwriter. If a Selling Stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

        The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the Selling Stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

DESCRIPTION OF CAPITAL STOCK

        The following description of our securities and various provisions of our Certificate of Incorporation are summaries and are not necessarily complete. Reference is made to the Certificate of Incorporation, a copy of which has been filed with the SEC as an exhibit to our registration statement of which this prospectus constitutes a part, for a more complete description.

        Our authorized capital stock consists of (a) 50,000,000 shares of common stock, par value $0.001 per share, of which 26,823,876 shares were issued and outstanding as of August 8, 2003 and (b) 5,000,000 shares of preferred stock, par value $0.001 per share. 4,100,000 shares of our preferred stock have been designated Series A convertible preferred stock, of which all were issued and none were outstanding as of August 1, 2003, as all converted to common stock.

Common Stock

        Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The common stock carries no preemptive rights and is not convertible, redeemable or assessable. The holders of common stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of legally available funds. If we go into liquidation, dissolution or winding up, the holders of common stock are entitled to ratably receive the net assets available after payment or provision for payment of all debts and other liabilities, subject to prior rights of holders of preferred stock then outstanding, if any. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        Our Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock which may be issued in series with the powers, designations, preferences and relative rights of each series to be provided for in resolutions adopted by the board of directors pursuant to the authority to do so set forth in our Certificate of Incorporation.

        Our Board of Directors approved a certificate of designation creating a series of preferred stock designated as the Series A convertible preferred stock, and authorizing the issuance of up to 4,100,000 shares of Series A convertible preferred stock, which was filed with the Delaware Secretary of State effective January 26, 2000. As of August 1, 2003, all preferred shares have been converted to common shares.

Warrants

        As of August 1, 2003 we had issued warrants to purchase 9,202,500 shares of our common stock outstanding. All of the shares underlying these warrants are being registered for sale under this prospectus. The warrants contain exercise prices ranging from $0.25-$0.43 per share, and expire between January 2004 and June 2008.

Options

        As of August 1, 2003, we had outstanding options to purchase 2,806,000 shares of our common stock, consisting of 2,556,000 options under the 2001 Plan, 250,000 options outstanding under our Supplier Plan.

Registration Rights

        Under a Convertible Promissory Note and Loan Agreement with the holders of the convertible promissory notes, we agreed to register the shares of common stock issuable upon conversion of the Promissory Notes. This prospectus is part of the registration statement intended to satisfy this obligation. The Convertible Promissory Note and Loan Agreement requires us to file a registration statement with respect to the shares within ninety days (90) of the note holder advancing the principal amount of the loan to the Company. We must also keep the registration statement effective until all of the common stock offered pursuant to such registration statement has been sold. We are responsible for the payment of all of our fees and costs associated with the registration of the common stock covered by the registration statement.

        Under Subscription Agreements entered into in connection with the Company's June 2003 private placement of units consisting of common stock and five-year warrants to purchase common stock at $.33 per share, we agreed to register the shares of common stock issued and issuable upon exercise of the warrants. This prospectus is part of the registration statement intended to satisfy this obligation. The Subscription Agreements requires the Company to cause a registration statement with respect to the shares to become effective within one hundred thirty-five days (135) of the final closing date of the private placement. We must also keep the registration statement effective for a period of eighteen (18) months. We are responsible for the payment of all of our fees and costs associated with the registration of the common stock covered by the registration statement.

        We have also agreed to register the shares underlying certain of the warrants held by certain of the Selling Stockholders for sale under this prospectus.

DELAWARE ANTI-TAKEOVER LAW

Section 203 of the Delaware General Corporation Law

        If our common stock is authorized for quotation on the NASDAQ Stock Market, we will be subject to the provisions of Section 203 of the Delaware Corporation Law ("Section 203") regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are quoted on the NASDAQ Stock Market, from engaging, under certain circumstances, in a "business combination" with any "interested stockholder" (a stockholder who acquired 15% or more of a corporation's outstanding voting stock without the prior approval of a corporation's board of directors) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation, or an express provision in its bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not "opted out" of the application of Section 203.

Charter Provisions with Anti-Takeover Effects

        Our Certificate of Incorporation contains provisions that may have the effect of discouraging certain transactions involving an actual or threatened change in control of our company. The Certificate of Incorporation grants to the board of directors the authority to issue shares of preferred stock in one or more series without stockholder approval. The ability to issue such preferred stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to commence such acquisition.

TRANSFER AGENT AND REGISTRAR

        Corporate Stock Transfer Corp. is the transfer agent and registrar for our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

        The following changes of independent accountants have occurred:

        On January 31, 2002 we replaced Deloitte & Touche LLP as our independent certified public accountant. The audit report of Deloitte & Touche LLP on the financial statements of the Registrant as at and for each of the years ended September 30, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion or was not qualified or modified as to uncertainty, audit scope or accounting principles, except for the following emphasis of matter: "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations and limited financial resources raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are discussed in Note 2. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties." However, such audit reports were not otherwise qualified or modified as to audit scope or accounting principles.

        Our Audit Committee participated in and recommended the decision to replace Deloitte & Touche LLP, which was approved by the Board of Directors on January 18, 2002.

        We engaged J.H. Cohn LLP as our independent public accountants as of February 1, 2002. Our Audit Committee participated in and recommended the decision to retain J.H. Cohn LLP, which was approved by the Board of Directors on January 18, 2002. During the two most recent fiscal years and through August 1, 2003, we have not consulted with J.H. Cohn LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the our financial statements, and in no case was a written report provided to us nor was oral advice provided that we concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        We had no consultations with J.H. Cohn LLP regarding a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant's financial statements, and in no case was a written report provided to us nor was oral advice provided that we concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

LEGAL MATTERS

        The validity of the issuance of common stock offered by this prospectus has been passed upon for us by Shughart Thomson & Kilroy, P.C. of Denver, Colorado.

EXPERTS

        The balance sheet as of September 30, 2001, and the statements of operations, stockholders' equity and cash flows for the year ended September 30, 2001, included in this prospectus have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report appearing herein, which report express an unqualified opinion and includes an explanatory paragraph referring to the fact that the financial statements have been prepared assuming that the Company will continue as a going concern, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of MDU Communications International, Inc. and subsidiaries as of and for the years ended September 30, 2002 included in this prospectus have been audited by J.H. Cohn LLP, independent public accountants, as stated in their report thereon, also included in this prospectus, which expresses an unqualified opinion and includes an explanatory paragraph concerning the Company's ability to continue as a going concern. The consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission (SEC) a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of MDU Communications, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

        We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

        Our SEC filings and the registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

Index to Financial Statements

Consolidated Financial Statements of MDU Communications International, Inc. and subsidiaries, as of and for the Years Ended September 30, 2002 and 2001:
Report of Independent Accountants	F-2
Consolidated Balance Sheets	F-4
Consolidated Statements of Operations	F-5
Consolidated Statements of Stockholders' Equity	F-6
Consolidated Statements of Cash Flows	F-7
Notes to the Consolidated Financial Statements	F-8
Condensed Consolidated Financial Statements of MDU Communications International, Inc. and subsidiaries, as of June 30, 2003 and for the Nine Months Ended June 30, 2003 and 2002 (Unaudited) :
Condensed Consolidated Balance Sheet	F-28
Condensed Consolidated Statements of Operations	F-29
Condensed Consolidated Statements of Stockholders' Equity	F-30
Condensed Consolidated Statements of Cash Flows	F-31
Notes to the Condensed Consolidated Financial Statements	F-32

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
MDU Communications International, Inc.

        We have audited the accompanying consolidated balance sheet of MDU Communications International, Inc. and Subsidiaries as of September 30, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MDU Communications International, Inc. and Subsidiaries as of September 30, 2002, and their results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 1 to the financial statements, the Company's operations have generated recurring losses and its operating activities have been using cash. As of September 30, 2002, the Company had substantial working capital deficiencies and it was in default under certain debt agreements. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ J. H. Cohn LLP
Roseland, New Jersey
December 20, 2002

Independent Auditors' Report

To the Shareholders of
MDU Communications International, Inc.

        We have audited the accompanying consolidated balance sheet of MDU Communications International Inc. and subsidiaries as of September 30, 2001 and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2001, and the results of its operations and its cash flows for the year then-ended, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and limited financial resources raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ DELOITTE & TOUCHE LLP
Chartered Accountants
Vancouver, British Columbia
November 18, 2001

MDU COMMUNICATIONS INTERNATIONAL, INC.

Consolidated Balance Sheets

	September 30, 2002	September 30, 2001
ASSETS
CURRENT
Cash and cash equivalents	$99,277	$785,452
Accounts receivable—trade, net of an allowance of $80,000 and $16,500	755,056	349,750
Prepaid expenses and deposits	100,370	51,738

TOTAL CURRENT ASSETS	954,703	1,186,940
Telecommunications equipment inventory	266,595	326,642
Property and equipment, net	3,320,375	1,726,710
Investment in joint venture	311,466	199,221
Intangible assets, net	1,505,229	1,538,518
Deferred finance costs, net	88,859	—

TOTAL ASSETS	$6,447,227	$4,978,031

LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT
Accounts payable	$611,239	$252,233
Other accrued liabilities	666,111	186,326
Current portion of notes payable, net of debt discount of $713,969	828,197	—
Current portion of capital lease obligation	135,650	—

TOTAL CURRENT LIABILITIES	2,241,197	438,559
Deferred revenue	781,099	255,925
Notes payable, net of current portion and debt discount of $21,963	18,120
Capital lease obligation, net of current portion	87,000

TOTAL LIABILITIES	3,127,416	694,484

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, par value $0.001; 50,000,000 shares authorized, 19,539,136 and 18,046,320 shares issued and outstanding	19,539	18,047
Convertible preferred stock, par value $0.001; 5,000,000 shares authorized, 7,200 issued and outstanding	—	7
Additional paid-in capital	18,506,291	16,483,476
Accumulated deficit	(15,206,019)	(12,217,983)

TOTAL STOCKHOLDERS' EQUITY	3,319,811	4,283,547

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,447,227	$4,978,031

See accompanying notes to the consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL, INC.

Consolidated Statements of Operations

	For the year ended September 30, 2002	For the year ended September 30, 2001
REVENUE	$3,015,709	$1,117,607

OPERATING EXPENSES
Direct costs	1,145,761	358,257
Sales expenses	367,988	837,947
Customer service expenses	512,736	560,810
General and administrative expenses	2,290,944	3,408,144
Depreciation and amortization expense	856,927	549,194

TOTAL	5,174,356	5,714,352

OPERATING LOSS	(2,158,647)	(4,596,745)
Other income (expenses)
Gain on sale of Canadian operations	—	2,401,695
Interest income	4,344	70,025
Interest expense (including non cash interest of $730,667 and $60,000)	(865,743)	(321,900)
Equity in earnings of joint venture	32,010	20,470

NET LOSS	$(2,988,036)	$(2,426,455)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.16)	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	18,384,874	17,580,952

See accompanying notes to the consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL, INC.

Consolidated Statements of Stockholders' Equity

			Convertible preferred stock		Additional paid-in capital
	Common stock
						Accumulated deficit	Accumulated other comprehensive income
	Shares	Amount	Shares	Amount	Amount			Total
Balance, September 30, 2000	16,904,620	$16,905	565,200	$565	$15,938,476	$(9,791,528)	$(299,841)	$5,864,577
Translation adjustments	—	—	—	—		—	299,841	299,841
Grant of consultant and supplier stock options	—	—	—	—	149,744	—	—	149,744
Conversion of preferred shares	641,700	642	(558,000)	(558)	(69)			15
Issuance of warrants					69,223			69,223
Beneficial conversion feature related to issuance of convertible debt and warrants					91,602			91,602
Issuance of shares to purchase Digital Solutions	500,000	500			234,500			235,000
Net loss	—	—	—	—		(2,426,455)	—	(2,426,455)

Balance, September 30, 2001	18,046,320	$18,047	7,200	$7	$16,483,476	$(12,217,983)	—	$4,283,547
Issuance of warrants in exchange for services					83,108			83,108
Issuance of warrants in connection with issuance of notes payable					1,367,625			1,367,625
Beneficial conversion feature related to issuance of notes payable and warrants					19,500			19,500
Issuance of warrants in connection with extension of due dates of notes payable					55,500			55,500
Issuance of common stock in connection with issuance of notes payable	150,000	150			74,850			75,000
Conversion of notes payable	861,077	861			283,293			284,154
Grant of consultant stock options					20,000			20,000
Issuance of common stock under employee stock purchase plan	473,459	473			118,940			119,413
Conversion of preferred shares	8,280	8	(7,200)	(7)	(1)			—
Net loss						(2,988,036)		(2,988,036)

Balance, September 30, 2002	19,539,136	$19,539	—	—	$18,506,291	$(15,206,019)	—	$3,319,811

See accompanying notes to the consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL, INC.

Consolidated Condensed Statements of Cash Flows

	For the year ended September 30, 2002	For the year ended September 30, 2001
OPERATING ACTIVITIES
Net loss	$(2,988,036)	$(2,426,455)
Adjustments to reconcile net loss to cash used in operating activities:
Provision for doubtful accounts	98,584	16,500
Depreciation and amortization	856,927	549,194
Issuance of options and warrants in exchange for services	103,108	135,302
Gain on sale of Canadian operations		(2,401,695)
Charges to interest expense for amortization of deferred finance costs and debt discount	730,667	60,000
Equity in earnings of joint venture	(32,010)	(20,470)
Changes in operating assets and liabilities:
Accounts receivable	(503,890)	(105,581)
Prepaid expenses and deposits	(48,632)	125,543
Accounts payable	359,006	(317,725)
Other accrued liabilities	616,685	(184,826)
Deferred revenue	525,174	241,039

Net cash used in operating activities	(282,417)	(4,329,174)

INVESTING ACTIVITIES
Purchase of property and equipment	(1,365,513)	(2,352,213)
Proceeds from sale of Canadian operations	—	6,969,539
Acquisition of Verizon assets	(763,210)
Acquisition of Digital Solutions, net of cash acquired		(1,719,168)
Contributions to joint venture	(207,622)
Distributions from joint venture	127,387

Net cash provided by (used in) investing activities	(2,208,958)	2,898,158

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes payable	2,005,166	150,000
Prepayment of notes payable		(150,000)
Payment of notes payable	(156,250)
Proceeds from issuance of warrants		69,223
Payment of finance costs	(37,833)
Repayment of lease financing	(5,883)

Net cash provided by financing activities	1,805,200	69,223

NET DECREASE IN CASH AND CASH EQUIVALENTS	(686,175)	(1,361,793)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	785,452	2,147,245

CASH AND CASH EQUIVALENTS, END OF YEAR	$99,277	$785,452

SUPPLEMENTAL CASH FLOW DISCLOSURE
Interest paid	$85,676	$8,676

See accompanying notes to the consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

1.     BUSINESS AND BASIS OF PRESENTATION

        MDU Communications International, Inc. and its subsidiaries (the "Company") provide delivery of digital satellite television programming and high-speed (broadband) Internet service to residents of multi-dwelling unit properties ("MDUs") such as apartment buildings, condominiums, gated communities, hotels and universities. In 2001, the Company sold substantially all of its Canadian operations and redeployed in the United States, also moving its headquarters, and as such, effective September 30, 2001 has adopted the United States dollar as its functional and reporting currency (see Note 2).

        The consolidated financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. During the years ended September 30, 2002 and 2001, the Company recorded a net loss of $2,988,035 and $2,426,455, respectively. In addition, the Company had negative cash flows from operating activities of $282,419 and $4,329,174 during the years ended September 30, 2002 and 2001, respectively. At September 30, 2002, the Company had working capital deficiency of $1,286,494 and an accumulated deficit of $15,206,019.

        The Company's funding of its working capital needs and capital commitments that contemplate growth will be dependent upon its ability to raise additional financing. The Company received net proceeds of $1,967,000 ($1,000,000 of which automatically converts to common stock) through the issuance of notes payable during the year ended September 30, 2002. As of September 30, 2002, the Company was in default on three of these notes executed on March 6, 2002, June 24, 2002 and August 28, 2002 for violations of loan covenants requiring minimum amounts of working capital and tangible net worth, thus making the principal amounts due on demand (see Note 3). As of December 20, 2002, the noteholders have not yet enforced such provision. Additionally, as explained in Note 6, the Company has unused borrowing capacity as of September 30, 2002 for equipment from Cisco Systems, Inc. ("Cisco") in the amount of $271,467. The Company has been and will continue to pursue opportunities to raise additional financing through private placements of both equity and debt securities to fund future growth. There is no assurance that the Company will be successful in these discussions. Should the Company not raise additional financing, management believes, but cannot assure that the Company would be able to maintain existing operations, but would have to significantly scale back growth.

        These matters raise substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern will be primarily dependent on the Company's ability to raise additional funds as required and ultimately to achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     SIGNIFICANT ACCOUNTING POLICIES

        These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and reflect the significant accounting polices described below:

  (a) Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its subsidiaries, MDU Communications Inc. and MDU Communications (USA) Inc. All inter-company balances and transactions are eliminated.

  (b) Use of Estimates

        The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used for, but not limited to, revenue recognition with respect to a new subscriber activation subsidy, allowance for doubtful accounts, fair value of equity instruments and valuation of deferred tax assets and long lived assets. Actual results could differ from those estimates.

  (c) Property and Equipment

        Telecommunications equipment inventory consists of receivers and other supplies that will either be sold or installed by the Company under subscription agreements and, accordingly, is not depreciated. Such inventory is stated at the lower of cost or market. The cost of inventory sold or transferred to telecommunications equipment upon installation in connection with subscription agreements is determined on a first-in, first-out basis.

        Property and equipment are recorded at cost less accumulated depreciation and amortization. Direct costs of placing telecommunications equipment into service and major improvements are capitalized. Costs of connecting and disconnecting service are expensed. Depreciation and amortization of property and equipment is provided using the straight-line method over the estimated useful lives as follows:

Telecommunications equipment, installed	7 years
Computer equipment	5 years
Furniture and fixtures	5 years
Vehicles	5 years

  (d) Investment in Joint Venture

        The Company's investment in the AvalonBay Joint Venture is recorded on the equity basis whereby the Company records its proportionate share of income or loss from the joint venture. Dividends received are recorded as reductions in the net investment.

  (e) Intangible Assets

        Intangible assets consist of building access agreements and subscriber lists, which were acquired in the purchase of Digital Solutions, LLC and the acquisition of video assets from Verizon and are being amortized on the straight-line basis over four to five years.

  (f) Long-lived Assets

        The Company performs a review for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

        Under Statement of Financial Accounting Standards ("SFAS") 144 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," an impairment loss is recognized when estimates of future undiscounted cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No impairment losses have been identified by the Company for the years ended September 30, 2002 and 2001.

  (g) Revenue Recognition

        The Company recognizes revenue for satellite programming and other services to customers in the period the related services are provided when the amount of revenue is determinable and collection is reasonably assured.

        The Company offers installation services to building owners and managers for the construction of wiring and installation of equipment to allow for telecommunications services, including the sale of related equipment. Revenue from the sale of equipment is recognized when title transfers and installation revenue is recognized in the period that the services are performed when the amount of revenue is determinable and collection is reasonably assured.

        In certain arrangements with suppliers of satellite programming or other services, the Company does not bear inventory or credit risk in connection with the service provided to the customer. Such revenue is recorded on the net basis where the amount of revenue is equivalent to the contractual commission earned by the Company. Revenues from providing services under contracts where the Company acts as a principal in the transaction, exercises pricing control and bears the risk of collection are recorded based on the gross amount billed to the customer when the amount is determinable.

        The Company may also receive a new subscriber activation subsidy from the satellite programming provider at the time it signs up a new customer. However, this subsidy is a "net" subsidy, meaning that if the subscriber terminates service, the subsidy is recouped by the programming provider by offsetting against the subsidy earned on another new customer. These subsidies are recognized as revenue on a straight-line basis over the estimated average period that a customer will remain a subscriber of four years.

        Revenues from contracts involving multiple elements are allocated to each element based on the relative fair value of each element.

        The Company provides an allowance for doubtful accounts equal to the estimated collection losses based on historical experience coupled with a review of the current status of existing receivables.

  (h) Loss Per Common Share

        Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted per share amounts are presented to reflect the dilutive effects of the inclusion in the weighted average number of common shares outstanding for a period of the additional number of common shares arising from the assumed issuance of common shares for all dilutive potential common shares outstanding during the reporting period, including common stock issuable upon the exercise of stock options or warrants and the conversion of convertible debentures. For the years ended September 30, 2002 and 2001, basic and diluted loss per common share are equivalent as the Company had net losses for these years ended and the effect of the exercise of options or warrants and the conversion of the debentures would be anti-dilutive. As of September 30, 2002 and 2001, the Company had outstanding securities, which were convertible (or potentially convertible) into 10,380,047 common shares (4,577,500 from warrants; 2,822,750 from options; 2,979,797 from convertible debentures) and 6,821,345 common shares (3,532,749 from warrants; 3,288,596 from options), respectively.

  (i) Foreign Exchange

        Effective September 30, 2001, the Company adopted the United States dollar as its functional and reporting currency since a majority of the Company's revenues, expenses, assets and liabilities are in the United States and the focus of the Company's operations is in that country. Previously, the Company's functional and reporting currency was Canadian dollars. Comparative financial statements were restated as if the U.S. dollar had been the reporting currency in prior years.

        Assets and liabilities in foreign currencies (primarily Canadian dollars) are translated using the exchange rate at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the year. Gains and losses from foreign currency transactions and translation for the years ended September 30, 2002 and 2001 and cumulative translation gains and losses as of September 30, 2002 and 2001 were not material.

  (j) Stock-Based Compensation

        As permitted under SFAS 123, "Accounting for Stock-Based Compensation,"("SFAS 123") the Company has accounted for employee and director stock options in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," ("APB 25") and has made the pro forma disclosures required by SFAS 123 in Note 4.

        Under APB 25, compensation charges arise from those situations where options are granted to employees and directors at an exercise price lower than the fair value of the underlying common shares. These amounts are amortized as a charge to operations over the vesting periods of the related stock options.

        For variable stock option plans, the Company recognizes a compensation expense or credit for the increase or decrease in the intrinsic value of the option. The intrinsic value is represented by the excess of the market price of the Company's stock over the exercise price of the option.

        Stock-based compensation charges to other than employees are recorded over the period that the related stock option or warrant is earned. The amount of the compensation is based on the fair value of the option or warrant at the applicable measurement date.

  (k) Cash and Cash Equivalents

        Cash and cash equivalents consist of bank deposits and short-term notes with original maturities at the date of acquisition of 90 days or less that have insignificant interest rate risk.

  (l) Fair Value of Financial Instruments

        The fair value of the Company's cash and cash equivalents, accounts receivable, accounts payable, other accrued liabilities, notes payable and capital lease obligations at September 30, 2002 and 2001 are estimated to approximate their carrying values due to the relative liquidity or short-term nature of these instruments.

  (m) Credit Concentration

        Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. Accounts receivable from DIRECTV (see Note 6) at September 30, 2002 and 2001, respectively, represented 55% and 44% of total trade accounts receivable. Revenues realized from DIRECTV represented 12% and 10% of total revenues in the years ended September 30, 2002 and 2001, respectively.

        The Company provides an allowance for bad debts based on historical experience and specifically identified risk.

  (n) Debt Issuance Costs and Debt Discount

        Loan fees and other debt issuance costs are deferred and amortized to interest expense over the term of the related loan on a straight-line basis. Debt discount is offset against the principal balance and amortized using the interest method over the term of the related loan.

  (o) Income Taxes

        The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

  (p) Impact of Recently Issued Accounting Standards

        In June 2002, the Financial Accounting Standards Board issued Statement No. 146, "Accounting for Costs Associated With Exit or Disposal Activities" ("SFAS 146"). SFAS 146 nullifies the consensus in Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring)," and requires that a liability for the cost associated with an exit or disposal activity be recognized when the liability is incurred, as opposed to the date of an entity's commitment to an exit plan. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a significant impact on its consolidated financial statements.

  (q) Reclassifications

        Certain prior year amounts have been reclassified to conform to the presentations in the consolidated financial statements as of and for the year ended September 30, 2002.

3.     NOTES PAYABLE

        Notes payable under term loans and convertible promissory notes payable outstanding as of September 30, 2002 consisted of the following:

•	9% note under term loan due in installments through September 30, 2004(A)	$30,166
•	20% notes under term loans due in installments through August 28, 2003 or at maturity on November 28, 2003, net of unamortized debt discount of $23,877(B)	226,123
•	20% notes under term loans due in installments through June 24, 2003 or at maturity on September 24, 2003, net of unamortized debt discount of $18,562(C)	150,188
•	20% notes under term loans due in installments through March 6, 2003, net of unamortized debt discount of $36,777(D)	113,223
•	9% convertible notes due in installments through January 18, 2003, net of unamortized debt discount of $45,205(E)	29,795
•	9% convertible notes due in installments through January 24, 2004, net of unamortized debt discount of $65,890(F)	9,110
•	3% convertible notes due in installments through July 1, 2003, net of unamortized debt discount of $545,620(G)	287,712

	Total	846,317
Less current portion of notes payable, net of unamortized debt discount of $713,969		828,197

Long-term portion, net of unamortized debt discount of $21,963		$18,120

(A)
On September 30, 2002, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, Blonder Tongue Laboratories, Inc., for $30,165. The note has a term of two years with eight equal quarterly payments of principal and earned interest at a stated rate of 9%. The first quarterly payment of principal and interest was due on December 31, 2002.

(B)
On August 28, 2002, the Company entered into a Term Loan and Promissory Note Agreement with an investment group consisting of Protea Ventures, Ltd., Domino International, Ltd., Jon Gruber and Lloyd Berhoff for $250,000. The notes have a term of one year with, originally, four equal quarterly payments of principal and earned interest at a stated rate of 20%. The funds may be used only for capital expenditures in certain select properties. As further consideration for the Term Loan and Promissory Note Agreement, Protea Ventures, Ltd. was issued 12,500 two-year warrants, Domino International, Ltd. was issued 25,000 two-year warrants, Jon Gruber was issued 50,000 two-year warrants, and Lloyd Berhoff was issued 37,500 two-year warrants, each to purchase common stock at an exercise price of $0.43. The fair value of the warrants, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123 (see Note 4c), was $26,250. Accordingly, the Company initially increased additional paid-in capital by $26,250 representing the fair value of the warrants and reduced the carrying value of the notes for the debt discount attributable to the fair value of the warrants. The debt discount is being amortized to interest expense over the lives of the notes. The first quarterly payments of principal and interest were originally due on November 28, 2002. As further explained in Note 15, on November 26, 2002, Lloyd Berhoff, who holds notes in the principal amount of $75,000, agreed to defer all of the quarterly principal payments until November 28, 2003. As of September 30, 2002, the Company was in default for violations of loan covenants requiring minimum amounts of working capital and tangible net worth, thus making the principal amount due on demand. As of December 20, 2002, the noteholders had not yet enforced such provision. Such principal amount, net of unamortized discount, has been classified as a current liability as of September 30, 2002.

(C)
On June 24, 2002, the Company entered into a Term Loan and Promissory Note Agreement with an investment group consisting of Protea Ventures, Ltd., William Begley and the Warren K. and

  Patricia A. Kourt Trust for $175,000. The notes have a term of one year with, originally, four equal quarterly payments of principal and earned interest at a stated rate of 20%. The funds may be used only for capital expenditures in certain select properties. As further consideration for the Term Loan and Promissory Note Agreement, Protea Ventures, Ltd. was issued 25,000 two-year warrants, William Begley was issued 50,000 two-year warrants and the Warren K. and Patricia A. Kourt Trust were issued 12,500 two-year warrants each to purchase common stock at an exercise price of $0.43. The fair value of the warrants, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123 (see Note 4c), was $25,375. Accordingly, the Company initially increased additional paid-in capital by $25,375 representing the fair value of the warrants and reduced the carrying value of the notes for the debt discount attributable to the fair value of the warrants. In addition, the Company paid approximately $5,000 of legal and other professional fees in connection with the sale of the notes and, accordingly, recorded deferred finance costs of an equivalent amount. The debt discount and deferred finance costs are being amortized to interest expense over the lives of the notes. Quarterly payments of principal on notes with an original principal balance of $25,000 held by the Kourt Trust and quarterly payments of interest on all of the notes commenced on September 24, 2002. Quarterly payments of principal on notes with an original principal balance of $50,000 and $100,000 held by Protea Ventures, Ltd. and William Begley, respectively, commenced on December 24, 2002. As further explained in Note 15, on November 26, 2002, William Begley agreed to defer all principal payments until September 24, 2003. As of September 30, 2002, the Company was in default for violations of loan covenants requiring minimum amounts of working capital and tangible net worth, thus making the principal amount due on demand. As of December 20, 2002, the noteholders had not yet enforced such provision.

(D)
On March 6, 2002, the Company entered into a Term Loan and Promissory Note Agreement with an investment group consisting of Protea Ventures, Ltd., Vancadia Capital Corp., Aspen International, Ltd. and Jon Gruber for $300,000. The notes have a term of one year with four equal quarterly payments of principal and earned interest at a stated rate of 20%. The funds may be used only for capital expenditures in certain select properties. As further consideration for the Term Loan and Promissory Note Agreement, Protea Ventures, Ltd. and Vancadia Capital Corp. were issued 25,000 two-year warrants and Aspen International, Ltd. and Jon Gruber were issued 50,000 two-year warrants, each to purchase common stock at an exercise price of $0.43. The fair value of the warrants, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123 (see Note 4c), was $85,500. Accordingly, the Company initially increased additional paid-in capital by $85,500 representing the fair value of the warrants and reduced the carrying value of the notes for the debt discount attributable to the fair value of the warrants. In addition, the Company paid $33,000 of legal and other professional fees in connection with the sale of the notes and, accordingly, recorded deferred finance costs of an equivalent amount. The debt discount and deferred finance costs are being amortized to interest expense over the lives of the notes. Quarterly payments of principal and interest commenced on June 6, 2002. As of September 30, 2002, the Company was in default for violations of loan covenants requiring minimum amounts of working capital and tangible net worth, thus making the principal amount due on demand. As of December 20, 2002, the noteholders had not yet enforced such provision.

(E)
On January 18, 2002, the Company entered into two Convertible Promissory Note and Loan Agreements, one with Daniel Fitzgerald and the other with William Begley, each for $75,000. The Promissory Notes are for one year at a stated interest rate of 9%, with quarterly repayment of principal and earned interest. Each of Fitzgerald and Begley can request quarterly conversion of the principal and interest at a conversion price of $0.33 per share. The first and second quarterly payments were respectively due on April 18, 2002 and July 18, 2002 (see Note 15). Conversion was requested. A total of 122,585 common shares were issued each to Begley and Fitzgerald on August 9, 2002 to satisfy this obligation for the first two quarters. As additional consideration in connection with the issuance of the Promissory Notes, the Company issued 225,000 warrants each to Fitzgerald and Begley at an exercise price of $0.43 per share for a two-year exercise period. Accordingly, the Company initially increased additional paid-in capital by $65,250 each for the fair value of the warrants as calculated using a Black-Scholes option pricing model in accordance with SFAS 123 and reduced the carrying value of the Promissory Notes for the debt discount attributable to the fair value of the warrants issued to the investors. The fair value of the Company's stock at January 18, 2002 was $0.36 per share, which exceeded the effective conversion price for the Promissory Notes. Such excess constituted a beneficial conversion feature or right for which the value is measured by the difference between the aggregate effective conversion price and the fair value of the common stock into which the securities are converted ("Beneficial Conversion Feature"). The Beneficial Conversion Feature associated with these notes aggregated $175,955. Since the amount of debt discount cannot exceed the principal balance of the Promissory Notes, the Company initially increased additional paid-in capital by $19,500 and reduced the carrying value of the Promissory Notes by a corresponding amount.

(F)
On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Roselink Investors, LLC ("Roselink") for $100,000. The Promissory Note is for two years at a stated interest rate of 9%, with quarterly repayment of principal and earned interest. If the Company does not make the quarterly payment and earned interest, it automatically converts to common stock at a conversion price of $0.33 per share. The first and second quarterly payments were respectively due on April 24, 2002 and July 24, 2002 (see Note 15). Because the payments were not made, they automatically converted. A total of 88,542 common shares were issued to Roselink on August 9, 2002 to satisfy this obligation for the first two quarters. As additional consideration in connection with the issuance of the Promissory Note, the Company issued 300,000 warrants to Roselink at an exercise price of $0.43 per share for a two-year exercise period with an estimated fair value of $111,000, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123. In addition, the fair value of the Company's common stock on January 24, 2002 was $0.37 per share, which exceeded the effective conversion price for the Promissory Note resulting in a Beneficial Conversion Feature of $130,303. As a result, the aggregate fair value of the warrants and the Beneficial Conversion Feature associated with the Promissory Note was $241,303. Since the amount of the debt discount cannot exceed the principal balance of the Promissory Note, the Company initially increased additional paid-in capital by $100,000 and reduced the carrying value of the Promissory Note by a corresponding amount.

(G)
On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Trinity Pacific Investments, Ltd. ("Trinity") for $1,000,000. The Promissory Note is payable through July 1, 2003 at a stated interest rate of 3%, with monthly repayment of principal and earned interest. The monthly payments of principal and earned interest automatically convert into common stock at an exercise price of $0.33 per share. Automatic conversions took place on August 1, 2002 and September 1, 2002 with 264,003 and 263,362 shares issued, respectively (see Note 15). As additional consideration in connection with the issuance of the Promissory Note, the Company issued 3,000,000 warrants to Trinity at an exercise price of $0.43 per share for a two-year exercise period with an estimated fair value of $1,110,000, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123. In addition, the fair value of the Company's common stock on January 24, 2002 was $0.37 per share, which exceeded the effective conversion price for the Promissory Note resulting in a Beneficial Conversion Feature of $1,303,030. As a result, the aggregate fair value of the warrants and the Beneficial Conversion Feature associated with the Promissory Note was $2,413,030. Since the amount of the debt discount cannot exceed the principal balance of the Promissory Note, the Company initially increased additional paid-in capital by $1,000,000 and reduced the carrying value of the Promissory Note by a corresponding amount. In addition, the placement agent, Haywood Securities Inc., received 150,000 shares of Company stock with a fair value of $75,000 and warrants to purchase 150,000 shares of the Company's common stock at an exercise price of $0.43 for a two-year period with a fair value of $55,500, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123. Accordingly, the Company increased common stock and additional paid-in capital and deferred finance costs for the fair value of the common stock and warrants issued. The proceeds from the Promissory Note were restricted for use in the acquisition and maintenance of certain digital satellite video assets in February 2002 (see Note 8) and were not commingled with the Company's operating funds.

        Certain notes payable are secured by accounts receivable and certain property and equipment.

        Principal payment requirements (including amounts that may be paid through common stock conversions) for the notes payable in years subsequent to September 30, 2002 are as follows:

Year Ending September 30,	Amount
2003	$1,542,166
2004	40,083

Total	$1,582,249

        On January 11, 2001, the Company issued a convertible note and received cash proceeds of $150,000. The note was convertible into common shares of the Company at a conversion price of $0.25 per common share at anytime during the period from April 10, 2001 to December 31, 2001. In addition, the lender received 600,000 warrants exercisable at $0.60 per share for a period of one year. On April 6, 2001, the Company repaid the convertible note in full. A Beneficial Conversion Feature with a fair value of $60,000 arising from the issuance of the note was recognized as additional interest expense in the year ended September 30, 2001. The warrants expired on January 11, 2002.

        The issuances of warrants as additional consideration in connection with the issuances of the notes and the issuances of shares of common stock as payments of principal and interest on the notes were non-cash transactions that are not reflected in the accompanying consolidated statements of cash flows.

4.     SHARE CAPITAL

  (a) Preferred Shares

        On January 28, 2000, the Company issued 3,630,000 shares of Series A Convertible Preferred Stock (the "Preferred Shares"), at an issue price of $2.50 per share, in exchange for cash and services in connection with a private placement. A total of 3,637,200 Preferred Shares were converted in the year ended September 30, 2001 and the remaining 7,200 Preferred Shares were effectively converted in the year ended September 30, 2002 at the conversion ratio that was in effect during those years of 1.15 common shares for each Preferred Share.

        As on September 30, 2002, the Company was still authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.001 per share. The preferred stock may be issued in one or more series with dividend rates, conversion rights, voting rights and other terms and preferences to be determined by the Company's Board of Directors, subject to certain limitations set forth in the Company's Articles of Incorporation. However, there were no shares of preferred stock outstanding as of September 30, 2002.

  (b) Stock Option Plans

          (i) Suppliers' Stock Option Plan ("Suppliers' Plan"):

          On December 31, 1998, the Company established a stock option plan pursuant to which certain key suppliers of the Company will be granted options on completion of specified activities.

  Under the terms of the Suppliers' Plan, eligible suppliers can earn options to purchase an aggregate of 250,000 common shares of the Company. As of September 30, 2002, all 250,000 options had been issued, with a final option grant of 25,000 being granted to a supplier for work completed through September 2001. This last option to purchase common shares of the Company was issued at an exercise price of $1.50 per share and exercisable for five years from the date of issue.

          Under the requirements of SFAS 123, the Company recorded a stock based compensation charge to sales expense in connection with the Suppliers' Plan of $32,737 in the year ended September 30, 2001.

          (ii) Directors'/Officers' and Employees' Stock Option Plans ("Employee Plans"):

          On November 24, 1998, the Company established Employee Plans whereby certain employees, officers and directors were granted options to purchase up to an aggregate of 600,000 common shares of the Company. On February 5, 2000, the Company approved the 2000 Incentive Stock Option Plan ("2000 Option Plan"). Under the 2000 Option Plan, the Company was authorized to grant certain employees, consultants, officers and directors of the Company and its affiliates options to purchase up to 4,000,000 common shares of the Company at $5.00 per share. The options have vesting periods ranging from immediate to three years after the grant date. Of the options originally authorized as part of the November 24, 1998 Employee Plans, 90,276 were redesignated to be included in the 2000 Option Plan.

          On April 11, 2001, the Board of Directors approved the 2001 Stock Option Plan ("2001 Option Plan") to replace the 2000 Option Plan. The 2001 Option Plan is in all respects identical to the 2000 Option Plan, which had not been approved by a vote of the stockholders within one year of its adoption by the Board and therefore became ineffective. The 2001 Option Plan was approved by a vote of the stockholders at the Annual General Meeting on May 10, 2001. In October 2000, the Board of Directors of the Company approved the re-pricing, at $2.00 per share, of the exercise price of all options previously granted at $5.00 per share under the 2000 Option Plan. On March 9, 2001, the Board of Directors approved the re-pricing, at $0.60 per share, of these same options. On April 11, 2001, the Board of Directors of the Company approved the re-pricing, at $0.60 per share, of all options previously granted to directors at $2.50 per share under the 2000 Option Plan. As a result, the Company adopted variable-plan accounting and therefore increases in the share price are recorded as compensation expense in the period the increase occurs. There was no impact on the results of operations for the years ended September 30, 2002 and 2001. Due to the decline in the market price of the Company's common stock, there were no charges to operations in connection with the 2001 Option Plan in the years ended September 30, 2002 and 2001. Changes in the market price of the Company's stock in future periods may impact future operating results.

          On May 9, 2002, the Board of Directors of the Company granted a total of 230,000 options pursuant to the 2001 Option Plan to employees. These options have a five-year term and an exercise price of $0.60 per share.

          On September 12, 2002, the Board of Directors of the Company granted each independent Board member additional options as compensation for sitting on the Board for the current and upcoming year. Douglas Hooper, J.E. "Ted" Boyle and Robert Dyck each received 50,000 fully vested options at an exercise price of $0.60 per share, exercisable for five years.

          The Company accounts for its stock-based employee compensation plans under the intrinsic value method per APB 25 whereby compensation cost is recorded for the excess, if any, of the quoted market price of the common shares over the exercise price at the date of grant for all employee stock options issued. For the years ended September 30, 2002 and 2001, there was no excess and, accordingly, no compensation cost was required to be recorded in connection with options issued to directors, officers and employees.

          Since the Company has elected to continue to use the provisions of APB 25 in accounting for stock options granted to employees, it is required by SFAS 123 to present additional pro forma information showing effects on its historical results of operations of the use of a method that estimates the fair value method of the options at the grant date and then amortizes the fair value to expense over the options' vesting period. Using the Black-Scholes method, which is a fair value method for stock-based compensation described in SFAS 123, and the assumptions set forth in Note 4(d), additional compensation costs of $1,653,309 and $5,585,840 would have been recorded for the years ended September 30, 2002 and 2001, respectively. The pro forma net loss and loss per common share for the years ended September 30, 2002 and 2001, had the Company utilized the fair value method described in SFAS 123, are set forth below:

	Year ended September 30,
	2002	2001
Pro forma net loss	$(4,641,344)	$(8,012,295)
Pro forma loss per common share	$(0.25)	$(0.46)

          The unamortized fair value of all remaining outstanding employee stock options as of September 30, 2002 is $564,939 and will be charged to pro forma net earnings in future years according to the vesting terms of the options.

          (iii) Issuance of Options to Consultants:

          On May 9, 2002, the Company granted options to purchase a total of 50,000 shares of common stock under the 2001 Option Plan to a consultant in exchange for services. The options are exercisable at $0.60 per share, vested immediately and are exercisable for a period of five years. The fair value of the options, as calculated using a Black-Scholes option pricing model in accordance with SFAS 123 (see Note 4(d)) was $20,000, which was charged to general and administrative expenses in the year ended September 30, 2002.

          (iv) Stock Option Activity:

          The Company's Employee Plans were initially authorized to issue a total of 4,000,000 shares and the Company's Supplier Plan is authorized to issue a total of 250,000 shares. Through September 30, 2002, 125,000 shares have been exercised in the Employee Plans and no shares have been exercised in the Supplier Plan. The following table (based on 4,125,000 available options during the years ended September 30, 2002 and 2001) summarizes all of the Company's stock option activity during the years ended September 30, 2002 and 2001:

	Options Available For Issuance	Number of Options Outstanding	Weighted Avg. Exercise Price Per Share
Outstanding at Sept. 30, 2000	526,640	3,598,360	$4.29
Granted (weighted average fair value of $0.48 per share)	(1,141,500)	1,141,500	$0.62
Expired	1,451,264	(1,451,264)	$1.48
Outstanding at Sept. 30, 2001	836,404	3,288,596	$0.75
Granted (weighted average fair value of $0.40 per share)	(430,000)	430,000	$0.60
Expired	895,846	(895,846)	$0.60
Outstanding at Sept. 30, 2002	1,302,250	2,822,750	$0.68

          As at September 30, 2002, the following stock options were outstanding:

Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (years)	Number Exercisable
$0.60	2,572,750	2.76	2,056,833
1.50	223,885	1.35	223,885
1.75	12,375	2.42	12,375
2.00	13,740	2.42	13,740

	2,822,750		2,306,833

          The 515,917 unvested options outstanding at September 30, 2002 vest over a three-year period.

  (c) Warrants

          (i) Details of warrants outstanding as of September 30, 2002 are as follows:

	Number of Warrants	Weighted- Average Exercise Price	Fair Value	Expiration Date
Issued:
M.H. Holdings (see 1, below)	165,000	$0.75	$44,500.00	11/25/02
Small Caps Online (see 2, below)	100,000	0.31	25,739.00	11/1/04
Jeffrey Davis (see 2, below)	50,000	0.31	12,869.00	11/1/04
Daniel Fitzgerald (see 3, below)	225,000	0.43	65,250.00	1/18/04
William Begley (see 3, below)	225,000	0.43	65,250.00	1/18/04
Roselink Investors (see 4, below)	300,000	0.43	111,000.00	1/24/04
Trinity Pacific Investments, Ltd. (see 5, below)	3,000,000	0.43	1,110,000.00	1/24/04
Haywood Securities Inc. (see 5, below)	150,000	0.43	55,500.00	1/24/04
Protea Ventures, Ltd. (see 6, below)	25,000	0.43	14,250.00	3/6/04
Vancadia Capital Corp. (see 6, below)	25,000	0.43	14,250.00	3/6/04
Aspen International Ltd. (see 6, below)	50,000	0.43	28,500.00	3/6/04
Jon Gruber (see 6, below)	50,000	0.43	28,500.00	3/6/04
Protea Ventures, Ltd. (see 7, below)	25,000	0.43	7,250.00	6/24/04
William Begley (see 7, below)	50,000	0.43	14,500.00	6/24/04
The Kourt Trust (see 7, below)	12,500	0.43	3,625.00	6/24/04
Protea Ventures, Ltd. (see 8, below)	12,500	0.43	2,625.00	8/28/04
Domino International, Ltd. (see 8 below)	25,000	0.43	5,250.00	8/28/04
Jon Gruber (see 8, below)	50,000	0.43	10,500.00	8/28/04
Lloyd Berhoff (see 8 below)	37,500	0.43	7,857.00	8/28/04

Outstanding at Sept. 30, 2002	4,577,500	$0.43	$1,627,215.00

          (ii) Warrants Issued in Connection with Services and Financing Activities:

          (1)   On November 16, 1999, the Company issued 165,000 warrants to M.H. Holdings for assistance with the production of marketing materials. These warrants were to expire on November 25, 2001. Because MH Holdings was still providing the Company marketing production assistance, the expiration of the warrants was extended for an additional year through November 25, 2002. The Company recorded a charge to operations of $44,500 in connection with the extension based on the fair value of the options, as calculated using a Black-Scholes option pricing model, in accordance with SFAS 123 (see Note 4(d)).

          (2)   On November 1, 2001, the Company issued 100,000 warrants to SmallCaps Online Group, LLC, an online financial group, and 50,000 warrants to its President, Jeffrey Davis, in exchange for best efforts financing services. The Company recorded a charge to operations of $38,608 in connection with the issuance of the warrants based on the fair value of the options, as calculated using a Black-Scholes option pricing model, in accordance with SFAS 123 (see Note 4(d)).

          (3)   On January 18, 2002, the Company issued 225,000 warrants each to Daniel Fitzgerald and William Begley at an exercise price of $0.43 per share for a two-year exercise period as part of the consideration for $150,000 in funds raised through the issuance of Promissory Notes (see Note 3).

          (4)   On January 24, 2002, the Company issued 300,000 warrants to Roselink at an exercise price of $0.43 per share for a two-year exercise period as part of the consideration for $100,000 in funds raised through the issuance of Promissory Notes (see Note 3).

          (5)   On January 24, 2002, the Company issued 3,000,000 warrants to Trinity at an exercise price of $0.43 per share for a two-year exercise period as part of the consideration for $1,000,000 in funds raised through the issuance of Promissory Notes (see Note 3). As part of the financing fee to attract Trinity's participation, the Company issued 150,000 shares of common stock at $0.33 per share and 150,000 warrants at an exercise price of $0.43 per share for a two-year exercise period to Haywood Securities Inc.

          (6)   On March 6, 2002, the Company issued 25,000 warrants each to Protea Ventures, Ltd. and Vancadia Capital Corp. and 50,000 warrants each to Aspen International, Ltd. and Jon Gruber, all at an exercise price of $0.43 per share for a two-year exercise period as part of the consideration for $300,000 in funds raised through the issuance of Promissory Notes (see Note 3).

          (7)   On June 24, 2002, the Company issued 25,000 warrants to Protea Ventures, Ltd., 50,000 warrants to William Begley and 12,500 warrants to the Warren K. and Patricia A. Kourt Trust, all at an exercise price of $0.43 per share for a two-year exercise period as part of the consideration for $175,000 in funds raised through the issuance of Promissory Notes (see Note 3).

          (8)   On August 28, 2002, the Company issued 12,500 warrants to Protea Ventures, Ltd., 25,000 warrants to Domino International, Ltd., 50,000 warrants to Jon Gruber and 37,500 warrants to Lloyd Berhoff, all at an exercise price of $0.43 per share for a two-year exercise period as part of the consideration for $250,000 in funds raised through the issuance of Promissory Notes (see Note 3).

  (d) Assumptions Used in Determining Fair Value of Stock Options and Warrants

        The fair value of the warrants issued in connection with the issuances of notes payable (see Note 3), the fair value of the options issued to employees used in connection with the computation of pro forma net loss and loss per common share (see Note 4(b)(ii)) and the fair value of the options and warrants issued to non-employees in exchange for consulting, marketing and financial services (see

Note 4(b)(iii) and 4(c)(ii) were estimated using a Black-Scholes option-pricing model with the following weighted-average assumptions used for 2002 and 2001:

	2002	2001
Expected volatility	127%	160%
Risk-free interest rate	4.75%	4.7%
Expected years of option life	1 to 5	1 to 5
Expected dividends	0%	0%

  (e) Stock Purchase Plan

        On October 23, 2001, the Company established, and the Board of Director's approved, the 2001 Employee Stock Purchase Plan ("Purchase Plan") whereby certain employees (i) whose customary employment is greater than 20 hours per week, (ii) are employed for at least six consecutive months, and (iii) do not own five percent or more of any class of Company stock can participate in the Purchase Plan and invest from one percent to fifty percent of their net pay, through payroll deduction, in Company common stock. In addition, participating employees can invest from one percent to one hundred percent of any Company bonus in Company common stock. Employees are limited to a maximum investment per calendar year of $25,000.

        There are a maximum number of shares of Company common stock reserved under the Purchase Plan of 2,000,000 shares. The Purchase Plan shall terminate in five years or (i) upon the maximum number of shares being issued, or (ii) sooner terminated per the discretion of the administrator. The purchase price per share under the Purchase Plan is equal to 85% of the fair market value of a share of Company common stock at the beginning of the purchase period or on the exercise date (the last day in a purchase period) whichever is lower.

        During the year ended September 30, 2002, the Company issued 473,459 shares to employees under the Purchase Plan. The aggregate purchase price for those shares of $119,413 was paid by the employees through the offset of the amount they owed for the shares against an equivalent amount the Company owed them for accrued salaries or severance. As of September 30, 2002, the Company had reserved 46,855 shares under the Purchase Plan that were issued to employees at $0.18 per share on October 1, 2002 (see Note 15). Funds derived from the employee purchase of Company common stock under the Purchase Plan can be used for general corporate purposes.

  (f) Reserved Common Shares

        The Company has reserved 169,533 shares for issuance upon the request of an executive officer to be issued for the payment of $50,250 through the offset of that amount against accrued salary.

5.     COMMITMENTS AND CONTINGENCIES

  (a) Litigation

        The Company has been named as a defendant in a lawsuit by Whistler Cable Television Ltd. claiming damages for conversion, the return of personal property, an injunction and costs. The Company has filed a defense disputing that the plaintiff has any legal right to bring the action, and alleging that in any event the amount of damages suffered, if any, is minimal. As of September 30, 2002, this case was still in the pre-discovery phase. Given the preliminary stage of the proceedings, it was not possible for management to estimate or determine whether there will be any loss to the Company. The amount, if any, of such loss will be recorded in the period in which it becomes determinable.

  (b) Contracts

        The Company has previously entered into a management agreement with a senior executive that provides for annual compensation, excluding bonuses, of $180,000. The Company can terminate this agreement at any time upon reasonable notice and the payment of an amount equal to 24 months of salary. In the event of a change in control of the Company, either party may, during a period of 12 months from the change of control, terminate the agreement upon reasonable notice and the payment by the Company of an amount equal to 36 months of salary.

  (c) Disputed Accounts Payable

        As of September 30, 2002, the Company was in a dispute with WorldCom over charges of $58,367 based on their pricing of two T-1 lines for Internet service. It is the Company's position that the pricing should be consistent with written quotes received by the Company from WorldCom. WorldCom has been charging a substantially more significant price. WorldCom has been unresponsive to requests for a pricing review. The Company was also negotiating a dispute with AM Broadband over charges of $28,748 based on certain invoices they have submitted for subcontractor work. Management believes that the Company has made appropriate accruals as of September 30, 2002 and the amount, if any, of charges to be recorded in subsequent periods in connection with these disputes will not be material.

  (d) Operating Leases

        The following is a schedule by years of future minimum rental payments required under operating leases as of September 30, 2002 that had initial non-cancelable lease terms in excess of one year:

Amount
2003	$97,762
2004	81,468
2005 and thereafter	—

$179,230

        Rent expense under all operating leases amounted to $127,873 and $195,714, respectively, for the years ended September 2002 and 2001.

6.     STRATEGIC ALLIANCES

  (a) DIRECTV

        In May 2000, the Company entered into a long-term System Operator Agreement with DirecTV, Inc. ("DIRECTV"), a California company. The Company's contract with DIRECTV gives the Company a share of monthly net subscriber receipts, depending upon the number of active subscribers, from the sale of DIRECTV programming services, plus a subsidy for each net subscriber addition. The Company incurs only the costs associated with the implementation of its services and will not share any of DIRECTV's programming or broadcasting costs.

  (b) Cisco Systems

        In July 2001, the Company entered into a Master Lease Agreement to Purchase Equipment with Cisco Systems, Inc. ("Cisco"). Under this agreement, the Company will receive preferred pricing and discounts for equipment purchased to support the Company's high-speed Internet services. As part of this agreement, Cisco Systems Capital Corp. has extended lease financing to the Company for the purchase of Internet related equipment with monthly repayment terms over three years from the date that the goods were accepted. The total credit available under the agreement is $500,000, 30% of which can be installation costs capitalized under the lease. As of September 30, 2002, the Company had a total obligation under this agreement of $222,600, which was accounted for as a capital lease. Such purchases are non-cash transactions.

        Future minimum lease payments under capital lease obligations in each of the years subsequent to September 30, 2002 are as follows:

Year Ending September 30,	Amount
2002	$152,110
2003	$82,969
2004	$6,914
Total minimum lease payments	$241,993
Less amount representing interest	$19,343

Present value of net minimum lease payments	$222,650
Less current portion	$135,650

Long-term portion	$87,000

        The net book value of equipment under capital leases as of September 30, 2002 was $190,825 and is included in property and equipment.

7.     ACQUISITION OF DIGITAL SOLUTIONS, LLC

        On April 30, 2001, the Company acquired Digital Solutions, LLC ("Digital Solutions"), a New England based digital satellite television service provider, for $1,750,000 in cash and 500,000 shares of common stock of the Company with a fair value of $235,000. The acquisition was accounted for under the purchase method and the assets, liabilities, revenues and expenses related to Digital Solutions were consolidated with the accounts of the Company effective April 30, 2001.

        Acquisition costs were allocated to the fair value of the net assets assumed as set forth below:

Cash	$30,833
Other current assets	52,605
Investment in Joint Venture	103,011
Property and equipment	233,604
Intangible assets	1,675,380
Less: current liabilities	(110,433)

Acquisition cost	$1,985,000

        The acquisition costs exceeded the fair value of the net assets assumed by $1,675,000. Such excess was attributable to building access agreements and customer lists and, accordingly, included in intangible assets. Intangible assets acquired are being amortized over five years.

        The following table presents the unaudited pro forma results of operations for informational purposes, assuming that the Company had acquired Digital Solutions at the beginning of the year ended September 30, 2001:

Total revenue	$1,315,334
Net loss	(2,645,709)
Net loss per common share	$(0.15)

        The pro forma results of operations give effect to certain adjustments including amortization of purchased intangibles. This information may not necessarily be indicative of the future combined results of operations of the Company.

8.     ACQUISITION OF SUBSCRIBERS AND EQUIPMENT

        In February 2002, the Company executed an agreement with Verizon Media Ventures and Verizon Entertainment Services ("Verizon") to purchase certain assets of its digital satellite video division. A majority of the funds raised through the series of privately offered convertible promissory notes in January 2002 were for the purchase, integration, maintenance and growth of the portfolio of subscribers and properties being acquired by the Company from Verizon (see Note 3). The assets acquired consisted of digital satellite video subscribers and the equipment and systems to service these subscribers in MDU properties located mainly in the Northeast U.S. The total acquisition price of $763,210 was attributable to building access agreements and customer lists and, accordingly, included in intangible assets. Intangible assets acquired are being amortized over four years.

9.     INVESTMENT IN AND TRANSACTIONS WITH AVALONBAY JOINT VENTURE

        As part of the acquisition of Digital Solutions, the Company assumed all obligations and benefits of Digital Solutions' interest in a joint venture agreement with AvalonBay Cable I, Inc. ("Joint Venture"), an affiliate of AvalonBay Communities, Inc. ("AvalonBay"), for the purpose of managing, owning and otherwise operating systems and equipment to provide digital satellite television services to certain of AvalonBay's residential communities. The investment in the Joint Venture is accounted for pursuant to the equity method and, accordingly, the Company's proportionate interest in the net earnings of the Joint Venture has been reflected separately in the Company's consolidated statements of operations for the years ended September 30, 2002 and 2001. As at September 30, 2001, the investment in the Joint Venture of $199,221 was comprised of the fair value of acquired assets of $103,011, plus additional contributions of $88,249 less distributions of $12,509, plus the Company's 50% share of the Joint Venture's cumulative net income from the date of acquisition of Digital Solutions, which amounted to $20,470. During the year ended September 30, 2002, the Company made additional contributions of $207,622, received distributions of $127,387 and recorded $32,010 as its 50% share of the Joint Venture's net income, and, as a result, its investment in the Joint Venture had increased to $311,466 at September 30, 2002.

        The assets, liabilities and operating results of the Joint Venture as of and for the years ended September 30, 2002 and 2001 are summarized below:

	September 30, 2002	September 30, 2001
Current assets	$301,239	$71,761
Total assets	1,103,753	429,121
Current liabilities	480,775	2,021
Deferred revenue	127,596	30,681
Venturers' equity	622,978	396,419
	Year ended September 30, 2002	From acquisition on April 30, 2001 to September 30, 2001
Revenues	$496,697	$236,029
Expenses	432,675	191,216

Net earnings	$64,022	44,813

        The Company's revenue for the year ended September 30, 2002 includes $280,818 from sales of receivers to the Joint Venture and charges primarily for installation and management fees. The Company's revenue for the year ended September 30, 2001 derived from transactions with the Joint Venture were not material. The Company also receives certain payments from DIRECTV on behalf of the Joint Venture. The Company did not have any material net receivables from or payables to the Joint Venture at September 30, 2002 and 2001.

10.   PROPERTY AND EQUIPMENT

        The components of property and equipment are set forth below:

	September 30,
	2002	2001
Telecommunications equipment, installed	$3,587,397	$1,517,207
Computer equipment	341,732	328,265
Furniture and fixtures	105,640	94,940
Vehicles	24,954	49,954

	4,059,723	1,990,366
Less: Accumulated amortization	(739,348)	(263,656)

	$3,320,375	$1,726,710

        Depreciation expense amounted to $487,391 and $412,332 for the years ended September 30, 2002 and 2001, respectively.

11.   INTANGIBLE ASSETS

        The components of intangible assets are set forth below:

	September 30,
	2002	2001
Building access agreements and subscriber lists	$2,011,627	$1,675,380
Less: Accumulated amortization	(506,398)	(136,862)

	$1,505,229	$1,538,518

        Amortization expense amounted to $369,536 and $136,862 for the years ended September 30, 2002 and 2001, respectively.

12.   INCOME TAXES

        The Company had pre-tax losses but did not record any credits for Federal or other income taxes for the years ended September 30, 2002 and 2001. The Company did not record Federal income tax benefits at the statutory rate of 34% and state income tax credits because (a) it has incurred losses in each period since its inception and cannot carry back any of its losses against previously recorded income tax expense and (b) although such losses, among other things, have generated future potential income tax benefits, there is significant uncertainty as to whether the Company will be able to generate income in the future to enable it to realize any of those benefits and, accordingly, it has had to take valuation reserves against those potential benefits as shown below.

        As of September 30, 2002 and 2001, the Company had net deferred tax assets, which generate potential future income tax benefits that consisted of the effects of temporary differences attributable to the following:

	2002	2001
Deferred tax assets:
Benefits from net operating loss carryforwards:
United States	$2,802,000	$719,000
Canada	3,135,000	3,135,000
Depreciation of property and equipment		32,000
Amortization of intangible assets	135,000
Other	40,000

Total	6,112,000	3,886,000
Deferred tax liabilities—depreciation of property and equipment	(281,000)

Net deferred tax assets	5,831,000	3,886,000
Less valuation allowance	(5,831,000)	(3,886,000)

Total	$—	$—

        At September 30, 2002 and 2001, the Company had net operating loss carry forwards of approximately $7,005,000 and $2,591,000, respectively, available to reduce future Federal taxable income and net operating loss carryforwards of approximately $689,000 and $6,548,000, respectively, available to reduce future Canadian taxable income. As of September 30, 2002, the Federal tax carry forwards will expire from 2003 through 2022 and the Canadian tax carryforwards will expire from 2005 through 2009. However, the Company terminated substantially all of its Canadian operations in the year ended September 30, 2001 (see Note 13).

        The deferred tax valuation allowance increased by $1,945,000 and $810,000 in the years ended September 30, 2002 and 2001, respectively.

13.   GAIN ON SALE OF CANADIAN SUBSCRIBERS

        On January 31, 2001, the Company completed an agreement with Star Choice Television Network, Inc. ("Star Choice") for the sale to Star Choice of certain Canadian satellite television subscribers and the telecommunications equipment required to service the related subscribers for $3,681,100. The equipment sold had an original cost of $3,348,300 and a net book value of $2,784,744 at January 31, 2001. Net intangible assets carried by the Company at $59,672 at January 31, 2001 was related to the sold subscribers and, accordingly, were written off. The transaction resulted in a gain of $836,984, which was reduced by cumulative foreign exchange losses relating to these assets.

        On April 27, 2001, the Company completed an agreement with Star Choice for the sale to Star Choice of certain Canadian satellite television subscribers and the telecommunications equipment required to service the related subscribers for $3,276,227. The equipment sold had an original cost of approximately $1,431,732 and a net book value of $1,236,500 at April 27, 2001. The transaction resulted in a gain of $2,039,727, which was reduced by cumulative foreign exchange losses relating to these assets.

        As a result of these sales, the Company ceased substantially all of its Canadian operations and it subsequently redeployed its assets and operations in the United States.

14.   SEGMENT AND RELATED INFORMATION

        The Company operates in one industry segment. The Company's operations are comprised of providing delivery of home entertainment and information technology to multi-unit dwellings. Revenues for the year ended September 30, 2001 of $570,377 and $547,230 related to the United States and Canada, respectively. As explained in Note 13, the Company ceased substantially all of its Canadian operations in the year ended September 30, 2001 and, accordingly, it had no significant Canadian revenues in the year ended September 30, 2002 and no significant Canadian assets as of September 30, 2002 and 2001.

15.   SUBSEQUENT EVENTS

        On October 1, 2002, the Company issued 46,855 shares of its common stock to employees that were purchased by employees through September 30, 2002 pursuant to the Purchase Plan (see Note 4(e)).

        On November 26, 2002, the Company renegotiated payment terms for Promissory Notes held by Lloyd Berhoff and William Begley (see Note 3). As part of the consideration for the renegotiated promissory notes, the Company issued 200,000 warrants to William Begley and 150,000 warrants to Lloyd Berhoff, all at an exercise price of $0.25 per share for a three-year exercise period.

        On January 18, 2002, the Company entered into two Convertible Promissory Note and Loan Agreements, one with Daniel Fitzgerald and the other with William Begley, each for $75,000 (see Note 3). The third quarterly payment was due on October 18, 2002. Conversion was requested and a total of 118,750 shares were each issued to Begley and Fitzgerald on November 14, 2002.

        On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Roselink for $100,000 (see Note 3). The third quarterly payment was due on October 24, 2002. Because the payment was not made, the amount due was automatically converted into a total of 42,995 common shares which were issued on November 14, 2002.

        On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Trinity for $1,000,000 (see Note 3). The monthly payments of principal and earned interest automatically convert into common stock at an exercise price of $0.33 per share. Automatic conversions took place on October 1, 2002, November 1, 2002 and December 1, 2002 with 262,721, 262,080 and 261,439 shares issued, respectively.

MDU COMMUNICATIONS INTERNATIONAL, INC.

Condensed Consolidated Balance Sheet

June 30, 2003 (Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$505,517
Accounts receivable trade, net of an allowance of $80,000	525,558
Prepaid expenses and deposits	103,859

TOTAL CURRENT ASSETS	1,134,934
Telecommunications equipment inventory	234,831
Property and equipment, net	3,260,063
Investment in joint venture	326,683
Intangible assets, net	1,249,811
Deferred finance costs, net	5,397

TOTAL ASSETS	$6,211,719

LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$762,580
Other accrued liabilities	145,880
Current portion of notes payable, net of debt discount of $110,887	625,032
Current portion of capital lease obligation	85,548

TOTAL CURRENT LIABILITIES	1,619,040
Deferred revenue	572,217
Notes payable	3,771
Capital lease obligation, net of current portion	27,335

TOTAL LIABILITIES	2,222,363

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, par value $0.001; 50,000,000 shares authorized, 26,322,755 shares issued and outstanding	26,323
Additional paid-in capital	20,616,401
Unearned compensation	(103,125)
Accumulated deficit	(16,550,243)

TOTAL STOCKHOLDERS' EQUITY	3,989,356

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,211,719

See accompanying notes to the condensed consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL, INC.

Condensed Consolidated Statements of Operations

Nine Months Ended June 30, 2003 and 2002

(Unaudited)

	Nine months ended June 30, 2003	Nine months ended June 30, 2002
REVENUE	$2,641,708	$2,144,382

OPERATING EXPENSES
Direct costs	627,797	892,566
Sales expenses	267,044	263,567
Customer service expenses	759,010	302,845
General and administrative expenses	982,990	1,612,590
Depreciation and amortization	781,641	567,188

TOTAL	3,418,482	3,638,756

OPERATING LOSS	(776,774)	(1,494,374)
Other income (expenses)
Gain (loss) on sale of property and equipment	165,950	(5,782)
Gain on settlement of accounts payable	147,297	—
Interest income	—	4,319
Interest expense, including noncash interest	(921,061)	(742,959)
Equity in earnings of joint venture	40,364	34,379

NET LOSS	$(1,344,224)	$(2,204,417)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.06)	$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	21,403,432	18,114,797

See accompanying notes to the condensed consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL, INC.

Condensed Consolidated Statement of Stockholders' Equity

Nine Months Ended June 30, 2003

(Unaudited)

	Common stock
			Additional Paid-in Capital	Unearned Compensation	Accumulated Deficit
	Shares	Amount				Total
Balance, October 1, 2002	19,539,136	$19,539	$18,506,290		$(15,206,019)	$3,319,810
Conversion of notes payable	2,702,753	2,703	889,206			891,909
Issuance of common stock for accrued compensation	640,866	641	132,777			133,418
Issuance of shares as partial settlement of accounts payable	140,000	140	26,460			26,600
Issuance of warrants in connection with notes payable			89,550			89,550
Issuance of stock options and warrants in exchange for services			134,750	$(134,750)		—
Amortization of unearned compensation				31,625		31,625
Issuance of common stock and warrants through private placement	3,300,000	3,300	660,637			663,937
Effect of variable accounting for stock options			176,730			176,730
Net loss					(1,344,224)	(1,344,224)

Balance, June 30, 2003	26,322,755	$26,323	$20,616,400	$(103,125)	$(16,550,243)	$3,989,355

See accompanying notes to the condensed consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL, INC.

Condensed Consolidated Statements of Cash Flows

Nine months ended June 30, 2003 and 2002

(Unaudited)

	For the nine months ended June 30, 2003	For the nine months ended June 30, 2002
OPERATING ACTIVITIES
Net loss	$(1,344,224)	$(2,204,417)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	41,334	28,000
Depreciation and amortization	781,641	567,188
Issuance of options and warrants in exchange for services	22,250	179,186
Effect of variable accounting for stock options	176,730
Charges to interest expense for amortization of deferred finance costs and debt discount	816,265	723,876
Equity in earnings of joint venture	(40,364)	(34,379)
(Gain) loss on sale of property and equipment	(165,950)	5,782
Gain on settlement of accounts payable	(147,297)	—
Changes in operating assets and liabilities:
Accounts receivable	188,164	(630,248)
Prepaid expenses and deposits	(3,489)	(43,195)
Accounts payable	507,062	359,229
Other accrued liabilities	(357,404)	123,493
Deferred revenue	(208,882)	403,978

Net cash provided by (used in) operating activities	265,836	(521,507)

INVESTING ACTIVITIES
Purchase of property and equipment	(520,347)	(1,172,013)
Purchase of customer lists		(263,668)
Proceeds from sale of property and equipment	252,150
Investments in joint venture	(32,517)	(177,113)
Distributions from joint venture	57,664	55,662

Net cash used in investing activities	(243,050)	(1,557,132)

FINANCING ACTIVITIES
Escrow deposits		(290,277)
Payment of notes payable	(420,716)	(75,000)
Proceeds from private placement	663,937
Proceeds from notes payable	250,000	1,725,000
Payments of finance costs		(37,833)
Payments of capital lease obligation	(109,767)	(28,703)

Net cash provided by financing activities	383,454	1,293,187

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	406,240	(785,452)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	99,277	785,452

CASH AND CASH EQUIVALENTS, END OF PERIOD	$505,517	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of notes payable and accrued interest into 2,702,753 shares of common stock	$622,631

Issuance of 640,866 shares of common stock for accrued compensation	$80,659

Issuance of 140,000 shares of common stock as partial settlement of accounts payable	$26,600

Partial conversion of accounts payable to note payable	$122,113

See accompanying notes to the condensed consolidated financial statements

MDU COMMUNICATIONS INTERNATIONAL, INC.

Notes To The Condensed Consolidated Financial Statements

(Unaudited)

1.     BASIS OF PRESENTATION AND CONTINUING OPERATIONS

        The accompanying unaudited condensed consolidated financial statements of MDU Communications International, Inc. and its subsidiaries (the "Company") have been prepared in conformity with accounting principles generally accepted in the United States of America ("United States GAAP") for interim financial information and, therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with United States GAAP have been condensed, or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the financial statements include all material adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the financial statements for the interim periods presented. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal years ended September 30, 2002 and 2001 (the "Audited Financial Statements") included elsewhere herein. The results of operations for any interim period are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year.

        Certain accounts in the condensed consolidated financial statements as of and for the periods ended June 30, 2002 have been reclassified to conform to the presentations as of and for the periods ended June 30, 2003.

        The Company provides delivery of digital satellite television programming and high-speed (broadband) Internet service to residents of multi-dwelling unit properties such as apartment buildings, condominiums, gated communities, hotels and universities.

        The financial statements have been prepared on the going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. During the nine months ended June 30, 2003, the Company recorded a net loss of $1,344,224. The Company also had net losses during the years ended September 30, 2002 and 2001. Although the Company had negative net cash flows from operating activities during the years ended September 30, 2002 and 2001, it had positive net cash flows from operating activities during the nine months ended June 30, 2003. At June 30, 2003, the Company had a working capital deficiency of approximately $484,000 and an accumulated deficit of approximately $16,550,000. Management believes that the Company will have sufficient resources to meet its obligations and continue as a going concern through at least June 30, 2004.

        However, management also believes that the Company's ability to complete contemplated plans for continued growth are dependent upon its ability to obtain additional financing for the additional working capital needs and capital improvements that will be needed. The Company has unused borrowing capacity as of June 30, 2003 for the purchase of equipment from Cisco Systems, Inc. in the amount of approximately $272,000 as explained in Note 6 to the Audited Financial Statements. In addition, during the nine months ended June 30, 2003 the Company completed a private placement from which it received net proceeds of approximately $664,000 through the sale of units of common stock and warrants (see Note 4 herein). The Company is currently pursuing opportunities to raise additional financing through private placements of both equity and debt securities. There is no assurance that the Company will be successful in these discussions. Should the Company be unable to obtain such additional financing, management believes, but cannot assure, that the Company would be able to maintain its existing operations, although it would therefore have to significantly scale back its plan's for growth.

2.     LOSS PER COMMON SHARE

        Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted per share amounts are presented to reflect the dilutive effects of the inclusion in the weighted average number of common shares outstanding for a period of the additional number of common shares arising from the assumed issuance of common stock upon the exercise of stock options or warrants and the conversion of convertible debentures. For the nine months ended June 30, 2003 and 2002, basic and diluted loss per common share are equivalent as the Company had net losses for these periods and the effect of the exercise of options or warrants and the conversion of convertible debentures would be anti-dilutive. As of June 30, 2003, the Company had securities that were convertible (or potentially convertible) into 12,384,454 shares of common stock (9,202,500 from warrants; 2,806,250 from options and 375,704 from convertible debentures).

3.     NOTES PAYABLE

        Notes payable under term loans and convertible promissory notes payable outstanding as of June 30, 2003 consisted of the following:

14% note under term loan due in installments through August 30, 2003(A)	$25,000
16% note under term loan due on August 28, 2003, net of unamortized debt discount of $7,200(B)	122,732
16% note under term loan due on August 28, 2003, net of unamortized debt discount of $6,334(C)	123,598
6.5% note under term loan due in installments through March 3, 2004(D)	14,783
11% note under term loan due in installments through February 15, 2004(E)	14,179
9% note under term loan due in installments through October 10, 2003(F)	9,286
12% note under term loan due in installments through May 15, 2004(G)	54,369
9% note under term loan due in installments through September 30, 2004(H)	22,626
20% notes under term loans due in installments through August 28, 2003 or at maturity on November 28, 2003, net of unamortized debt discount of $15,901(I)	102,849
20% notes under term loans due on September 24, 2003, net of unamortized debt discount of $11,400(J)	88,600
9% convertible notes due in installments through January 24, 2004, net of unamortized debt discount of $28,081(K)	9,419
3% convertible notes due in installments through July 1, 2003, net of unamortized debt discount of $41,971(L)	41,362

Total	628,803
Less current portion of notes payable, net of unamortized debt discount of $110,887	625,032

Long-term portion	$3,771

(A)
On December 30, 2002, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, Direct Focus, for $55,000 on an outstanding invoice of $95,000. As additional consideration, the Company issued 140,000 shares of common stock to Direct Focus. On May 28, 2003 terms for the payment of the remaining $25,000 balance of the Term Loan and Promissory

  Note were renegotiated to require three equal monthly payments of $8,333 beginning June 30, 2003. As of June 30, 2003, no payments of principal and interest had been made.

(B)
On February 28, 2003, the Company entered into a Term Loan and Promissory Note Agreement with David Lyall for $125,000. The note had an original term of 90 days with interest at a stated rate of 16%. On May 28, 2003, the Company renegotiated and extended the term to 180 days and as additional compensation, issued Mr. Lyall warrants to purchase 40,000 shares of common stock at $.33 per share through May 28, 2006. Such warrants had a fair value of $10,800 using a Black-Scholes option pricing model (see Note 4) which was initially recorded as a debt discount with an offsetting increase to additional paid-in capital. In addition, accrued interest through May 28, 2003 of $4,932 was added to the principal balance of the note.

(C)
On February 28, 2003, the Company entered into a Term Loan and Promissory Note Agreement with Steve Mazur for $125,000. The note had an original term of 90 days with interest at a stated rate of 16%. In connection therewith, warrants to purchase 25,000 shares of common stock at an exercise price of $.33 per share through February 28, 2006 were issued. Such warrants had a fair value of $5,500 using a Black-Scholes option pricing model (see Note 4) which was initially recorded as a debt discount with an offsetting increase to additional paid-in capital. On May 28, 2003, the Company renegotiated and extended the term to 180 days and as additional compensation, issued Mr. Mazur warrants to purchase 25,000 shares of common stock at $0.33 per share through May 28, 2006. Such warrants had a fair value of $6,750 using a Black-Scholes option pricing model (see Note 4) which was initially recorded as a debt discount with an offsetting increase to additional paid-in capital. In addition, accrued interest through May 28, 2003 of $4,932 was added to the principal balance of the note.

(D)
On February 24, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, North Supply Company, for $22,174. The note has a term of one year with twelve equal monthly payments of principal and earned interest at a stated rate of 6.5%. As of June 30, 2003, all payments of principal and interest had been made.

(E)
On February 20, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, TLA Associates, for $21,724. The note has a term of one year with twelve equal monthly payments of principal and earned interest at a stated rate of 11%. As of June 30, 2003, all payments of principal and interest had been made.

(F)
On January 10, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, Distinctive Communications, Inc., for $23,215. The note has a term of ten months with ten equal monthly payments of principal and earned interest at a stated rate of 9%. As of June 30, 2003, all payments of principal and interest had been made.

(G)
On May 15, 2003, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, PDI Communications, Inc., for $59,311. The note has a term of twelve months with twelve equal monthly payments of principal and earned interest at a stated rate of 12%. As of June 30, 2003, all payments of principal and interest had been made.

(H)
On September 30, 2002, the Company entered into a Term Loan and Promissory Note Agreement with a supplier, Blonder Tongue Laboratories, Inc., for $30,165. The note has a term of two years with eight equal quarterly payments of principal and earned interest at a stated rate of 9%. As of June 30, 2003, all payments of principal and interest had been made.

(I)
On August 28, 2002, the Company entered into a Term Loan and Promissory Note Agreement with an investment group consisting of Protea Ventures, Ltd., Domino International, Ltd., Jon Gruber and Lloyd Berhoff for $250,000. The notes have a term of one year with, originally, four equal quarterly payments of principal and earned interest at a stated rate of 20%. As further explained in Note 15 to the Audited Financial Statements, on November 26, 2002, Lloyd Berhoff,

  who holds a note in the principal amount of $75,000, agreed to defer all of the quarterly principal payments until November 28, 2003. As further consideration for the extension, the Company issued warrants to purchase 150,000 shares of common stock at an exercise price of $.25 per share through November 26, 2005 to Berhoff. Such warrants had a fair value of $28,500 calculated using a Black-Scholes option pricing model (see Note 4). Accordingly, the Company initially increased debt discount and additional paid-in capital by the fair value of the warrants. As of June 30, 2003, all payments of principal and interest had been made.

(J)
On June 24, 2002, the Company entered into a Term Loan and Promissory Note Agreement with an investment group consisting of Protea Ventures, Ltd., William Begley and the Warren K. and Patricia A. Kourt Trust for $175,000. The notes had a term of one year with, originally, four equal quarterly payments of principal and earned interest at a stated rate of 20%. As further explained in Note 15 to the Audited Financial Statements, on November 26, 2002, William Begley, who holds a note in the principal amount of $100,000, agreed to defer all principal payments until September 24, 2003. As further consideration for the extension, the Company issued warrants to purchase 200,000 shares of common stock at an exercise price of $.25 per share through November 26, 2005 to Begley. Such warrants had a fair value of $38,000 calculated using a Black-Scholes option pricing model (see Note 4). Accordingly, the Company initially increased debt discount and additional paid-in capital by the fair value of the warrants. As of June 30, 2003, the notes that were held by of Protea Ventures, Ltd. and the Warren K. and Patricia A. Kourt Trust had been paid in full.

(K)
On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Roselink Investors, LLC ("Roselink") for $100,000. The Promissory Note is for two years at a stated interest rate of 9%, with quarterly repayment of principal and earned interest. If the Company does not make the quarterly payment of principal and earned interest, it automatically converts to common stock at a conversion price of $.33 per share. Because payments were not made, they automatically converted. A total of 126,389 common shares were issued for this obligation during the nine months ended June 30, 2003.

(L)
On January 24, 2002, the Company entered into a Convertible Promissory Note and Loan Agreement with Trinity Pacific Investments, Ltd. ("Trinity") for $1,000,000. The Promissory Note is payable through July 1, 2003 at a stated interest rate of 3%, with monthly repayment of principal and earned interest. The monthly payments of principal and earned interest automatically convert into common stock at an exercise price of $.33 per share. A total of 2,341,420 common shares were issued for this obligation during the nine months ended June 30, 2003.

          In addition, on January 18, 2002 the Company entered into two Convertible Promissory Note and Loan Agreements, one with Daniel Fitzgerald and the other with William Begley, each for $75,000. The Promissory Notes, which matured on January 18, 2003 and bore interest at 9%, provided for quarterly repayment of principal and interest. In addition, each of Fitzgerald and Begley was able to request quarterly conversion of principal and interest at a conversion rate of $.33 per share. Conversion was requested and the Company issued 117,472 shares of common stock to each of Fitzgerald and Begley during the nine months ended June 30, 2003. As of June 30, 2003, the Company had no further obligation to either Fitzgerald or Begley under the terms of the Promissory Notes.

          Certain notes payable are secured by accounts receivable and certain property and equipment.

          The issuances of shares of common stock as payments of principal and interest on the notes were noncash transactions that are not reflected in the accompanying condensed consolidated statements of cash flows.

          For additional information related to notes payable, see Note 3 to the Audited Financial Statements.

4.     SHARE CAPITAL

  Preferred Shares:

        As of June 30, 2003, the Company was authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.001 per share. The preferred stock may be issued in one or more series with dividend rates, conversion rights, voting rights and other terms and preferences to be determined by the Company's Board of Directors, subject to certain limitations set forth in the Company's Articles of Incorporation. However, there were no shares of preferred stock outstanding as of June 30, 2003.

  2001 Stock Option Plan Activity:

        The following table summarizes all changes in options granted to employees and nonemployees under the 2001 Stock Option Plan during the nine months ended June 30, 2003:

	Options Available For Issuance	Number of of Options Outstanding	Weighted Average Exercise Price Per Share
Outstanding at October 1, 2002	1,302,250	2,822,750		$.68
Cancelled (A)	1,855,000	(1,855,000)	$	..60
Granted (A)	(1,855,000)	1,855,000	$	..33
Granted (weighted average fair value of $.143 per share)(B)	(175,000)	175,000		..60
Expired	191,500	(191,500)		..60

Outstanding at June 30, 2003	1,318,750	2,806,250		..33

(A)
On June 3, 2003, the Board of Directors approved the repricing of options to certain employees from the previous exercise price of $.60 per share to a new exercise price of $.33 per share. As of June 30, 2003, a total of 1,855,000 of the 2,556,000 shares subject to outstanding options under the 2001 Stock Option Plan had been repriced to $.33 per share. As a result of such repricing, the Company is subject to variable accounting for such option contracts and, accordingly, has recognized non-cash charges of $176,730 during the nine months ended June 30, 2003 based on the changes in the market value of the options subsequent to June 3, 2003.

(B)
During the nine months ended June 30, 2003, the Company granted options to purchase 25,000 shares of common stock exercisable at $.60 per share through January 17, 2005, 75,000 shares exercisable at $.60 per share through April 14, 2004 and 75,000 shares exercisable at $1.00 per share through April 14, 2004 to two consultants in exchange for their services. The fair value of such options of $22,250 was charged to consulting fees with an offsetting credit to additional paid-in capital.

(a)
Pro Forma Effects of Assuming Employee Stock Options Were Initially Recorded at Fair Value:

        As explained in Notes 2, 4(b) and 4(d) to the Audited Financial Statements, as permitted under Statement of Financial Accounting Standards ("SFAS") 123, "Accounting for Stock-Based Compensation,"("SFAS 123"), the Company continues to measure compensation cost related to stock options issued to employees using the intrinsic value method per Accounting Principles Board ("APB") Opinion 25, "Accounting For Stock Issued Employees" ("APB 25") whereby (i) a charge is recorded for the excess, if any, of the quoted market price of the Company's common shares over the exercise price at the date of grant for all fixed-price stock options issued to employees, which is amortized to compensation expense over the vesting periods of the related stock options and (ii) a charge or credit to compensation expense is recorded for the increase or decrease in the excess, if any, of the quoted market price of the Company's common shares over the exercise price at the end of each accounting period for all stock options issued to employees with variable terms which is amortized to compensation expense over the remaining vesting periods of the related stock options.

        Since the Company has elected to continue to use the provisions of APB 25 in accounting for stock options granted to employees, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("SFAS 148"), to present additional pro forma information showing effects on its historical results of operations of the use of a method that estimates the fair value of the options at the grant date and then amortizes the fair value to expense over the options' vesting period. The Company's pro forma net loss and loss per common share for the nine and three months ended June 30, 2003 and 2002 assuming the Company had determined the cost of options issued to employees based on their fair values as of the date of grant estimated using the Black-Scholes option pricing method, which is a fair value method for stock-based compensation described in SFAS 123, are set forth below:

	Nine Months Ended June 30,
	2003	2002
Net loss, as reported	$1,344,224	$2,204,417
Deduct stock-based employee compensation expense included in reported net loss	—	—
Add total stock-based employee compensation expense determined using a fair value based method for all awards	1,398,605	362,728

Pro forma net loss	$2,742,829	$2,567,145

Basic and diluted loss per share:
As reported	$(0.06)	$(0.12)

Pro forma	$(0.13)	$(0.14)

  (b)
  Assumptions Used in Determining Fair Value of Stock Options and Warrants

        The fair values of options during the nine months ended June 30, 2003 were determined using the Black-Scholes option pricing model and the following assumptions:

Term	2-3 years
Risk-free interest rate	4.65%
Volatility	127%
Dividend yield	0%

  Stock Purchase Plan:

        On October 23, 2001, the Company established, and the Board of Directors' approved, the 2001 Employee Stock Purchase Plan (the "Purchase Plan"). See Note 4(e) to the Audited Financial Statements. During the nine months ended June 30, 2003, the Company issued 379,025 common shares to employees who purchased common shares from the Purchase Plan to pay for accrued compensation of $66,553.

  Shares Issued in Lieu of Salary of Executive Officer:

        On January 29, 2003, the Company issued 169,533 shares to an executive officer to pay $50,250 of accrued salary (see Note 4(f) to the Audited Financial Statements).

  Shares Issued Pursuant to Severance Agreement:

        During the nine months ended June 30, 2003, the Company issued 92,308 shares of common stock to a former employee to pay accrued compensation of $16,615 pursuant to a severance agreement. The Company had no further obligation to the employee as of June 30, 2003.

  Shares Issued for Settlement of Accounts Payable:

        Pursuant to a settlement agreement with Direct Focus, a supplier, the Company issued 140,000 shares of common stock during the nine months ended June 30, 2003 with a fair value of $26,600 as partial settlement of an outstanding trade payable (see Note 3).

  Shares Issued Pursuant to Private Placement:

        On June 10, 2003, the Company began offering 11 units of common stock and warrants at $75,000 per unit to raise up to $825,000 through a Confidential Offering Memorandum with Casimir Capital L.P. as placement agent. Each unit consisted of 300,000 common shares and warrants to purchase 300,000 common shares at an exercise price of $.33 per share through June 2008. The Company closed the sale of all 11 units on June 30, 2003 and received proceeds of approximately $664,000, net of fees and expenses of approximately $161,000. The Company also issued 600,000 warrants to the placement agent for services in connection with the offering of the equity securities.

  Warrants Issued for Services:

        During the nine months ended June 30, 2003 the Company issued warrants to purchase 450,000 shares of common stock at an exercise price of $.33 per share through June 10, 2008 to two consultants in exchange for their services. Such warrants had an estimated fair value of $112,500 at the date of grant calculated using a Black-Scholes option pricing model. Accordingly, the Company initially increased unearned compensation and additional paid-in capital by the fair value of the warrants. The unearned compensation is being amortized over the service periods of the consulting agreements. During the nine months ended June 30, 2003, the Company recognized a consulting charge of $9,375 for amortization of the unearned compensation.

5.     COMMITMENTS AND CONTINGENCIES

  Litigation:

        The Company has been named as a defendant in a lawsuit by Whistler Cable Television Ltd. claiming damages for conversion, the return of personal property, an injunction and costs. The Company has filed a defense disputing that the plaintiff has any legal right to bring the action, and alleging that in any event the amount of damages suffered, if any, is minimal. As of June 30, 2003, this case was still in the pre-discovery phase. Given the preliminary stage of the proceedings, it was not possible for management to estimate or determine whether there will be any loss to the Company. The amount, if any, of such loss will be recorded in the period in which it becomes determinable.

  Contracts:

        The Company has previously entered into a management agreement with a senior executive that provides for annual compensation, excluding bonuses, of $180,000. The Company can terminate this agreement at any time upon reasonable notice and the payment of an amount equal to 24 months of salary. In the event of a change in control of the Company, either party may, during a period of 12 months from the date of the change of control, terminate the agreement upon reasonable notice and the payment by the Company of an amount equal to 36 months of salary.

  Disputed Accounts Payable:

        As of June 30, 2003, the Company was in a dispute with WorldCom over charges of $54,977 based on their pricing of two T-1 lines for Internet service. It is the Company's position that the pricing should be consistent with written quotes received by the Company from WorldCom. WorldCom has been charging a substantially higher price. Management believes that the Company has made appropriate accruals as of June 30, 2003 and the amount, if any, of charges to be recorded in subsequent periods in connection with this dispute will not be material.

6.     RELATED PARTY TRANSACTIONS

        As explained in Note 9 to the Audited Financial Statements, as of June 30, 2003 the Company owned a 50% interest in a joint venture, the Avalon Digital Joint Venture (the "Joint Venture"). The Company's revenue for the nine months ended June 30, 2003 and 2002 includes $272,359 and $131,726, respectively, from sales of receivers to the Joint Venture and charges primarily for installation and management fees. The Company also receives certain payments from DIRECTV (see Note 6 to the Audited Financial Statements) on behalf of the Joint Venture. At June 30, 2003, the Company had a net receivable from the Joint Venture of $16,644, which is included in accounts receivable.

7.     INCOME TAXES

        As of June 30, 2003, the Company had net operating loss carryforwards of approximately $15,079,000 ($6,979,000 related to Canadian operations and $8,100,000 related to United States operations) available to offset future taxable income. Due to uncertainties related to, among other things, the timing and amount of future taxable income and potential changes in control, the Company offset net deferred tax assets of $6,243,000 arising primarily from the benefits of net operating loss carryforwards by an equivalent valuation allowance as of June 30, 2003. The Company had also offset such benefits through valuation allowances in prior years (see Note 12 to the Audited Financial Statements). Accordingly, the Company did not recognize any credits for income taxes in the accompanying condensed consolidated statements of operations to offset its pre-tax losses.

8.     SUBSEQUENT EVENTS

        On July 1, 2003, the final monthly payment of principal and earned interest to Trinity was due and automatically converted into 256,954 shares of common stock at $.33 per share (see Note 3(L)). On July 8, 2003, the Company issued shares for this obligation and therefore the Convertible Promissory Note and Loan Agreements was paid in full.

        On July 23, 2003, the Company converted $100,000 in principal and $1,644 in interest on a note, originally dated June 24, 2002 and held by William Begley, into 254,110 shares of common stock at $.40 per share (see Note 3(J)). The common shares were reserved for issuance for this obligation. In addition, the Company issued Mr. Begley a five-year warrant to purchase 254,110 common shares at $.40 per share.

        On July 23, 2003, the Company converted $75,000 in principal and $2,301 in interest on a Promissory Note and Loan Agreement, originally dated August 28, 2002 and held by Lloyd Berhoff, into 193,253 shares of common stock at $.40 per share (see Note 3(I)). The common shares were reserved for issuance for this obligation. In addition, the Company issued Mr. Berhoff a five-year warrant to purchase 193,253 common shares at $.40 per share.

        The Company did not make the quarterly payment of principal and earned interest to Roselink that was due on July 24, 2003. Because the payment was not made, it automatically converted into 40,436 shares of common stock at $.33 per share (see Note 3(K)).

        On July 28, 2003, the Company purchased AvalonBay Cable I, Inc.'s fifty percent interest in the Avalon Digital Joint Venture for approximately $318,000. As of that date, the Avalon Digital Joint Venture provided services to approximately 2,084 subscribers in eleven properties.

        On July 30, 2003, the Avalon Digital Joint Venture sold 1,273 digital satellite television subscribers in five properties to CSC Holdings, Inc. for $1,200 per subscriber. The total purchase price, including a cost for some additional equipment, was $1,557,600. Approximately 25% of the purchase price will be held in escrow for eighty days to confirm the number of subscribers. After certain transactional deductions, including a negotiated recoupment to the Company of approximately $150,000 of the $318,000 purchase price, the net proceeds from the five property sale will flow fifty percent to MDU Communications (USA) Inc. with the other fifty percent being apportioned to each of the owner entities of the five properties involved in the CSC Holdings sale.

        On August 5, 2003, the Company issued 207,843 common shares to its Chief Executive Officer, Sheldon Nelson, in lieu of $36,000 in salary over the period April 1, 2003 through June 30, 2003.

9.     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

        In January 2003, the Financial Accounting Standards Board (the "FASB") issued SFAS 148 which amended the provisions of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting used for stock-based employee compensation and the pro forma effects on historical results of operations of the use of a fair value method, consistent with the provisions of SFAS 123, by companies electing to continue to use the intrinsic value method pursuant to APB 25. The Company continue to use the intrinsic value method and, accordingly it has made the disclosures required by SFAS 148 in Note 4 herein. SFAS 148 also amended SFAS No. 123 to provide alternative methods of transition for a voluntary change from the intrinsic value method to a fair value based method of accounting for stock-based employee compensation. The transition provisions for a change in the valuation method will be effective for financial statements for fiscal years ending after December 15, 2003. Management expects the Company to continue to apply the intrinsic value method.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). This statement requires that an issuer classify those financial instruments that are within its scope as a liability. Many of those instruments were classified as a equity under previous guidance. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003. The remainder is effective at the beginning of the first interim period beginning after June 15, 2003. Management is still evaluating the provisions of SFAS No. 150 but does not expect that its adoption will have a significant impact on the Company's consolidated financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

        The Company's Certificate of Incorporation includes provisions that limit the personal liability of the directors for monetary damages for breach of their fiduciary duty of directors. The Certificate of Incorporation provides that, to the fullest extent provided by the Delaware General Corporation Law ("DGCL"), the directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors. The DGCL does not permit a provision in a corporation's certificate of incorporation that would eliminate such liability (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (4) for any transaction from which a director derived an improper personal benefit.

        While these provisions provide the directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of our Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to the officers of the Company who are not directors.

        The Company's Bylaws provide that, to the fullest extent permitted by the DGCL, it shall indemnify the directors and officers, and may indemnify its employees and agents. Such indemnification may be made only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Bylaws further provide that the Company may indemnify a director, officer, employee or agent to the fullest extent permitted by the DGCL. At present, there is no pending litigation or proceeding involving any directors, officers, employees or agents in which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 25. Other Expenses Of Issuance And Distribution

        The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of the common stock being registered hereby. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$353.00
Printing expenses	$1,000.00
Legal fees and expenses	$30,000
Accounting fees and expenses	$20,000
Transfer Agent and Registrar fees	$700.00
Miscellaneous expenses	$-0-
Total	$52,043.00

Item 26. Recent Sales Of Unregistered Securities

        Sales of securities within the past three years without registration under the Securities Act of 1933 ("1933 Act") were as follows:

A.    Preferred Stock

        In January 2000, the Company issued 3,090,000 shares of Series A convertible preferred stock for $7,725,000 to 37 institutional and accredited investors. Haywood Securities Inc. acted as placement agent and received (a) 247,200 shares of Series A convertible preferred stock as payment of a $618,000 commission, (b) 300,000 shares of Series A convertible preferred stock as a $750,000 corporate finance fee, and (c) warrants to acquire 309,000 shares of common stock for a period of one year at a price of $2.50 per share. Each of these issuances were made without registration under Rule 506 of Regulation D ("Rule 506"). The common stock issuable upon conversion of the Series A convertible preferred stock and the shares underlying the warrants were registered with the Securities and Exchange Commission under a Form SB-2 which became effective on July 19, 2000. All of the preferred stock has been converted to common stock.

B.    Common Stock

        1.    February 2000.    The Company sold 125,000 shares of common stock for $0.80 per share under subscription agreements executed in December 1999 for gross proceeds of $100,000. The sales were made without registration under Regulation S. No commissions were paid in connection with these transactions. These shares of common stock were registered with the Securities and Exchange Commission under a Form SB-2 which became effective July 19, 2000.

        2.    February 2000 (Unit Offering).    The Company sold 699,999 units comprised of one share of common stock and a two-year warrant to purchase one share of common stock for $1.00 per share, for $0.75 per unit, for gross proceeds of $525,000, under subscription agreements executed in December 1999 and January 2000. These transactions were made without registration under Regulation S. No commissions were paid in connection with these transactions. These shares of common stock were registered with the Securities and Exchange Commission under a Form SB-2, which became effective July 19, 2000.

        3.    April 2001.    On April 28, 2001, we purchased Digital Solutions, LLC. As part of the purchase price, the members of Digital Solutions, LLC each received a certain number of common shares of the Company, totaling 500,000 shares. These shares were issued without registration under the Securities Act of 1933, as amended ("1933 Act").

        4.     Between October 1, 2001 and March 31, 2002, the Company issued 169,533 shares of common stock to Sheldon B. Nelson in lieu of salary. Mr. Nelson serves as President, Chief Executive Officer and Director of the Company. This issuance was made without registration under Section 4(2) of the 1933 Act.

        5.     The Company issued 150,000 shares to Haywood Securities, Inc. in lieu of a placement fee for financing. This issuance was made without registration under Section 4(2) of the 1933 Act.

        6.     On October 1, 2002 the Company issued 92,308 shares of its common stock to Dean Taylor as part of his severance package. Mr. Taylor had served as Vice President of Business Development of the Company. This issuance was made without registration under Section 4(2) of the 1933 Act.

        7.     On February 25, 2003 the Company issued 140,000 shares of its common stock to Direct Focus Marketing Comm., Inc. as part of a forgiveness of a past account payable to Direct Focus Marketing Comm., Inc. This issuance was made without registration under Section 4(2) of the 1933 Act.

        8.    June 2003 (Unit Offering).    In June 2003 the Company sold eleven units, each comprised of 300,000 shares of common stock and five-year warrants to purchase 300,000 shares of common stock for $.33 per share, for $75,000 per unit, for gross proceeds of $825,000 under subscription agreements executed in June 2003. A total of 3,330,000 shares were issued without registration to individuals and entities that the Company believed to be "accredited investors," as such term is defined in Regulation D, under Rule 506 of Regulation D. Casimer Capital, J.P., as the placement agent in connection with the offering was paid cash commissions equal to ten percent (10%) of the gross proceeds of the units sold in the offering and was issued warrants to purchase common stock of the Company equal to ten percent (10%) of the number of shares of common stock sold in the offering and issuable pursuant to the warrants contained in the units sold in the offering.

        9.     On August 5, 2003, the company issued 207,843 common shares to Sheldon Nelson, its Chief Executive Officer in lieu of salary for the period April 1, 2003 to June 30, 2003.

C.    Warrants

        1.    March 2000.    The Company issued a warrant for 750,000 shares of common stock exercisable at $2.50 per share for two years pursuant to a mutual release and agreement to Gibralt Capital Corporation. This issuance was made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with this warrant. These shares of common stock underlying this warrant were registered with the Securities and Exchange Commission under a Form SB-2 which became effective July 19, 2000. This warrant has expired.

        2.    January 2001.    On January 11, 2001 the Company issued a warrant for the purchase of 600,000 shares of common stock exercisable at $0.60 per share for one year pursuant to promissory note entered into with Lyall Family Trust. This issuance was made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with this warrant. This warrant has expired.

        3.    November 2001.    On November 1, 2001 the Company issued a warrant for the purchase of 150,000 shares of common stock exercisable at $0.31 per share for three years pursuant to an investor relations engagement with Small Caps Online Group, LLC. This issuance was made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with this warrant.

        4.    January 2002.    The Company issued two warrants for 225,000 shares each of common stock exercisable at $0.43 per share for two years to Daniel Fitzgerald and William Begley. The Company issued a warrant for 300,000 shares of common stock exercisable at $0.43 per share for two years to Roselink Investors, LLC. The Company issued a warrant to purchase 3,000,000 shares of common stock exercisable at $0.43 per share for two years to Trinity Pacific Investments Limited. The Company issued a warrant for 150,000 shares of common stock exercisable at $0.43 per share for two years to Haywood Securities, Inc. These issuances were made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with these warrants.

        5.    March 2002.    The Company issued two warrants for 25,000 shares each of common stock exercisable at $0.43 per share for two years to Protea Ventures, Ltd and Vancadia Capital Corp. The Company issued two warrants for 50,000 shares each of common stock exercisable at $0.43 per share for two years to Aspen International, Ltd. and Jon Gruber. These issuances were made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with these warrants.

        6.    June 2002.    The Company issued 87,500 warrants to purchase common stock, exercisable at $0.43 per share for two years as additional compensation to an investment group consisting of Protea Ventures, Ltd., William Begley and the Warren K. and Patricia A. Kourt Trust for entering into a $175,000Term Loan and Promissory Note Agreement with the Company. These issuances were made without registration under Section 4(2) of the 1933 Act.

        7.    August 2002.    The Company issued 125,000 warrants to purchase common stock, exercisable at $0.43 per share for two years as additional compensation to an investment group consisting of Protea Ventures, Ltd., Domino International, Ltd., Jon Gruber and Lloyd Berhoff for entering into a $250,000 Term Loan and Promissory Note Agreement with the Company. These issuances were made without registration under Section 4(2) of the 1933 Act.

        8.    November 2002.    The Company issued an aggregate of 350,000 warrants to purchase common shares exercisable at $0.25 per share for three years as consideration to William Begley and Lloyd Berhoff for their agreement to defer all quarterly principal payments due to them under promissory notes held by them until September 24, 2003 and November 28, 2003 respectively. These issuances were made without registration under Section 4(2) of the 1933 Act.

        9.    February 2003.    The Company issued an aggregate of 90,000 warrants to purchase common stock exercisable at $0.33 per share for three years to two individuals in connection with certain 90-day Term Loan and Promissory Note Agreements between the Company and these individuals. Steve Mazur received 25,000 of such warrants as additional compensation for entering into the agreement and an additional 25,000 of such warrants to induce him to extend the maturity date; David Lyall received 40,000 of such warrants to induce him to extend the maturity date of the note owed to him. These issuances were made without registration under Section 4(2) of the 1933 Act.

        10.    June 2003.    The Company issued an aggregate of 450,000 warrants to purchase common stock exercisable at $0.33 per share for five years to two service providers for past and future services to the Company. Steve Mazur received 200,000 five year warrants for consulting services and MH Holdings received 250,000 five year warrants for printing, marketing and public relation services. These issuances were made without registration under Section 4(2) of the 1933 Act.

        11.    June 2003.    The Company issued warrants to purchase 600,000 shares of common stock exercisable at $.33 per share for five years to Casimer Capital, L.P. as part of its compensation for acting as placement agent in the Company's June 2003 unit offering. As part of the June 2003 unit offering, 3,330,000 warrants to purchase shares of common stock exercisable at $.33 per share for five years were issued to investors. These issuance were made without registration under Section 4(2) of the 1933 Act. No commission was paid in connection with these warrants.

D.    Options

        1.    Supplier Plan.    In March and April 1999 we issued five-year options to purchase 73,885 shares of common stock at $1.50 per share to two key suppliers. In March 2000 we issued five-year options to purchase 26,115 shares of common stock at prices from $1.75 to $2.00 per share to a supplier pursuant to the 1998/99 Suppliers Option Plan earned to September 20, 1999. These options were made to non-U.S. persons without registration under Section 4(2) of the 1933 Act. These shares of common stock underlying these options were registered with the Securities and Exchange Commission under a Form SB-2 which became effective July 19, 2000.

        2.    2001 Plan.    In February 2000, we granted five-year options under our 2000 Incentive Stock Option Plan ("2000 Plan") as follows: (a) options to purchase 90,276 shares of common stock at $1.00 per share were granted to employees for services rendered up to September 30, 1999, and (b) options to purchase 2,785,084 shares of common stock at $5.00 per share were granted to directors, officers, employees and consultants. In May 2000, we granted five-year options under the 2000 Plan as follows: (a) options to purchase 150,000 shares of common stock at $2.50 per share were granted to external directors and (b) options to purchase 197,500 shares of common stock at $5.00 per shares were granted to officers and employees. In July 2000, we granted five-year options under the 2000 Plan to purchase 180,500 shares of common stock at $5.00 per share to certain officers and employees.

        In October of 2000, the Board of Directors accepted the recommendation of its compensation committee to re-price, at $2.00 per share, the exercise price of all options previously granted at $5.00 per share under the 2000 Plan. Grants of options to purchase 7,000 common shares were also issued to employees. On April 11, 2001, the Board of Directors approved the 2001 Stock Option Plan to replace the 2000 Incentive Stock Option Plan. The 2001 Stock Option Plan is in all respects identical to the 2000 Incentive Stock Option Plan, which had not been approved by a vote of the shareholders within one year of its adoption by the Board. The 2001 Option Plan was approved by a vote of the shareholders at the Annual General Meeting on May 10, 2001, and all currently outstanding options were re-granted under the new Plan.

        In March of 2001, the Board of Directors accepted the recommendation of its compensation committee to re-price, at $0.60 per share, the exercise price of all options previously granted at $2.00 per share under the 2001 Stock Option Plan. Grants of options to purchase 150,000, 33,333 and 255,360 common shares were made to three former employees on April 11, 2001 and May 10, 2001 respectively. At the Annual General Meeting in May of 2001, the shareholders of the Company approved the 2001 Stock Option Plan. On June 5, 2001 a consultant was granted 100,000 fully vested options to purchase common shares at $0.60 per share and exercisable for three years from the date of issue. In August 2001, the Board of Directors approved option grants from the 2001 Stock Option Plan in the amount of 1,009,500 to management and other employees.

        On June 1, 2003, the Company reduced the exercise price for certain of its outstanding options under the 2001 Stock Option Plan from $.60 to $.33 per share. As a result of the changes in the exercise prices, 1,855,000 of the options outstanding will be accounted for as the equivalent of variable stock options from the date of the modification to the date the options are exercised, forfeited or expire and, accordingly, the Company will be required to record charges or credits to its results of operations based on changes in the fair value of the options.

E.    Convertible Promissory Notes

        1.    January 2001.    In January 2001, one convertible promissory note in the principal amount of $150,000 was issued to one non-U.S. investor. The note, dated January 11, 2001, bore interest at 12% per annum and was repayable (or convertible at our option) up through December 31, 2001. On April 6, 2001 the note was paid in full with interest. No commissions were paid in connection with this issuance.

        2.    January 2002.    Four convertible promissory notes were issued in January 2002. Two convertible promissory notes each in the principal amount of $75,000, both due January 18, 2003, and both accruing interest at 9%, convertible into common stock at $0.33 per share were issued to Daniel Fitzgerald and William Begley, respectively. Fitzgerald and Begley were each issued a total of 240,057 shares pursuant to these notes. Another convertible promissory note in the principal amount of $100,000, due January 24, 2004, accruing interest at 9% and convertible into common stock at $0.33 per share was issued to Roselink Investors, LLC. As of August 8, 2003, a total of 255,367 shares have been issued pursuant to this note. The final convertible promissory note in the principal amount of $1,000,000, due July 1, 2003, accruing interest at 3% and convertible into common stock at $0.33 per share was issued to Trinity Pacific Investments, Ltd. As of August 8, 2003, These issuances were made without registration under Section 4(2) of the 1933 Act.

Item 27. Exhibits

        See "Index to Exhibits."

Item 28. Undertakings

        The undersigned registrant hereby undertakes:

        1.     To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statements to:

            (i)  include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  reflect in any prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement and

          (iii)  include any additional or changed material information on the plan of distribution.

        2.     That, for determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        3.     To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 24, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf in the City of Totowa, State of New Jersey, on the 27th day of August, 2003.

MDU COMMUNICATIONS INTERNATIONAL, INC.
By:	/s/ SHELDON B. NELSON Sheldon B. Nelson, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below authorizes Sheldon B. Nelson and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ SHELDON B. NELSON Sheldon B. Nelson	President, Chief Executive Officer, Chief Accounting Officer and Director	August 27, 2003
/s/ JOHN EDWARD BOYLE John Edward Boyle	Director	August 27, 2003
/s/ DOUGLAS G. HOOPER Douglas G. Hooper	Director	August 27, 2003

INDEX TO EXHIBITS

Exhibits
2.1	Acquisition Agreement dated November 2, 1998 between Alpha Beta Holdings, Ltd. and MDU Communications Inc.(1)
3.1	Certificate of Incorporation(1)
3.2
Certificate of Designations of the Preferences and Relative Participating and other Special Rights of the Series A Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof(5)
3.3	Bylaws(1)
3.4	Amendment to Bylaws(4)
4.1	Form of Convertible Promissory Note and Warrant to Purchase Common Stock, dated January 18, 2002 to Daniel Fitzgerald and William Begley(7)
4.2	Form of Convertible Promissory Note and Warrant to Purchase Common Stock, dated January 24, 2002 to Roselink Investors, LLC and Trinity Pacific Investments Limited(7)
4.3	Warrant to Purchase Common Stock, dated January 24, 2002 to Haywood Securities, Inc.(7)
4.4	Form of Warrant to Purchase Common Stock, dated March 6, 2002 to Aspen International, Ltd., John Gruber, Vancadia Capital Corporation and Protea Ventures, Ltd(7)
4.6	Form of Warrant to Purchase Common Stock, dated June 24, 2002, to Protea Ventures, Ltd., William Begley, and the Kourt Trust(9)
4.7	Form of Warrant to Purchase Common Stock, dated August 28, 2002, to Protea Ventures, Ltd., Domino International, Ltd., Jon Gruber and Lloyd Berhoff(9)
4.8	Form of Warrant to Purchase Common Stock, dated November 26, 2002, to William Begley(9)
4.9	Form of Warrant to Purchase Common Stock, dated November 26, 2002, to Lloyd Berhoff(9)
4.10	Form of Warrant to Purchase Common Stock, dated May 28, 2003, to David Lyall(9)
4.11	Form of Warrant to Purchase Common Stock, dated February 28, 2003, to Steve Mazur(9)
4.12	Form of Warrant to Purchase Common Stock, dated June 10, 2003 to Steve Mazur(9)
4.13	Form of Warrant to Purchase Common Stock, dated June 30, 2003, to various purchasers in the Company's June 2003 private placement of units(9)
4.14	Form of Subscription Agreement, dated June 30, 2003, with various purchasers in the Company's June 2003 private placement of units(9)
5.1	Legal Opinion of Shughart Thomson & Kilroy, P.C.(9)
10.1	System Operator Agreement dated August 27, 1998 between Star Choice Communications Inc. and MDU Communications Inc.(1)
10.2	Agreement dated December 31, 1998 between 4-12 Electronics Corporation and MDU Communications Inc.(1)
10.3	Suppliers' Stock Option Plan(5)
10.4	2000 Incentive Stock Option Plan (ISO & Non-ISO)(5)
10.5	Registration Rights Agreement, dated January 28, 2000, between the Company and Haywood Securities, Inc.(5)

10.6	Agency Letter, dated January 28, 2000, between the Company and Haywood Securities, Inc.(5)
10.7
Form of Replacement Convertible Promissory Note and Loan Agreement, dated October 29, 1999, issued by MDU Canada to National Day Corporation for US$250,000 and 327,500, and to David Lawrence for US$65,000 (each fully converted and cancelled in February and March 2000, respectively)(5)
10.8	Letter Agreement, dated October 13, 1999, and Mutual Release, dated January 5, 2000, between the Company and the Canaccord Corporation(5)
10.9
Letter Agreement, dated November 18, 1999, between MDU Canada and MBT Capital, and Assignment Agreement, dated January 14, 2000, between MDT Capital Merbanco Capital, Inc., 33678652 Canada, Inc. and Gibralt Capital Corporation(5)
10.10
Letter Agreement, dated February 16, 2000, Mutual Release dated March 1, 2000, and Letter Agreement regarding registration rights, dated March 15, 2000, between the Company, MDU Canada and Gibralt Capital Corporation(5)
10.11	Management Employment Agreement, dated February 1, 2000, between the Company and Sheldon Nelson(5)
10.12	Management Services Agreement, dated January 31, 2000, between the company and Corus Financial Corp.(5)
10.13	Management Employment Agreement, dated February 1, 2000, between the Company and Gary Monaghan(5)
10.14	Headquarters Facility Lease(5)
10.15	MDU System Operator Agreement dated May 2000, between DIRECTV, Inc. and MDU Communications (USA), Inc.(6)
10.16	VBN Application Service Provider Master Purchase Sales Agreement dated May 16, 2000 between 3Com Corporation and MDU Communications International, Inc.(6)
10.17	Mutual Release between MDU Communications International, Inc. and Britcom Communications Ltd. dated March 1, 2000(6)
10.18	MDU Communications International, Inc. Suppliers; Non-Qualified Stock Option authorized on March 13, 2000 granting Britcom Communications Ltd. an option to purchase 12,375 shares of common stock(6)
10.19	MDU Communications International, Inc. Suppliers' Non-Qualified Stock Option authorized on March 13, 2000 granting Britcom Communications Ltd. an option to purchase 13,740 shares of common stock(6)
10.20	Purchase Agreement between MDU Communications International, Inc. and Digital Solutions, LLC, attached as Exhibit 2.1 to the Company's current report on Form 8-K filed on May 15, 2001
10.21
Asset Purchase Agreement between MDU Communications Inc., a subsidiary of MDU Communications International, Inc. and Star Choice Television Network, Inc., a subsidiary of Star Choice Television Network, Inc., attached as Exhibit 2.1 to the Company's current report on Form 8-K filed on February 14, 2001
16.1	Letter of Deloitte & Touche LLP on change in certifying accountant, attached as Exhibit 16.1 to the Registrant's report on Form 8-K filed on February 11, 2002

21.1	Subsidiaries of the Company(7)
23.1	Consent of Deloitte & Touche LLP(9)
23.2	Consent of J.H. Cohn LLP(9)

(1)
Incorporated by reference from Form 10-SB filed on May 12, 1999

(2)
Incorporated by reference from Form 10-KSB filed on December 27, 1999

(3)
Incorporated by reference from Form 10-SB/A, Amendment No. 1 filed on November 17, 1999

(4)
Incorporated by reference from Form 10-SB/A, Amendment No. 3 filed on April 14, 2000

(5)
Incorporated by reference from Registration Statement on Form SB-2 filed on April 28, 2000

(6)
Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2 filed on June 30, 2000.

(7)
Incorporated by reference from the Registrant's Form SB-2 (Reg. No. 333-87572) as filed with the Securities and Exchange Commission on May 3, 2002.

(8)
Incorporated by reference from the Registrant's Pre-effective Amendment No. 1 to From SB-2 (Reg. No. 333-87572) as filed with the Securities and Exchange Commission on May 6, 2002.

(9)
Filed herewith

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK
"PENNY STOCK" RULES
DIVIDEND POLICY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
RESULTS OF OPERATIONS
LIQUIDITY AND CAPITAL RESOURCES
BUSINESS
MANAGEMENT
CERTAIN TRANSACTIONS
LEGAL PROCEEDINGS
PRINCIPAL STOCKHOLDERS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF CAPITAL STOCK
DELAWARE ANTI-TAKEOVER LAW
TRANSFER AGENT AND REGISTRAR
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Index to Financial Statements
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
Independent Auditors' Report
MDU COMMUNICATIONS INTERNATIONAL, INC. Consolidated Balance Sheets
MDU COMMUNICATIONS INTERNATIONAL, INC. Consolidated Statements of Operations
MDU COMMUNICATIONS INTERNATIONAL, INC. Consolidated Statements of Stockholders' Equity
MDU COMMUNICATIONS INTERNATIONAL, INC. Consolidated Condensed Statements of Cash Flows
MDU COMMUNICATIONS INTERNATIONAL, INC. Notes to Consolidated Financial Statements
MDU COMMUNICATIONS INTERNATIONAL, INC. Condensed Consolidated Balance Sheet June 30, 2003 (Unaudited)
MDU COMMUNICATIONS INTERNATIONAL, INC. Condensed Consolidated Statements of Operations Nine Months Ended June 30, 2003 and 2002 (Unaudited)
MDU COMMUNICATIONS INTERNATIONAL, INC. Condensed Consolidated Statement of Stockholders' Equity Nine Months Ended June 30, 2003 (Unaudited)
MDU COMMUNICATIONS INTERNATIONAL, INC. Condensed Consolidated Statements of Cash Flows Nine months ended June 30, 2003 and 2002 (Unaudited)
MDU COMMUNICATIONS INTERNATIONAL, INC. Notes To The Condensed Consolidated Financial Statements (Unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification Of Directors And Officers
  Item 25. Other Expenses Of Issuance And Distribution
  Item 26. Recent Sales Of Unregistered Securities
  Item 27. Exhibits
  Item 28. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS